UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.             )

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Resideo Technologies, Inc.

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April 24, 2020

Dear Resideo Shareholders:

In our first full year as a public company, Resideo faced considerable challenges and took significant actions to improve performance. Through it all, our talented employees have worked tirelessly to deliver trusted and reliable products and technology, and premier brands, to millions of customers around the world.

To meaningfully enhance our financial and operational performance, we are undergoing a business transformation to strengthen Resideo’s competitive position and enable the company to achieve long-term success and value-creation. We are making changes to reduce our operating costs, while simultaneously making critical investments to improve our new product introductions, value engineering and product management.

In recent months, we have:

•

Launched a multi-year, multi-phase operational and financial review and program to grow revenue and gross margin, optimize SG&A, and improve efficiency and working capital management. Through this effort we have identified specific SG&A cost saving and direct and indirect spend reduction opportunities.

•

Formed a special committee of the Board, the Strategic & Operational Committee, to oversee the comprehensive operational and financial review underway at Resideo and provide guidance during the leadership transitions underway.

•

Appointed Sach Sankpal, an experienced operational leader, as president of the Products & Solutions business to enhance our new product introduction process, accelerate our value engineering initiatives and augment our product management capabilities.

•

Strengthened the board of directors with the appointment of two new independent directors. Brian Kushner joined the board, bringing decades of experience leading corporate transformations, including more than a dozen assignments as a transformational CEO, and Cynthia Hostetler joined the board, adding significant investment, financial and risk management expertise.

•	Engaged a leading independent executive search firm to help identify the company’s next CEO and CFO.

We are writing this letter to you at a time when COVID-19 is rapidly spreading across our country. We have assembled a cross-functional team, which includes our executive officers, for continuously monitoring the impact of the COVID-19 outbreak on our business operations and implementing measures to manage liquidity and other risks. The Board is actively engaged in overseeing these risk management strategies and initiatives, working closely with management during this unprecedented situation to maintain information flow and timely review of issues arising from the pandemic.

We remain focused on Resideo’s transformation, and we believe our outlook for the future is promising. Resideo’s employees will continue to drive our success, and they are the foundation of our confidence in Resideo’s ability to deliver for our customers. We are excited to unlock the value inherent in Resideo, and we ask for your support.

Thank you for your investment in Resideo, and for the confidence you place in us as we work to ensure that Resideo achieves its full potential.

Sincerely,

Roger B. Fradin	Andrew C. Teich
Chairman of the Board	Lead Independent Director

901 E. 6th Street, Austin, TX 78702

2020 PROXY STATEMENT

Notice of 2020 Annual Meeting of Shareholders

DATE	TIME	PLACE
Monday, June 8, 2020	1:00 p.m. Eastern Daylight Time	Via the internet at www.virtualshareholdermeeting.com/ REZI2020

Our 2020 annual meeting will be a live virtual meeting. There will be no physical location for the annual meeting. You will be able to participate in the annual meeting, vote your shares electronically and submit your questions during the live virtual meeting by visiting www.virtualshareholdermeeting.com/REZI2020 and entering the 16-digit control number provided in your proxy materials. You may also submit questions in advance of the meeting by visiting www.proxyvote.com. For more information on accessing the virtual annual meeting, see Question 5 in the section entitled “Questions and Answers About the Annual Meeting and Voting” on page 71.

Agenda:

Election of Class II Directors

Advisory vote to approve executive compensation

Ratification of the appointment of independent registered public accounting firm

Approval of the Resideo Employee Stock Purchase Plan

Transact such other business as may properly come before the meeting

How to Vote: Your vote is important to us. Unless you vote live at the virtual annual meeting, the deadline for receiving your vote is 11:59 p.m. Eastern Daylight Time, on June 7, 2020.

VIA INTERNET	BY PHONE	BY MAIL	VIA VIRTUAL MEETING
Visit www.proxyvote.com to vote your shares via the internet. You will need the 16-digit control number provided in your proxy materials when you access the web page.

If your shares are held in the name of a bank, brokerage firm or similar organization, follow the telephone voting instructions, if any, provided on your voting instruction card. If your shares are registered in your name, call 1-800-690-6903. You will need the 16-digit control number provided in your proxy materials when you call.

Complete and sign the proxy card or voting instruction form and return it in the enclosed postage pre-paid envelope.

You may vote your shares live at the virtual annual meeting by visiting www.virtualshareholdermeeting.com/REZI2020. You will need to enter the 16-digit control number provided in your proxy materials to vote your shares at the virtual annual meeting.

This Notice of 2020 Annual Meeting of Shareholders and related proxy materials are being distributed or made available to shareholders beginning on April 24, 2020.

On behalf of Resideo’s Board of Directors,

JEANNINE LANE

EXECUTIVE VICE PRESIDENT,

GENERAL COUNSEL, CORPORATE SECRETARY AND CHIEF COMPLIANCE OFFICER

Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting of Shareholders to be held on Monday, June 8, 2020: our Proxy Statement and 2019 Annual Report are available free of charge on our Investor Relations website at investor.resideo.com.

2020 PROXY STATEMENT

2020 PROXY STATEMENT

Proxy Statement Summary

Below are highlights of certain information in this Proxy Statement. As it is only a summary, it may not contain all of the information that is important to you. For more complete information, please refer to the complete Proxy Statement and Resideo’s 2019 Annual Report before you vote. References to “Resideo,” the “Company,” “we,” “us” or “our” refer to Resideo Technologies, Inc.

2020 Annual Meeting of Shareholders

Date and Time:	June 8, 2020, 1:00 p.m. EDT

Place:	Via the internet at www.virtualshareholdermeeting.com/REZI2020

Record Date:	April 15, 2020

Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Admission:	To enter Resideo’s virtual annual meeting via www.virtualshareholdermeeting.com/REZI2020, you will need the 16-digit control number provided in your proxy materials.

How to Cast Your Vote

Your vote is important! Please cast your vote and play a part in the future of Resideo.

Shareholders of record on the Record Date can vote through any of the following ways:

INTERNET	PHONE	MAIL	VIRTUAL MEETING
Visit www.proxyvote.com	Call 1-800-690-6903 toll-free from the U.S. or Canada	Return the signed proxy card	Vote your shares live at the virtual annual meeting

2020 PROXY STATEMENT | 1

The deadline for voting via the internet or by telephone is 11:59 p.m. EDT on June 7, 2020. If you vote by mail, your proxy card must be received before the virtual annual meeting.

Beneficial owners who own shares through a bank, brokerage firm or similar organization can vote by returning the voting instruction form, or by following the instructions for voting via the internet or by telephone, as provided by the bank, brokerage firm or similar organization. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all of your shares.

If you are a shareholder of record or a beneficial owner, you may choose to vote at the virtual annual meeting. Even if you plan to attend our virtual annual meeting, please cast your vote as soon as possible. For more information on voting your shares, please see “Questions and Answers About the Annual Meeting and Voting” beginning on page 71.

About Resideo and the Spin-Off

Resideo is a leading global provider of critical comfort, residential thermal solutions and security solutions primarily in residential environments. We manage our business operations through two segments, Products & Solutions and ADI Global Distribution, which contributed 43.6% and 56.4%, respectively, of our net revenue for the year ended December 31, 2019. In addition, Products & Solutions sold $312 million to ADI Global Distribution for the year ended December 31, 2019. The Products & Solutions segment offerings consist of solutions in Comfort, Residential Thermal Solutions (“RTS”) and Security categories and include temperature and humidity control, thermal, water and air solutions as well as security panels, sensors, peripherals, wire and cable, communications devices, video cameras, awareness solutions, cloud infrastructure, installation and maintenance tools and related software. Our ADI Global Distribution business is the leading wholesale distributor of security and low-voltage electronic and security products which include intrusion and smart home, fire, video surveillance, access control, power, audio and video, Pro AV, networking, communications, wire and cable, enterprise connectivity and structured wiring.

We were incorporated in Delaware on April 24, 2018. We separated from Honeywell International Inc. (“Honeywell”) on October 29, 2018, becoming an independent publicly traded company as a result of a pro rata distribution of our common stock to shareholders of Honeywell (the “Spin-Off”).

Voting Matters and Board Recommendations

	VOTING MATTERS	BOARD RECOMMENDATIONS	PAGE REFERENCE (FOR MORE DETAIL)

Proposal 1.	Election of Class II Directors	FOR Each Nominee	5

Proposal 2.	Advisory Vote to Approve Executive Compensation	FOR	35

Proposal 3.	Ratification of the Appointment of Independent Registered Public Accounting Firm	FOR	64

Proposal 4.	Approval of the Resideo Employee Stock Purchase Plan	FOR	67

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Our Board of Directors

Name	Age	Independent	Board Committee Memberships	Other Public Company Board Service

Roger Fradin (Chairman)	66	No	Finance Innovation and Technology	Juniper Industrial Holdings, Inc. L3Harris Technologies, Inc. Vertiv Holdings Co

Michael Nefkens (President & CEO)	50	No	None	None

Paul Deninger	61	Yes	Audit Finance (Chair) Innovation and Technology	EverQuote Iron Mountain Inc.

Cynthia Hostetler	57	Yes	None	Vulcan Materials Company

Brian Kushner	61	Yes	Finance Strategic & Operational	Cumulus Media Inc. Mudrick Capital Acquisition Corporation Thryv, Inc.

Jack Lazar	54	Yes	Audit (Chair) Innovation and Technology Strategic & Operational	Box, Inc. Casper Sleep Inc. Mellanox Technologies Silicon Laboratories, Inc.

Nina Richardson	61	Yes	Compensation Nominating and Governance (Chair) Strategic & Operational	Silicon Laboratories, Inc. Cohu, Inc.

Andrew Teich (Lead Independent Director)	59	Yes	Compensation Finance Innovation and Technology (Chair) Nominating and Governance Strategic & Operational (Chair)	Sensata Technologies Holding PLC

Sharon Wienbar	58	Yes	Audit Compensation (Chair) Nominating and Governance	Colfax Corporation

Corporate Governance Highlights

We are committed to strong corporate governance practices and policies, as described below, that support effective Board leadership and prudent management practices.

Annual election of all directors commencing in 2022, following an initial three-year phase-out of our classified board

Majority voting for directors in uncontested elections

Lead Independent Director with specified duties and responsibilities

Robust risk oversight by full Board and Committees

Annual review of Committee charters and Corporate Governance Guidelines

Independent Audit, Compensation and Nominating and Governance Committees

Newly formed Strategic & Operational Committee that oversees the comprehensive operational and financial review underway at Resideo, provides guidance during the CEO transition period and oversees the Company’s management of COVID-19 pandemic related health and safety and business continuity concerns

Finance Committee that reviews and oversees Resideo’s capital structure and opportunities for maximizing shareholder value

Innovation and Technology Committee that oversees Resideo’s overall strategic direction and investment in technology initiatives

Rigorous risk oversight of “enterprise” as well as “product” cybersecurity programs by the Audit and Innovation and Technology Committees

2020 PROXY STATEMENT | 3

Annual Board and Committee evaluations

Proposed annual advisory vote to approve executive compensation

Meaningful stock ownership guidelines for directors and executives

Adoption of proxy access

Limits on memberships on other boards

A Board that is actively engaged in recruiting qualified, diverse director candidates

Commitment to health, safety and environmental sustainability

Pay parity oversight by the Compensation Committee

Oversight of our code of business conduct, health, safety and environmental matters, equity employment opportunity and harassment policies and practices by the Nominating and Governance Committee

Policies prohibiting short sales, hedging, margin accounts and pledging

Executive Compensation Preview

The Compensation Discussion and Analysis section of this Proxy Statement provides a focused discussion of our executive compensation philosophy and the pay programs applicable to our named executive officers. Our compensation program design directly links compensation to the performance of our business and rewards fiscal year results through our annual incentive plan and long-term performance with equity awards.

Our Named Executive Officers

Our leadership team includes the following Named Executive Officers (“NEOs”):

NAME	POSITION

Michael Nefkens	President and Chief Executive Officer

Robert Ryder	Interim Chief Financial Officer

Robert Aarnes	President, ADI Global Distribution

Stephen Kelly	Executive Vice President, Chief Human Resources Officer

Niccolo de Masi	Former Chief Innovation Officer

Joseph Ragan	Former Executive Vice President, Chief Financial Officer

Forward-Looking Statements

This Proxy Statement and the cover letter contains “forward-looking statements” regarding expectations about future business and financial results, which speak only as of the date of this Proxy Statement. Although we believe that the forward-looking statements contained in this Proxy Statement are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, those described under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in our Annual Reports on Form 10-K for the year ended December 31, 2019. You are cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by our forward-looking statements. Except as required by law, we undertake no obligation to update such statements to reflect events or circumstances arising after the date of this presentation, and we caution investors not to place undue reliance on any such forward-looking statements.

4 | 2020 PROXY STATEMENT

Proposal 1: Election of Class II Directors

Our Board is divided into three classes with each class consisting, as nearly as may be possible, of one third of the total number of directors. The directors designated as Class II directors have terms expiring at this year’s Annual Meeting of Shareholders. The directors designated as Class III directors have terms expiring at the 2021 Annual Meeting of Shareholders. Directors elected to succeed those directors whose terms then expire will be elected for a term of office to expire at the 2022 Annual Meeting of Shareholders. Beginning at the 2022 Annual Meeting of Shareholders, all of our directors will stand for election each year for annual terms, and our Board will therefore no longer be divided into three classes. Our Board has nominated the Class II director nominees for re-election to the Board. We do not know of any reason why any nominee would be unable to serve as a director. If any nominee should become unavailable to serve prior to the Annual Meeting, the shares represented by proxy will be voted for the election of such other person as may be designated by the Board. The Board may also determine to leave the vacancy temporarily unfilled or reduce the authorized number of directors in accordance with the By-Laws. Resideo’s By-Laws provide that in any uncontested election of directors (an election in which the number of nominees does not exceed the number of directors to be elected), any nominee who receives a greater number of votes cast “FOR” his or her election than votes cast “AGAINST” his or her election will be elected to the Board.

Majority Voting for Directors

Resideo’s By-Laws provide a majority voting standard for election of directors in uncontested elections. Each director will be elected by the affirmative vote of a majority of the votes cast, meaning that the number of votes cast “FOR” a director nominee exceeds fifty percent (50%) of the number of votes cast with respect to that director’s election.

No incumbent director nominee shall qualify for service as a director unless he or she agrees to submit upon re-nomination to the Board an irrevocable resignation effective upon such director nominee’s failure to receive a majority of the votes case in an uncontested election. The Nominating and Governance Committee (excluding the nominee, if applicable) will make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board, excluding the nominee, will act on the resignation and publicly disclose its decision in accordance with the By-Laws.

An election of directors is considered to be contested if there are more nominees for election than positions on the Board to be filled by election at the meeting of shareholders. In a contested election, the required vote would be a plurality of votes cast.

Director Nominees

The Board has affirmatively determined that each of the nominees qualifies for election under the Company’s criteria for evaluation of directors. See “Nominating Board Candidates – Procedures and Qualifications” on page 21 for more information on qualifications for director nominees. The Nominating and Governance Committee is responsible for nominating a slate of director nominees who collectively have the complementary experience, qualifications, skills and attributes to guide the Company and function effectively as a Board. The Committee believes that each of the nominees has key personal attributes that are important to an effective board, including integrity, industry background, contribution to the composition, diversity and culture of the Board, educational background, the ability and willingness to constructively challenge management and the ability and commitment to devote sufficient time to Board duties. Set forth below is biographical information about the director nominees and their specific experience, qualifications and skills that have led the Board and the Nominating and Governance Committee to conclude that they should continue to serve as directors of Resideo. In addition, the Board has determined that each non-employee director nominee qualifies as an independent director under NYSE corporate governance listing standards and the Company’s director independence standards as further described under “Director Independence” on page 16. In addition, the biographical information about the other members of the Board and their specific experience, qualifications and skills are included.

2020 PROXY STATEMENT | 5

The Board has established a director retirement policy whereby, unless the Board otherwise determines, non-employee directors shall serve only until the Annual Meeting of Shareholders immediately following their 75th birthday.

Director Qualifications and Skills

Our directors have a broad range of experience that spans different industries and encompasses the relevant business and technology sectors. Directors bring a variety of qualifications, skills and viewpoints to our Board that both strengthen their ability to carry out their oversight responsibilities on behalf of our shareholders and bring richness to Board deliberations. As described above and in the director biographies, our directors have key experiences, qualifications and skills that are relevant and important in light of our business, structure and growth strategy and include the following:

DIRECTOR QUALIFICATIONS AND SKILLS CRITERIA

Senior Leadership Experience

Experience serving as CEO or a senior executive that provides a practical understanding of how complex organizations function and is able to support our commercial strategy, growth and performance

Consumer Products Experience with the retail consumer industry, e-commerce, customer service and consumer dynamics that aligns with our business strategies and opportunities

Manufacturing

Experience with the operations of manufacturing facilities that provide critical perspectives in understanding and evaluating operational planning, management and risk mitigation of our business

Technology Experience developing and adopting new technologies as well as leading innovation initiatives that support the execution of our vision in the smart home market

Global Relations International business strategy, operations and substantive expertise in international matters relevant to our global business

Finance Experience with finance and financial reporting processes, including monitoring and assessing a company’s operating performance to ensure accurate financial reporting and robust controls

Public Company Board Service

Service on the boards and board committees of public companies that provides an understanding of corporate governance practices and risk management oversight as well as insights into board management and relations between the board, the CEO and senior management that will support our commitment to maintain a strong governance framework as an independent public company

Marketing Expertise in brand development, marketing and sales in local markets on a global scale relevant to our global business

Operations Managing the operations of a business and possessing a deep understanding of the end-markets we serve

Strategy

Practical understanding of the development and implementation of strategic priorities and of the risks and opportunities that can impact a company’s operations and strategies which will serve to drive our long-term growth

Mergers & Acquisitions Experience in business development and mergers and acquisitions to support our initiatives to identify and execute on tuck-in acquisitions and investments

6 | 2020 PROXY STATEMENT

The table below is a summary of the range of qualifications and skills that each director brings to the Board. The table does not include all of the qualifications that each director offers, and the fact that a particular experience, skill, or qualification is not checked for a specific director does not mean that the director does not possess it.

NAME

Roger Fradin (Chairman)

Michael Nefkens (President & CEO)

Paul Deninger

Cynthia Hostetler

Brian Kushner

Jack Lazar

Nina Richardson

Andrew Teich (Lead Independent Director)

Sharon Wienbar

2020 PROXY STATEMENT | 7

Director Biographies

The Board of Directors unanimously recommends a vote “FOR” Proposal 1 to elect each of the following Class II director nominees.

Nominees for Election (Class II Directors)

Included in each biography are the key qualifications that led to the conclusion that such directors should serve on our Board.

CYNTHIA HOSTETLER, Age 57
Independent Director Director since 2020 Committee Memberships: • None

Key Qualifications:

•  Broad investment, financial and risk management skills

•  Experienced public and investment company board member

•  Significant experience with investment management, including ESG and investor relations issues

Other Current Public Company Directorships:

•  Vulcan Materials Company

Background

Ms. Hostetler is a professional director of public companies and investment funds in the United States, and serves on several mutual fund boards, including as Trustee of Invesco Ltd., Atlanta, Georgia (international mutual funds) since 2017; Director of TriLinc Global Impact Fund, LLC, Los Angeles, California (international investment fund) since 2013; Trustee of Aberdeen International Funds, New York, New York (international mutual funds) from 2013 to 2017; Director of Artio Global Funds, New York, New York (international mutual funds) from 2010 to 2013; and Director of Edgen Group Inc., Baton Rouge, Louisiana (energy infrastructure) from 2012 to 2014. Ms. Hostetler served as the Head of Private Equity and Vice President of Investment Funds of Overseas Private Investment Corporation from 2001 to 2009 and as a board member and President of First Manhattan Bancorporation from 1991 to 2006. Ms. Hostetler began her career as a corporate lawyer with Simpson Thatcher & Bartlett in New York. Ms. Hostetler earned her bachelor’s degree from Southern Methodist University and holds a Juris Doctor from the University of Virginia School of Law.

8 | 2020 PROXY STATEMENT

BRIAN KUSHNER, Age 61
Independent Director Director since 2019 Committee Memberships: • Finance • Strategic & Operational

Key Qualifications:

•  Decades of experience leading corporate transformation efforts

•  Proven expertise in corporate performance

•  Served in roles that include chairman, director, chief executive officer and chief restructuring officer at more than 30 public and private companies

Other Current Public Company Directorships:

•  Cumulus Media Inc.

•  Mudrick Capital Acquisition Corporation

•  Thryv, Inc.

Background

Mr. Kushner has served as a Senior Managing Director at FTI Consulting, Inc., a global business advisory firm, since 2009, where he serves as leader of the Private Capital Advisory Services practice and as the co-leader of the Technology practice, the Aerospace, Defense and Government Contracting practice and the Activism and M&A Solutions practice. Prior to joining FTI, Mr. Kushner was the co-founder of CXO, L.L.C., a boutique interim and turnaround management consulting firm that was acquired by FTI at the end of 2008. Mr. Kushner periodically served as the chief executive officer (“CEO”), interim CEO, or the chief restructuring officer (“CRO”) of companies that elected to utilize bankruptcy proceedings as part of their financial restructuring process and, as such, he served as an executive officer of various companies that filed bankruptcy petitions under federal law, including, among others, Relativity Media LLC in 2015. Over the past three decades, Mr. Kushner has served as a director, CEO or CRO of over 30 public and private technology, manufacturing, telecom and defense companies, during which time he worked on the acquisition or disposition of more than 20 companies. Mr. Kushner received his B.S. degree in Applied and Engineering Physics from Cornell University, his M.S. degree in Applied and Engineering Physics from Cornell University and a PhD in Applied Physics with a minor in Electrical Engineering, also from Cornell University. He previously served as a director at Luxfer Holdings PLC (2016-2018).

JACK LAZAR, Age 54
Independent Director Director since 2018 Committee Memberships: • Audit (Chair) • Innovation and Technology • Strategic & Operational

Key Qualifications:

•  Strong financial, technological and operational expertise

•  Experienced technology company executive and consultant

•  Expertise in best practices for a public company on a global scale

Other Current Public Company Directorships:

•  Box, Inc.

•  Casper Sleep Inc.

•  Mellanox Technologies, Ltd.

•  Silicon Laboratories Inc.

Background

Mr. Lazar has been an independent business consultant since March 2016. From January 2014 to March 2016, he served as the chief financial officer of GoPro, Inc., a provider of wearable and mountable capture devices. From January 2013 to January 2014, he was an independent business consultant. From May 2011 to January 2013, Mr. Lazar served as senior vice president, corporate development and general manager of Qualcomm Atheros, Inc., a developer of communications semiconductor solutions. Mr. Lazar is a certified public accountant (inactive) and received his B.S. degree in commerce with an emphasis in accounting from Santa Clara University. He previously served as a director at TubeMogul, Inc. (2013-2016) and Quantenna Communications (2016-2019).

2020 PROXY STATEMENT | 9

Continuing Directors

Class III Directors (with terms expiring at the 2021 Annual Meeting of Shareholders)

ROGER FRADIN, Age 66
Non-Executive Chairman of the Board Independent Director Director since 2018 Committee Memberships: • Finance • Innovation and Technology

Key Qualifications:

•  Extensive experience as an executive at Honeywell

•  In-depth knowledge of the fire and security solutions and automation and control solutions industries

•  Significant operational and product development experience

•  Financial expertise and experience in capital markets

•  Broad experience in marketing, including international markets

Other Current Public Company Directorships:

•  Juniper Industrial Holdings, Inc.

•  L3Harris Technologies, Inc. (formerly Harris Corporation)

•  Vertiv Holdings Co (formerly GS Acquisition Holdings)

Background

Mr. Fradin joined Honeywell in 2000 when Honeywell acquired Pittway Corporation, where he served as president and chief executive officer of the Security and Fire Solutions segment. Mr. Fradin served as president and chief executive officer of Honeywell’s Automation and Control Solutions business from January 2004 to April 2014 and served as vice chairman of Honeywell from April 2014 to February 2017. Mr. Fradin served as an independent contractor to Honeywell from March 2018 to September 2018. He has also served as an operating executive with The Carlyle Group since 2016 and an advisor to Seal Rock Partners since 2014. Mr. Fradin received his M.B.A. and B.S. degrees from The Wharton School at the University of Pennsylvania. While a student at Wharton, Mr. Fradin also served as a member of its faculty from 1976 to 1977. He previously served as a director of MSC Industrial Direct (1998-January 2020) and Pitney Bowes (2012-2019).

NINA RICHARDSON, Age 61
Independent Director Director since 2018 Committee Memberships: • Compensation • Nominating and Governance (Chair) • Strategic & Operational

Key Qualifications:

•  Extensive global operational and leadership experience in the technology sector

•  Experience ranging from start-up environmental to multi-billion dollar corporations

•  In-depth knowledge of human resources

Other Current Public Company Directorships:

•  Silicon Laboratories, Inc.

•  Cohu, Inc.

Background

Ms. Richardson serves as managing director of Three Rivers Energy, Inc., a company she co-founded in 2004, and has been an independent consultant since March 2015. From February 2013 to February 2015, Ms. Richardson served as chief operating officer of GoPro, Inc. She has also held several executive positions of increasing responsibility at Flextronics, Inc., a global electronics and manufacturing service provider. Ms. Richardson received her B.S. degree in industrial engineering from Purdue University and an executive M.B.A. from Pepperdine University. She previously served as a director at Zayo Group Holdings, Inc. (2015-2018), Callidus Software, Inc. (2017-2018) and Silicon Graphics International Corp. (2016).

10 | 2020 PROXY STATEMENT

ANDREW TEICH, Age 59
Lead Independent Director Director since 2018 Committee Memberships: • Compensation • Finance • Innovation and Technology (Chair) • Nominating and Governance • Strategic & Operational (Chair)

Key Qualifications:

•  Seasoned executive with experience in acquisitions and operational integration

•  Extensive sales and marketing skills

•  Expertise in artificial intelligence technology

Other Current Public Company Directorships:

•  Sensata Technologies Holding PLC

Background

Mr. Teich has been a private technology consultant since June 2017. From May 2013 until June 2017, he served as the chief executive officer and president of FLIR Systems, Inc., a public multinational imaging and sensing company, and a director from July 2013 to June 2017. Mr. Teich joined FLIR Systems, Inc. in 1999 and held various positions of increasing responsibility within the company including president of the Commercial Systems, Commercial Vision Systems and Thermography divisions throughout his tenure. Mr. Teich received his B.S. degree in marketing from Arizona State University and is an alumnus of the Harvard Business School Advanced Management Program.

Class I Directors (with terms expiring at the 2022 Annual Meeting of Shareholders)

PAUL DENINGER, Age 61
Independent Director Director since 2018 Committee Memberships: • Audit • Finance (Chair) • Innovation and Technology

Key Qualifications:

•  Extensive senior management experience in operations and strategy

•  Extensive experience in banking, capital markets and merger and acquisition strategies

•  Deep knowledge of the technology sector

Other Current Public Company Directorships:

•  EverQuote

•  Iron Mountain Inc.

Background

Mr. Deninger served as a senior advisor to Evercore Inc., a publicly held investment banking advisory firm, from June 2016 to February 2020. Mr. Deninger served as a senior managing director with Evercore from February 2011 to June 2016. From December 2003 until October 2010, Mr. Deninger served as a vice chairman at Jefferies Group LLC, a wholly-owned subsidiary of Jefferies Financial Group Inc., a diversified financial services company. Prior to that, he served as chairman and chief executive officer of Broadview International LLC, a mergers and acquisitions advisory firm focused on the technology industry. Mr. Deninger received his B.S. from Boston College and his M.B.A. from Harvard Business School.

2020 PROXY STATEMENT | 11

MICHAEL NEFKENS, Age 50
President, Chief Executive Officer and Director Director since 2018 Committee Memberships: • None

Key Qualifications:

•  Extensive experience running a complex, multi-national organization

•  Expert on company transformation

•  Extensive background in the technology sector

•  Strong record of delivering innovative solutions and shareholder value

•  Customer focused

Other Current Public Company Directorships:

•  None

Background

Prior to joining Resideo, Mr. Nefkens served as the president and chief executive officer of Honeywell’s Homes Business since May 2018 and has served as a member of the Board since the Spin-Off. Mr. Nefkens served as executive vice president and general manager of Regions & Industries at DXC Technology Company from April 2017 to February 2018. Mr. Nefkens served as executive vice president and general manager of Enterprise Services at Hewlett Packard Enterprise Company from November 2015 to April 2017. Prior to that, Mr. Nefkens performed a similar role at Hewlett-Packard Co. (“HP Co.”) from December 2012 to November 2015, having been appointed to the role in an acting capacity in August 2012. Previously, Mr. Nefkens served as senior vice president and general manager of Enterprise Services in the EMEA region at HP Co. from November 2009 to August 2012. Mr. Nefkens received his bachelor’s degree in finance from Texas Christian University and his M.B.A. from Duke University’s Fuqua School of Business. He served as a director of Riverbed Technology, Inc. from September 2014 to April 2015.

SHARON WIENBAR, Age 58
Independent Director Director since 2018 Committee Memberships: • Audit • Compensation (Chair) • Nominating and Governance

Key Qualifications:

•  Extensive experience as an operating executive and strategist in the software and technology sectors

•  Leadership in technology investments and partnerships

•  Expertise in start-up operations and venture capital investing

Other Current Public Company Directorships:

•  Colfax Corporation

Background

Ms. Wienbar was chief executive officer of Hackbright Academy, a technology training firm, from 2015 to 2016. From 2007 to 2015, she served as a partner at Scale Venture Partners, a technology and healthcare venture capital firm. Ms. Wienbar received her A.B. and A.M. degrees in engineering from Harvard University and her M.B.A. from Stanford University. She previously served on Microsoft Inc.’s venture advisory committee and as a director of Everyday Health, Inc. (2007-2016) and Glu Mobile, Inc. (2004-2008).

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Our Governance Framework

Our corporate governance framework is a set of principles, guidelines and practices that support strong performance and long-term value creation for our shareholders. Our commitment to good corporate governance is integral to our business and reflects not only regulatory requirements, NYSE listing standards and broadly recognized governance practices, but also effective leadership by our senior management team and oversight by our Board.

Our Board is committed to maintaining the highest standards of corporate governance. Our Board is guided by our Corporate Governance Guidelines, which address director responsibilities, director skills and characteristics, memberships on other boards, director access to management and other employees, director orientation and continuing education, director retirement and the annual performance evaluations of the Board and Committees. Because corporate governance practices evolve over time, our Board will review and approve our Corporate Governance Guidelines, Committee charters and other governance policies at least once a year and update them as necessary and appropriate.

Our Board and Culture

Our Board is deeply engaged, provides informed and meaningful guidance and feedback, and maintains an open dialogue with management based on a clear understanding of our strategic plans. At each Board meeting, we review components of our long-term strategy with our directors and engage in constructive dialogue which our leadership team embraces. Our directors have full and free access to our officers and employees to address questions, comments or concerns. Additionally, the Board and Committees have the power to hire independent legal, financial or other advisors without approval from, or consultation with, Resideo management.

Our Board also takes an active role in ensuring we embrace “best practices” in corporate governance. The partnership and oversight of a strong and multi-faceted Board with diverse perspectives rooted in deep experience in, global business, finance, technology and strategy are essential to creating long-term shareholder value.

Corporate Governance Overview

Presented below are some highlights of our corporate governance program. You can find details about these and other corporate governance policies and practices within this Proxy Statement.

KEY GOVERNANCE PRACTICES

CORPORATE GOVERNANCE GUIDELINES

•  Our Corporate Governance Guidelines have been designed to assist the Board in the exercise of its duties and responsibilities to our Company. They reflect the Board’s commitment to monitor the effectiveness of decision-making at the Board and management levels with a view to achieving our strategic objectives.

•  The guidelines are reviewed annually and subject to modification by the Board at any time.

INDEPENDENT BOARD	• 7 of our 9 directors are independent as defined by the listing standards of the NYSE. • Mr. Fradin is a former employee of Honeywell. Mr. Nefkens is a management director.

BOARD COMPOSITION

•  Currently, the Board has fixed the number of directors at 9.

•  The Board will regularly assess its performance and can adjust the number of directors according to the needs of the Board and the Company.

•  As shown under “Director Qualifications and Skills” beginning on page 6 and in the biographies of the directors beginning on page 8, our Board has a diverse mix of skills, experience and backgrounds that support our growth and commercial strategy.

2020 PROXY STATEMENT | 13

KEY GOVERNANCE PRACTICES

LEAD INDEPENDENT DIRECTOR

•  The Board has appointed Mr. Teich as Lead Independent Director. Mr. Teich possesses the attributes that the Board believes will ensure independent oversight of management. See “Board Leadership Structure” on page 15 for additional information.

BOARD COMMITTEES

•  The Board consists of five standing committees: Audit, Compensation, Nominating and Governance, Finance and Innovation and Technology, and one special committee: Strategic & Operational.

•  Each of the Audit, Compensation, Nominating and Governance and the Strategic & Operational Committees is composed entirely of independent directors.

•  Each Board Committee has a written charter that will be reviewed and re-assessed annually.

•  Each Committee charter is posted and available on our Investor Relations website at investor.resideo.com.

MEMBERSHIPS ON OTHER BOARDS

•  Under our Corporate Governance Guidelines, directors who serve as chief executive officers of public companies should not serve on more than three public company boards (including their own); provided, however, that solely with respect to the Company’s CEO, such CEO may not sit on more than two public company boards (including service on the Company’s Board).

•  Other directors should not serve on more than five public company boards (including service on our Board).

BOARD DIVERSITY	• Three of our nine Board members are women. The Nominating and Governance Committee actively considers diversity when evaluating new candidates.

ROBUST RISK OVERSIGHT

•  Our full Board is responsible for risk oversight, and has designated Committees to have particular oversight of certain key risks. Our Board oversees management as it fulfills its responsibilities for the assessment and mitigation of risks and for taking appropriate risks.

BOARD AND COMMITTEE SELF-EVALUATION

•  The Board conducts an annual self-evaluation led by the Nominating and Governance Committee to determine whether it and its Committees are functioning effectively and to solicit feedback from directors as to whether the Board is continuing to evolve and be refreshed in a manner that serves the needs of the Company.

MAJORITY VOTING OF DIRECTORS

•  Our By-Laws provide for majority voting in uncontested elections of directors. Any directors standing for re-nomination to the Board shall agree to submit an irrevocable resignation effective upon that director’s failure to receive a majority vote and the acceptance of the resignation by the Board.

CODE OF BUSINESS CONDUCT

•  Our Code of Business Conduct applies equally to all of our directors, officers and employees, as well as those of our subsidiaries, affiliates and joint ventures.

•  Material amendments to, or waivers of, the Code of Business Conduct granted to any of our directors or executive officers will be posted on our website at www.resideo.com.

•  To date, no such amendments have been made or waivers granted.

•  Our Code of Business Conduct is drafted to provide guidance to our directors, officers, employees and others covered by the Code of Business Conduct as to what they should and should not do to comply with our policies. The statements contained therein are not representations and should not be relied upon as such by third parties, including shareholders.

COMMITMENT TO HEALTH, SAFETY AND ENVIRONMENTAL SUSTAINABILITY

•  We customized our global health, safety and environmental (“HSE”) management system to reflect what is important to our business. Our leadership is committed to and accountable for our sustainability efforts to ensure that sufficient resources are deployed to manage our commitments and maintain appropriate controls.

BOARD OVERSIGHT OF POLITICAL CONTRIBUTIONS	• The Nominating and Governance Committee oversees our policies and practices relating to political contributions.

14 | 2020 PROXY STATEMENT

KEY GOVERNANCE PRACTICES

PROXY ACCESS

•  Subject to certain terms and conditions, our By-Laws provide that shareholders who have maintained continuous qualifying ownership of at least 3% of our outstanding common stock for at least three years may use our annual meeting proxy statement to nominate a number of director candidates not to exceed the greater of two candidates or 20% of the number of directors then in office.

SUCCESSION PLANNING	• Our Board oversees and annually reviews leadership development and assessment initiatives, as well as short- and long-term succession plans for the CEO and other senior management.

HEDGING AND PLEDGING PROHIBITIONS

•  All of our directors, officers and employees are prohibited from engaging in short sales of Resideo securities and selling or purchasing puts or calls or otherwise trading in or writing options on Resideo securities and using certain financial instruments (including forward sale contracts, equity swaps, collars and exchange funds), holding securities in margin accounts or pledging Resideo securities as collateral, in each case, that are designed to hedge or offset any decrease in the market value of Resideo securities.

STOCK OWNERSHIP GUIDELINES

•  We have meaningful stock ownership guidelines:

•  CEO: 6x base salary

•  Other Executive Officers: 3x base salary

•  Non-employee directors: 5x annual cash retainer

•  Five year period to meet the ownership requirement

Our Certificate of Incorporation, By-Laws, Committee Charters, Corporate Governance Guidelines and Code of Business Conduct are available on our Investor Relations website at investor.resideo.com. Paper copies of these documents can be obtained by writing to Resideo Technologies, Inc., 901 E. 6th Street, Austin, TX 78702, Attention: Corporate Secretary.

Board Leadership Structure

The Company’s current Board leadership structure consists of a non-executive Chairman of the Board, and, because the Chairman is not independent due to his prior employment with Honeywell, a Lead Independent Director who was appointed by the independent directors of the Board. The Board believes the current structure of separating the roles of Chairman and CEO, as well as having a Lead Independent Director, allows for alignment of corporate governance with the interests of shareholders. The Board believes that this structure allows our CEO to focus on operating and managing the Company, leverages our Chairman’s experience in guidance and oversight, and ensures overall independence of the Board through clearly defined roles and responsibilities of the Lead Independent Director. While the Board believes that this structure currently is in the best interests of Resideo and its shareholders, it does not have a policy with respect to separating the roles of Chairman and CEO and appointing a Lead Independent Director if the Chairman is independent and could adjust the structure in the future as it deems appropriate.

Lead Independent Director

The Board has determined that Mr. Fradin, a former employee of Honeywell, may not currently be independent and has appointed Mr. Teich as the Lead Independent Director in accordance with our Corporate Governance Guidelines. In electing Mr. Teich, the independent directors of the Board considered Mr. Teich in light of the following selection criteria:

•	Qualifies as independent, in accordance with relevant listing standards;

•	Able to commit the time and level of engagement required to fulfill the substantial responsibilities of the role; and

•	Possesses effective communication skills to facilitate discussions among members of the Board, including among the independent directors, Mr. Nefkens and Mr. Fradin, and engage with key stakeholders.

2020 PROXY STATEMENT | 15

As the Lead Independent Director, Mr. Teich has the following duties and responsibilities:

•	Review Board meeting agendas and Board meeting schedules to ensure there is sufficient time for discussion of all agenda items;

•	Provide input regarding presentation materials and other written information provided to directors for Board meetings;

•	Preside at all meetings at which the Chairperson is not present including executive sessions of the independent directors;

•	Be available for consultation and direct communications with the Company’s shareholders; and

•	Perform such other duties as the Board may determine from time to time.

Director Independence

Providing objective, independent judgment is at the core of the Board’s oversight function. The Nominating and Governance Committee conducts an annual review of the independence of the directors and reports its findings to the full Board. The Board has affirmatively determined that all non-employee directors, other than Mr. Fradin who is a former employee of Honeywell, satisfy the independence criteria in the applicable NYSE listing standards and SEC rules (including the enhanced criteria with respect to members of the Audit Committee and the Compensation Committee). Regarding Mr. Fradin, the Board considered that more than three years have elapsed since Mr. Fradin was employed by Honeywell, but acknowledges that other relationships described in this Proxy Statement currently suggest that Mr. Fradin may not be fully independent.

For a director to be considered independent, the Board must determine that the director does not have any material relationships with Resideo, either directly or as a partner, shareholder or officer of an organization that has a relationship with Resideo, other than as a director and shareholder. Material relationships can include vendor, supplier, consulting, legal, banking, accounting, charitable and family relationships, among others. In addition to Mr. Fradin, Mr. Nefkens as an employee of Resideo, does not satisfy the independence criteria described below.

Criteria for Director Independence

The Board considered all relevant facts and circumstances in making its determination that all of our directors are independent other than Mr. Fradin and Mr. Nefkens, including the following:

•	No such director or nominee receives any direct compensation from Resideo other than under the non-employee director compensation program described beginning on page 24.

•	No immediate family member (within the meaning of the NYSE listing standards) of any such director or nominee is an employee of Resideo or otherwise receives direct compensation from Resideo.

•	No such director or nominee is affiliated with Resideo or any of its subsidiaries or affiliates.

•

No such director or nominee is an employee of Resideo’s independent accountants and no such director or nominee (or any of their respective immediate family members) is a current partner of Resideo’s independent accountants, or was within the last three years, a partner or employee of Resideo’s independent accountants and personally worked on Resideo’s audit.

•	No such director or nominee is a member, partner or principal of any law firm, accounting firm or investment banking firm that receives any consulting, advisory or other fees from Resideo.

•

No Resideo executive officer is on the compensation committee of the board of directors of a company that employs any of our non-employee directors or nominees (or any of their respective immediate family members) as an executive officer.

•

No such director or nominee (or any of their respective immediate family members) is indebted to Resideo, nor is Resideo indebted to any such director or nominee (or any of their respective immediate family members).

16 | 2020 PROXY STATEMENT

•	No such director or nominee serves as an executive officer of a charitable or other tax-exempt organization that received contributions from Resideo.

•

While a non-employee director’s or nominee’s service as an outside director of another company with which Resideo does business would generally not be expected to raise independence issues, the Board also considered those relationships and confirmed the absence of any material commercial relationships with any such company. Specifically, those commercial relationships were in the ordinary course of business for Resideo and the other companies involved and were on terms and conditions available to similarly situated customers and suppliers.

The above information was derived from Resideo’s books and records and responses to questionnaires completed by the directors in connection with the preparation of this Proxy Statement.

Committees of the Board

Our Board consists of five standing Committees: Audit, Compensation, Nominating and Governance, Finance and Innovation and Technology, and one special committee: Strategic & Operational. The Board has adopted written charters for each Committee, which are available on our Investor Relations website at investor.resideo.com. All Board members are invited to attend the meetings of each Committee, except as restricted by independence standards.

The following table sets forth the Board Committees and the current members of each of the Committees.

	Independent	Audit	Compensation	Nominating and Governance	Finance	Innovation and Technology	Strategic & Operational

Roger Fradin					Member	Member

Michael Nefkens

Paul Deninger		Member			Chair	Member

Cynthia Hostetler

Brian Kushner					Member		Member

Jack Lazar		Chair				Member	Member

Nina Richardson			Member	Chair			Member

Andrew Teich			Member	Member	Member	Chair	Chair

Sharon Wienbar		Member	Chair	Member

2019 Meetings		9	11	7	4	2	1

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Each of the Audit, Compensation, Nominating and Governance and Strategic & Operational Committees consists solely of directors who have been determined by the Board to be independent in accordance with SEC regulations, NYSE listing standards and the Company’s director independence standards (including the heightened independence standards and considerations for members of the Audit and Compensation Committees).

COMMITTEE	RESPONSIBILITIES

AUDIT COMMITTEE Jack Lazar, Chair Paul Deninger Sharon Wienbar

•  Appoint and recommend to the shareholders for approval the firm to be engaged as the Company’s independent auditor and be directly responsible for the compensation, retention and oversight of the independent auditor, including the resolution of disagreements between management and the independent auditor regarding financial reporting;

•  Review the results of each external audit and other matters related to the conduct of the audit and advise the Board on whether it recommends that the audited financial statements be included in the Annual Report on Form 10-K;

•  Review with management and the independent auditors, prior to filing, the interim financial results to be included in quarterly reports on Form 10-Q;

•  Evaluate the independent auditor’s performance at least annually;

•  Approve all non-audit engagements with the independent auditor;

•  Review reports of the independent auditor and the chief internal auditor related to the adequacy of the Company’s internal accounting controls, disclosure processes and its procedures designed to ensure compliance with laws and regulations;

•  Consider and review, in consultation with the independent auditor and the chief internal auditor, the scope and plan for forthcoming external and internal audits;

•  Review annually the performance of the internal audit group;

•  Review management’s assessment of the effectiveness of the Company’s internal control over financial reporting;

•  Review, approve and establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters or other legal, ethical, reputational or regulatory concerns;

•  Produce the annual Report of the Audit Committee included in the Proxy Statement; and

•  Together with the full Board, exercise oversight of management’s enterprise risk management (ERM) program.

Each member of the Audit Committee is an independent director under applicable SEC rules and NYSE listing standards and is “financially literate” under NYSE listing standards. The Board has determined that Mr. Lazar and Mr. Deninger each qualify as an “audit committee financial expert” under applicable SEC rules. In addition to Resideo, Mr. Lazar serves on the audit committee of three other public reporting companies. The Board has determined that Mr. Lazar’s simultaneous service on these other boards does not impair his ability to serve effectively on the Company’s Audit Committee.

COMPENSATION COMMITTEE Sharon Wienbar, Chair Nina Richardson Andrew Teich

•  Review and approve the corporate goals and objectives relevant to the compensation of the CEO, evaluate the CEO’s performance relative to these goals and objectives and determine and approve the CEO’s compensation level;

•  Review and approve the individual goals and objectives of the other executive officers and set the annual salary and other remuneration of the executive officers;

•  Periodically review the operation and structure of the Company’s compensation programs, and consider the Company’s practices and programs related to internal pay equity;

•  Review proposals for and determine total share usage under the Company’s equity compensation programs;

•  Review the development of our senior executives, including succession plans, and make recommendations to the Board relating to the election of executive officers;

•  Review or take such action in connection with the bonus, stock, retirement and other benefit plans of the Company and its subsidiaries;

•  Establish and review annual stock ownership guidelines applicable to directors and senior management;

•  Review and discuss with management the Compensation Discussion and Analysis and other executive compensation disclosure included in the Proxy Statement;

•  Produce the annual Compensation Committee Report included in the Proxy Statement; and

•  Exercise sole authority to retain and terminate a compensation consultant, as well as to approve the consultant’s fees and other terms of engagement. See “Oversight of Compensation Consultant” on page 19 regarding the Compensation Committee’s engagement of a compensation consultant.

The Compensation Committee may form and delegate its authority to subcommittees and management, when appropriate, including delegation to the CEO to determine and approve annual incentive and long-term incentive awards for non-executive employees of the Company as prescribed by the Compensation Committee. For more information on the responsibilities and activities of the Compensation Committee, including its processes for determining executive compensation, see “Compensation Discussion and Analysis” beginning on page 36.

18 | 2020 PROXY STATEMENT

COMMITTEE	RESPONSIBILITIES

NOMINATING AND GOVERNANCE COMMITTEE Nina Richardson, Chair Andrew Teich Sharon Wienbar

•  Make recommendations to the Board concerning size, composition and organization of the Board, qualifications and criteria for election to the Board, nominees to be proposed by the Company for election to the Board, retirement from the Board, whether to accept any resignation tendered by a director and Board Committee assignments;

•  Actively seek individuals qualified to become Board members and recommend them to the full Board for consideration, including evaluating all potential candidates, including those suggested or nominated by third parties;

•  Make recommendations to the Board on whether to include disclosures in the Proxy Statement on director independence, governance and director nomination matters;

•  Oversee the Company’s new director orientation program and continuing education program for incumbent directors;

•  Review and reassess the adequacy of the Company’s Corporate Governance Guidelines;

•  Review and report to the Board on the Company’s policies and programs relating to health, safety and environmental matters, equal employment opportunity, anti-harassment, political contributions, and such other matters, including the Company’s Code of Business Conduct, that impact the Company’s role as a responsible corporate citizen; and

•  Oversee the annual performance review of the Board and its Committees.

FINANCE COMMITTEE Paul Deninger, Chair Roger Fradin Brian Kushner Andrew Teich

•  Review matters related to the Company’s capital structure and allocation, financial condition, leverage and financial strategies, interest rate risk, expense management, strategic investments and dispositions such as significant mergers, acquisitions, divestitures, joint ventures, real estate purchases and other debt and equity investments;

•  Consider, review and recommend to the Board any Company dividend and share repurchase policies and programs;

•  Approve the Company’s derivatives and hedging policies and strategies for managing interest rate and foreign exchange rate exposure;

•  Review the Company’s investment policies and practices, credit ratings and ratings strategy;

•  Review the Company’s investor relations strategy; and

•  Review the types of information to be disclosed in connection with earnings releases and earnings guidance provided to analysts and rating agencies.

INNOVATION AND TECHNOLOGY COMMITTEE Andrew Teich, Chair Paul Deninger Roger Fradin Jack Lazar

•  Facilitate the Board’s oversight, review, discussion and understanding of the Company’s major technology and innovation strategies and plans in the following key areas:

–  investments in technology and software;

–  development and execution of technology strategies;

–  overall strategy, effectiveness and risk profile of its product technology and software cybersecurity program;

–  technology trends with significant impacts on our business; and

–  research and development operations.

STRATEGIC & OPERATIONAL COMMITTEE Andrew Teich, Chair Brian Kushner Jack Lazar Nina Richardson

•  Facilitate the Board’s oversight of the Company’s operational and financial review, including the following:

–  review and evaluate the Company’s product and market strategy;

–  oversee gross margin improvement efforts and general and administrative expense simplification actions; and

–  review supply chain optimization and operational improvements;

•  Provide focus and insight to the management team, particularly during the CEO transition period; and

•  Oversee the Company’s management of COVID-19 pandemic related health and safety and business continuity matters.

Compensation Committee Matters

Compensation Committee Interlocks and Insider Participation

No current member of the Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of our Compensation Committee or Board.

Oversight of Compensation Consultant

The Compensation Committee has sole authority to retain a compensation consultant to assist the Compensation Committee in the evaluation of director, CEO or senior management compensation, but only after considering all factors relevant to the consultant’s independence from management. In addition, the Compensation Committee is directly responsible for approving the consultant’s compensation, evaluating its performance and terminating its engagement.

2020 PROXY STATEMENT | 19

The Compensation Committee has retained Frederic W. Cook & Co. (“FW Cook”) as its independent compensation consultant to assist the Compensation Committee with the design of our executive compensation programs as well as to provide objective advice on compensation practices and the competitive landscape for the compensation of Resideo’s executive officers. FW Cook reports to the Compensation Committee, has direct access to Compensation Committee members, interacts with Resideo management when necessary and appropriate and attends Compensation Committee meetings either in person or by telephone. FW Cook provides services only to the Compensation Committee as an independent consultant and does not have any other consulting engagements with, or provide any other services to, Resideo. The independence of FW Cook has been assessed according to factors stipulated by the SEC and the Compensation Committee concluded that no conflict of interest exists that would prevent FW Cook from independently advising the Compensation Committee.

FW Cook compiles information and provides advice regarding the components and mix (short-term/long-term; fixed/variable; cash/equity) of the executive compensation programs of Resideo and its peer group (see page 39 for further details regarding the compensation peer group) and analyzes the relative performance of Resideo and the compensation peer group with respect to the financial metrics generally used in the programs. FW Cook also provides information regarding emerging trends and best practices in executive compensation. The Compensation Committee also received general advice from FW Cook in 2019 and 2020 regarding the terms of the severance and transition agreements entered into with Resideo’s executive officers.

Compensation Input from Senior Management

The Compensation Committee considers input from senior management in making determinations regarding the overall executive compensation program and the individual compensation of the executive officers. As part of Resideo’s annual planning process, the CEO, CFO, and Chief Human Resources Officer develop targets for Resideo’s incentive compensation programs and present them to the Compensation Committee. These targets are reviewed by the Compensation Committee to ensure alignment with our strategic and annual operating plans, taking into account the targeted year-over-year and multi-year improvements as well as identified opportunities and risks. The CEO does not provide recommendations on his own compensation. The CEO recommends base salary adjustments and cash and equity incentive award levels for Resideo’s other executive officers. The recommendations of the CEO are based on performance appraisals (including an assessment of the achievement of pre-established financial and non-financial management objectives) together with a review of supplemental performance measures and prior compensation levels relative to performance. The CEO presents to the Compensation Committee and the full Board his evaluation of each executive officer’s contribution and performance over the past year, strengths and development needs and actions and presents to the Nominating and Governance Committee and the full Board succession plans for each of the executive officers.

The Board’s Role in Risk Oversight

The Board is actively engaged in overseeing and reviewing the Company’s strategic direction and objectives, taking into account (among other considerations) Resideo’s risk profile and exposures. It is management’s responsibility to manage risk as overseen and assessed by the Board. The Board receives regular updates on risk exposures and there is open communication between management and the directors. The Company has established processes to report and monitor for material risks applicable to the Company. The Board oversees these reporting processes and will review annually Resideo’s enterprise risk management programs.

The Board as a whole has responsibility for risk oversight, including succession planning relating to the CEO and risks relating to the competitive landscape, strategy, business conditions and capital requirements of the Company. The Committees of the Board also oversee Resideo’s risk profile and exposures relating to matters within the scope of their authority. The Board regularly receives detailed reports from the Committees regarding risk oversight in their areas of responsibility.

The Audit Committee discusses the Company’s risk profile, risk management, and exposure (and Resideo’s policies relating to the same) with management, the internal auditors and the independent auditors. Such discussions include the Company’s major financial risk exposures and the steps management has taken to monitor and control these exposures. The Audit Committee is also charged with oversight of Resideo’s enterprise risk management program, and risks relating to enterprise-wide cybersecurity, including review of the state of the Company’s cybersecurity program, emerging cybersecurity developments and threats and the Company’s strategy to mitigate cybersecurity risks.

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The Compensation Committee considers risks related to the attraction and retention of talent and the design of compensation programs and incentive arrangements. The Compensation Committee periodically undertakes a review of Resideo’s incentive structure to avoid encouraging material risk taking through financial incentives.

The Nominating and Governance Committee considers risks related to the Company’s reputation, environmental and sustainability matters, health and safety issues, equal employment opportunity, anti-harassment matters and community/government relations. The Nominating and Governance Committee also oversees succession planning for the Board and the appropriate assignment of directors to the Board Committees for risk oversight and other areas of responsibilities.

The Finance Committee considers risks related to the Company’s capital structure, capital allocation decisions, financial condition, leverage and financial strategies, interest rate risk, expense management and strategic investments and dispositions.

The Innovation and Technology Committee considers risks related to the Company’s overall technology and innovation strategies and its product technology and software cybersecurity program.

The Strategic & Operational Committee considers risks related to the Company’s product and market strategy and oversight related to the CEO transition period and the Company’s management of COVID-19 pandemic related health and safety and business continuity matters.

Enterprise Risk Management Program

As a part of its overall risk management strategy, the Company, with advice from the Audit Committee, has adopted an Enterprise Risk Management (“ERM”) framework consisting of enhancements to our ability to manage uncertainty and mitigate risk as we drive shareholder value creation. The ERM framework is being deployed to create a robust risk management program that is aligned with the Company’s strategic and business objectives. The ERM program is overseen and governed by the Audit Committee and managed by members of senior management. Working with the ERM program management team, the Board and the Audit Committee regularly assess the overall risks applicable to the Company, its businesses and functions.

In 2019, the Audit Committee, in conjunction with management, utilized the ERM framework to establish the ERM program and completed its first ERM assessment based on an enterprise-wide “top down” and “bottom up” view of commercial, strategic, legal, compliance, cybersecurity and reputational risks. On an annual basis, the ERM assessment results, as well as management action plans to mitigate or minimize the risks identified, are presented to the Audit Committee and the full Board to provide visibility into the risks that impact us and the plans to mitigate them.

Nominating Board Candidates – Procedures and Qualifications

Minimum Qualifications for Director Nominees and Board Member Attributes

Board Composition, Characteristics and Skills

Collectively, the Board must be capable of effectively overseeing risk management, capital allocation and leadership succession. In addition, the composition of the Board, as well as the perspective and skills of its individual members, needs to align with the Company’s growth and commercial strategy. Board composition and the members’ perspectives and skills should evolve at an appropriate pace to meet the challenges of the Company’s changing commercial and strategic goals. The identification and evaluation of director candidates is an essential part of this process.

The Nominating and Governance Committee has primary responsibility for reviewing with the Board, on an annual basis, the requisite skills and characteristics of Board members, as well as the composition of the Board as a whole. This assessment includes a consideration of director independence, procedures for shareholder suggestion or nomination of candidates for the Board and any requirements of applicable law or listing rules.

While the Company’s Corporate Governance Guidelines do not prescribe diversity standards, as a matter of practice, the Nominating and Governance Committee considers diversity in the context of the Board as a whole

2020 PROXY STATEMENT | 21

and takes into account the personal characteristics (gender, ethnicity, age) and experience (industry, professional, public service) of current and prospective directors to facilitate Board deliberations that reflect a broad range of perspectives. The Board believes that increased heterogeneity leads to better governance. The Nominating and Governance Committee is dedicated to actively seeking to recruit director candidates with diverse characteristics and attributes who satisfy the Board’s nomination criteria and will contribute to the collaborative culture of the Board.

Identifying and Recruiting New Members of the Board

The Nominating and Governance Committee shall actively seek individuals qualified to become directors. Through discussions with the Chairman, Lead Independent Director, CEO and other Board members, specific skill sets, experience and knowledge important for new Board members will be identified and prioritized in accordance with the procedures set forth in the Nominating and Governance Charter, the Company’s Corporate Governance Guidelines, organizational documents and applicable law. Potential candidates meeting these criteria then will be identified either by professional recruiting agencies, reputation or existing Board members. Candidates are interviewed by the Chairman, CEO, Chair of the Nominating and Governance Committee, and other members of the Board, as appropriate, to ensure that candidates not only possess the requisite skills and characteristics but also the personality, leadership traits, work ethic and independence to effectively contribute as a member of the Board. On successful completion of this process, the Nominating and Governance Committee will recommend the proposed candidate to the Board and the Board may nominate the successful candidate for election to the Board at the annual meeting of shareholders or such other time as the Board determines appropriate.

The Nominating and Governance Committee has the sole authority to retain and terminate any search firm to be used to identify director candidates, and has sole authority to approve the search firm’s fees and other retention terms. Search firms retained by the Nominating and Governance Committee shall be provided guidance as to the particular experience, skills or other characteristics that the Board is then seeking. Commencing in the fall of 2019, the Nominating and Governance Committee retained third-party search firms to identify potential director candidates, and directed the firms to ensure that the pool of candidates included women and other diverse candidates. The Nominating and Governance Committee may also retain other external advisors, including for the purposes of performing background reviews of potential candidates.

Except as described below, Resideo’s current Board members were either identified through a nationally-recognized search firm or were recommended by Resideo’s Chairman of the Board. Ms. Hostetler and Mr. Kushner joined the Board since the 2019 annual meeting of shareholders. Ms. Hostetler was identified as a potential director candidate by a search firm retained by the Nominating and Governance Committee to identify and assess potential director candidates. Mr. Kushner was identified as a potential director candidate by an independent member of the Board.

General Criteria

In addition to the specific criteria and priorities developed collectively, director candidates are considered by the Nominating and Governance Committee in light of a range of more general criteria:

•	Exemplification of the highest standards of personal and professional integrity

•	Experience and industry background that align with the Company’s strategic and business objectives

•	Potential contribution to the composition, diversity and culture of the Board

•	Age, educational background and relative skills and characteristics

•	Ability and willingness to constructively challenge management through active participation in Board and Committee meetings and to otherwise devote sufficient time to Board duties

Shareholder Recommendations for Director Nominees

Any shareholder wishing to recommend a candidate for director should submit the recommendation in writing to Resideo Technologies, Inc., Nominating and Governance Committee, 901 E. 6th Street, Austin, TX 78702, Attention: Corporate Secretary. The written submission should comply with all requirements set forth in the Company’s Certificate of Incorporation and By-Laws. The Nominating and Governance Committee will consider all candidates recommended by shareholders who comply with the foregoing procedures and satisfy the minimum qualifications for director nominees and Board member attributes.

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Advance Notice Director Nominations

Resideo’s By-Laws provide that any shareholder entitled to vote at an annual meeting of shareholders may nominate one or more director candidates for election at that annual meeting by following certain prescribed procedures. To be timely, the shareholder must provide written notice of the shareholder’s intent to make such a nomination or nominations to Resideo’s Corporate Secretary not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting, except as otherwise provided in our By-Laws. The notice must contain all of the information required in our By-Laws. Any such notice must be sent to Resideo Technologies, Inc., 901 E. 6th Street, Austin, TX 78702, Attention: Corporate Secretary. For the 2021 annual meeting of shareholders, such notice must be delivered to the Corporate Secretary no earlier than February 8, 2021 and no later than March 10, 2021.

Proxy Access Director Nominations

In addition to advance notice procedures, our By-Laws also include provisions permitting, subject to certain terms and conditions set forth therein, shareholders who have maintained continuous qualifying ownership of at least 3% of our outstanding common stock for at least three years to nominate a number of director candidates not to exceed the greater of two candidates or 20% of the number of directors then in office who will be included in our annual meeting proxy statement. Shareholders who wish to nominate a proxy access candidate must follow the procedures described in our By-Laws. Proxy access candidates and the shareholder nominators meeting the qualifications and requirements set forth in our By-Laws will be included in the Company’s proxy statement and ballot. To be timely, a shareholder’s proxy access notice must be delivered to our principal executive offices, Resideo Technologies, Inc., 901 E. 6th Street, Austin, TX 78702, Attention: Corporate Secretary, no less than 120 days and no more than 150 days prior to the first anniversary date that we commenced mailing of our definitive proxy statement (as stated in such proxy statement) for the immediately preceding annual meeting, except as otherwise provided in the By-Laws. For the 2021 annual meeting, such notice must be delivered to our principal executive offices no earlier than November 25, 2020 and no later than December 25, 2020.

Director Onboarding and Continuing Education

Under our Corporate Governance Guidelines, all new directors participate in an orientation program upon joining the Board. Orientation includes presentations by senior management to familiarize our new directors with Resideo’s strategic plans, financial statements and key issues, policies and practices and materials pertaining to the Board, its Committees, corporate governance policies and practices and the Company’s businesses, functions, initiatives and processes. Board members may attend, at the Company’s expense, seminars, conferences and other continuing education programs designed for directors of public companies.

Board Meetings and Attendance

The Board met ten times in 2019. The directors attended at least 75% of the meetings of the Board and Committees on which they served. Though we have no specific policy regarding director attendance at annual meetings of shareholders, our directors are expected to attend. All of the then-serving directors attended our 2019 annual meeting of shareholders, except Niccolo de Masi, who previously served as a director and executive officer until January 2020.

Board and Committee Evaluations

As part of the Board’s commitment to good governance, the Board conducts an annual process to assess the effectiveness of the full Board and the operations of its Committees. The Nominating and Governance Committee will oversee the evaluation of the Board as a whole and its Committees and solicit feedback from directors as to whether the Board is continuing to evolve and to be refreshed in a manner that serves our business and strategic needs. After distribution of the self-evaluation materials to directors, the Nominating and Governance Committee will receive comments from all directors and report to the Board, identifying areas for improvement in the performance of the Board and its Committees. The Nominating and Governance Committee intends to retain an external third-party to facilitate the evaluation process at least once every three years.

The Nominating and Governance Committee will annually review the scope and content of the self-evaluation to ensure it is contemporary, appropriate for the needs of the Company and that actionable feedback is solicited on the operation and effectiveness of the Board and its Committees.

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Before recommending the re-nomination of a slate of incumbent directors for an additional term, the Nominating and Governance Committee will evaluate whether incumbent directors possess the requisite skills and perspective, both individually and collectively, to continue to serve our business and strategic needs. This assessment will include members’ qualification as independent, strength of character, judgment and ability to devote sufficient time to attendance at, and preparation for, Board meetings.

Non-Employee Director Compensation

Director Compensation

Our Compensation Committee, with assistance from the independent compensation consultant, periodically reviews and makes recommendations to our Board regarding the form and amount of compensation for non-employee directors. Directors who are also our employees receive no compensation for service on our Board.

We believe that annual compensation for non-employee directors should consist of both a cash component, designed to compensate members for their service on the Board and its Committees, and an equity component, designed to align the interests of directors and shareholders. Our non-employee directors generally receive pro-rated equity grants when they first join the Board.

The table below outlines the current annual compensation program for our non-employee directors.

Board of Directors Annual Cash Compensation	Annual Retainer ($)

Member of the Board of Directors	90,000

Chairman of Board—Additional Cash Retainer	175,000

Lead Director—Additional Cash Retainer	25,000

Board Committee Membership—Additional Cash Retainers*:

Chair of the Audit Committee	25,000

Member of Audit Committee	10,000

Chair of the Compensation Committee	15,000

Member of the Compensation Committee	7,500

Chair of the Finance Committee	10,000

Member of the Finance Committee	5,000

Chair of the Nominating and Governance Committee	10,000

Member of the Nominating and Governance Committee	5,000

Chair of the Innovation and Technology Committee	10,000

Member of Innovation and Technology Committee	5,000

Chair of the Strategic & Operational Committee**	360,000

Member of the Strategic & Operational Committee	10,000

*	Committee Chair retainers include the member retainer fees.
**	Reflects significant time and travel commitment related to oversight of the Company’s comprehensive operational and financial review and CEO transition.

Board of Directors Annual Equity Compensation	Annual Retainer

Annual Restricted Stock Unit (“RSU”) grants generally vest on the earliest of the first anniversary of the date of grant, the director’s death or disability, or removal from the Board coincident with the occurrence of a change in control.

Each non-employee director receives an RSU grant with a grant date value of $120,000 on the date of the Annual Meeting of Shareholders.

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Cash elements are paid in quarterly installments in arears and prorated if necessary, including for changes in Committee service or for partial years of service. We do not separately compensate our directors for attending Board or Committee meetings.

Director Deferred Compensation Plan

In September 2019, the Compensation Committee approved the adoption of the Resideo Deferred Compensation Plan for Non-Employee Directors (the “Director Deferred Compensation Plan”). This plan encourages our directors to hold a portion of their compensation in the form of equity or deferred cash, which can only be monetized at the end of their tenure on the Board or in other limited circumstances. At the same time, the Compensation Committee also permitted non-employee directors to defer their annual equity award in accordance with the terms of our 2018 Stock Plan for Non-Employee Directors of Resideo Technologies, Inc. (the “Director Stock Plan”).

Prior to the first day of each calendar year beginning on or after January 1, 2020, each non-employee director may (i) elect to convert all of his or her annual cash retainer fees as well as any annual committee and chair fees other than reimbursements otherwise payable to him or her by the Company into deferred stock units or deferred cash pursuant to the Director Deferred Compensation Plan, and (ii) elect to defer payment of his or her annual equity grant of restricted stock units once the award has vested in accordance with its terms and conditions. Each deferred stock unit under the Director Deferred Compensation Plan and each vested restricted stock unit that a non-employee director has elected to defer under the terms of the Director Stock Plan represents the right to receive one share of our common stock generally on the first day of the seventh calendar month following the date the non-employee director incurs a separation of service from us.

Other Benefits: Non-employee directors are also provided with $350,000 in business travel accident insurance.

Director Compensation for 2019

In 2019, each non-employee director received his or her annual cash retainer amount in addition to the annual equity retainer award of RSUs with a grant date fair value of approximately $120,000. Annual equity retainers generally vest with respect to 100% of the RSUs awarded on the first anniversary of the grant date, subject to continued service on the Board. Beginning in 2020, each of our non-employee directors has the ability to elect to defer all of his or her annual cash retainer as well as his or her annual equity retainer award pursuant to the terms of our Director Deferred Compensation Plan and Director Stock Plan, respectively, as discussed above. The table below reflects the 2019 compensation paid to our non-employee directors.

Director Name	Fees Earned or Paid in Cash ($)	Stock Awards (1)($)	Total ($)

Roger Fradin	275,000	119,999	394,999

Niccolo de Masi(2)	15,833	0	15,833

Paul Deninger	115,000	119,999	234,999

Brian Kushner(3)	8,219	63,601	71,820

Jack Lazar	120,822	119,999	240,821

Nina Richardson	108,322	119,999	228,321

Andrew Teich(4)	172,089	252,817	424,906

Sharon Wienbar	120,000	119,999	239,999

(1)

The stock award values set forth in the above 2019 Director Compensation Table represent the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. Annual equity retainer awards in the form of RSUs totaling 5,799 shares were made to non-employee directors on June 12, 2019 with a fair value of $20.693 per share.

(2)

Mr. de Masi earned cash retainer fees as a non-employee director of the Resideo board through February 12, 2019 after which time he became President, Products & Solutions and Chief Innovation Officer of Resideo, effective February 13, 2019 and became ineligible to earn any additional cash retainer amounts or an annual non-employee director equity retainer grant. Mr. de Masi resigned from the Board effective January 6, 2020.

(3)	Mr. Kushner received an RSU award for 6,704 shares with a fair value of $9.487 per share upon joining the Resideo board on December 2, 2019. This award will vest in full on June 12, 2020.

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(4)

In addition to the standard annual equity retainer grant of RSUs awarded on June 12, 2019 described in the paragraph above, Mr. Teich also received an RSU award for 14,000 shares with a grant date fair value of $9.487 per share as a component of his compensation for his appointment as Chair of the Strategic & Operational Committee. This award will vest with respect to one-twelfth (1/12) of the units monthly throughout 2020, until this Committee has completed its work and is dissolved. Any unvested shares remaining at that time will be forfeited.

A more detailed discussion of the assumptions used in the valuation of stock awards made in fiscal year 2019 may be found in Note 18 of the Notes to the Financial Statements in the Company’s Form 10-K for the year ended December 31, 2019.

Director Name	Outstanding Equity Awards as of 12/31/2019 (#)

Roger Fradin	16,956

Niccolo de Masi(1)	11,157

Paul Deninger	16,956

Brian Kushner(2)	6,704

Jack Lazar	16,956

Nina Richardson	16,956

Andrew Teich	30,956

Sharon Wienbar	16,956

# Outstanding equity awards for all directors with the exception of Mr. Kushner include an RSU award for 11,157 shares granted on November 16, 2018 which will vest for 50% of the shares on November 16, 2021 and the remaining shares will vest on November 16, 2022, plus 5,799 shares granted under the 2019 annual equity retainer on June 12, 2019 which will vest in full on June 12, 2020. Mr. Teich also received an RSU award for 14,000 shares in recognition of his role as Chair of the Strategic & Operational Committee as noted above.

(1)	Mr. de Masi’s award will continue to vest pursuant to the terms of his award agreement, which was amended effective January 6, 2020.
(2)	Mr. Kushner’s award for 6,704 shares was granted on December 2, 2019 and will vest in full on June 12, 2020.

Stock Ownership Guideline for Non-Employee Directors

To further align the interests of directors with the long-term interests of our shareholders, non-employee directors are required to own, until their separation from service from the Board, at least five times the value of their annual cash retainer, or $450,000, in our common stock by the fifth anniversary of their appointment to the Board. For purposes of the guidelines, share ownership includes shares of Resideo common stock, restricted stock units and deferred stock units. Accordingly, the guidelines align our directors’ economic interests in the performance of the Company with those of our shareholders.

As of December 31, 2019, Mr. Fradin and Mr. Teich have already met the minimum stock ownership required under our stock ownership guidelines. The other directors are still within the first five years of their service on the Board.

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Other Executive Officers

In addition to Mr. Nefkens, whose biographical information is included on page 12, the following is a list of individuals serving as executive officers of Resideo as of the date of this Proxy Statement. All of Resideo’s executive officers have been appointed by the Board and serve at the discretion of the Board and CEO. There are no family relationships among any of our executive officers.

NAME, AGE, YEAR FIRST APPOINTED AN EXECUTIVE OFFICER	POSITION	BUSINESS EXPERIENCE

Robert Ryder, 60, 2019	Interim Chief Financial Officer	Mr. Ryder currently serves as the President of Horsepower Advisors, LLC, a consulting firm through which his services have been retained by the Company. Immediately prior to that role, he served as the chief financial officer for Constellation Brands, a global beverage and alcohol company, from 2007 to 2015. Mr. Ryder has also held chief financial officer positions with IMG and American Greetings Corporation, as well accounting and finance positions of increasing responsibility at PepsiCo, Inc. Mr. Ryder started his career in public accounting at Price Waterhouse. He received a bachelor’s degree from the University of Scranton in Accounting and Finance. Mr. Ryder is also a Certified Public Accountant.

Robert Aarnes, 50, 2018	President, ADI Global Distribution	Prior to joining the Company, Mr. Aarnes served as president of Honeywell’s ADI Global Distribution business since January 2017. Mr. Aarnes served as vice president and general manager of Honeywell’s ADI North America business from November 2014 to January 2017. Mr. Aarnes served as vice president of operations of Honeywell’s ADI North America business from January 2013 to November 2014. Prior to joining Honeywell, Mr. Aarnes served as president and chief executive officer of GUNNAR Optiks, LLC, a company that specializes in developing and manufacturing digital eyewear, from September 2008 to November 2012. Mr. Aarnes received his bachelor’s degree in political science from the United States Naval Academy and his MBA in management from San Diego State University.

Michael Flink, 59, 2018	Executive Vice President of Transformation	Mr. Flink has served as the Company’s Executive Vice President of Transformation since January 2020, and previously served as the Company’s Executive Vice President and Chief Sales and Marketing Officer from October 2018 to January 2020. Prior to joining the Company, Mr. Flink served as president of Honeywell Homes Products since June 2018. Mr. Flink served as president of Honeywell’s Homes Business from January to May 2018. Prior to this, he served as President of Honeywell Security and Fire from January 2017 to December 2017. Mr. Flink served as president of Honeywell’s ADI Global Distribution business from December 2014 to January 2017. Mr. Flink served as president of Honeywell’s ADI Americas business from September 2010 to December 2014. He was managing director of Honeywell’s Security division, Middle East region, from September 2006 to September 2010. He was managing director of Honeywell’s ADI Global Distribution business, EMEA region, from December 2004 to September 2006. Mr. Flink served as vice president of marketing and operations of Honeywell from March 2003 to December 2004. Mr. Flink received his bachelor’s degree in communications from North Carolina State University.

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NAME, AGE, YEAR FIRST APPOINTED AN EXECUTIVE OFFICER	POSITION	BUSINESS EXPERIENCE

Stephen Kelly, 52, 2018	Executive Vice President and Chief Human Resources Officer	Prior to joining the Company, Mr. Kelly served as vice president of Human Resources and Communications for Honeywell’s aerospace business from 2014 to 2018. Mr. Kelly was the vice president of Corporate Human Resources, Organizational Development & Learning at Honeywell from 2013 to 2014. Mr. Kelly joined Honeywell in 2008 and has served in various human resources leadership positions for Honeywell’s aerospace business. He was vice president of Human Resources for Honeywell’s aerospace business’s commercial segment in 2013. Previously, Mr. Kelly was vice president of Human Resources for Honeywell’s Aerospace Defense & Space unit from 2011 to 2013. He was vice president of Human Resources for Honeywell’s aerospace Engineering & Marketing unit from 2008 to 2011. Prior to joining Honeywell, Mr. Kelly was vice president of Human Resources for the Dental business at Danaher Corporation, a global science and technology innovator, from 2007 to 2008. Mr. Kelly was Vice President of the EMEA region and global head of staffing and talent management of the Industrial Technologies business at Danaher from 2005 to 2007. Prior to joining Danaher, Mr. Kelly was the head of Human Resources for BHA Group, Inc., a leading global supplier of replacement parts and services for industrial air pollution control systems. Mr. Kelly received his bachelor’s degree in personnel administration from the University of Kansas and a master’s degree in organizational development from Ottawa University.

Jeannine Lane, 59, 2018	Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer	Prior to joining the Company, Ms. Lane was the Vice President and General Counsel of Honeywell Homes since January 2018. She was the Vice President and General Counsel of Honeywell Security and Fire from 2015 to 2017, Honeywell Fire Business and Honeywell Safety Business from 2014 to 2015, Honeywell Life Safety Business from 2013 to 2014 and Honeywell Security from 2004 to 2013. Ms. Lane holds a bachelor’s degree in political science from SUNY University at Albany and a Doctorate of Law from Albany Law School.

Sachin Sankpal, 52, 2020	President, Products & Solutions	Prior to joining the Company, Mr. Sankpal served as senior vice president for Emerging Industries at Trimble, Inc. from October 2015 to December 2019. Mr. Sankpal served in various leadership roles in Honeywell from November 2010 to October 2015, including Vice President of Strategic Marketing and Vice President/General Manager and President of Honeywell Safety Products. Prior to that, Mr. Sankpal served in various leadership, strategy and operations roles at Avaya, Inc. and Navigant Consulting. Mr. Sankpal earned his bachelor’s degree in civil engineering from Rutgers University, his master’s degree in civil engineering from the University of Maryland and his MBA from Dartmouth College.

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Our People, Our Environment and Our Community

Our Culture

Resideo has an aspirational vision called our Performance Signature®, which defines who we want to be as a company. We will keep doing what works, get rid of what does not and start new elements that we will need to be successful in the smart home market.

We promote a business with a clear purpose that we can all be proud of, that innovates in new ways, operates with high velocity and agility to get the job done, and is vested in our people.

Our Performance Signature® contains four energies that are intricately woven together to guide us in shaping the culture of Resideo. Energies are clusters of mindsets and behaviors with a strong link to business performance. Each of these describes a different aspect of the culture we need in order to succeed; driven by purpose, high velocity operators, breakout innovators, vested in our people.

Vested in Our People

Those who are Vested in Our People assist in the growth of those around them and bring joy to the business through care, transparency and building trust.

High Velocity Operators

Those who are High Velocity Operators consistently produce great products by working at a high-paced rhythm. They know how to operate within resource constraints and make decisions that serve the business as a whole while collaborating with those who need to be involved.

Driven by Purpose

Our business grows and thrives by focusing on our customer, commitment, courage and knowing where we are going and why. Those who are Driven by Purpose demonstrate their commitment and passion by coming up with distinctive solutions that create true value for our customers, partners, people and shareholders.

Breakout Innovators

Those who are Breakout Innovators set the industry standard through boldness, curiosity, questioning and calibrated risk taking.

Diversity and Inclusion

Resideo is committed to encouraging a diverse and inclusive environment that helps attract and retain the global talent needed to drive our business forward. We have adopted a Code of Business Conduct (“Code”) that requires our employees to respect each other and promote a positive workplace. We regularly report the results of our efforts regarding diversity and inclusion and any reported allegations involving the Code to the Board.

In early 2020, we refreshed our Code, which continues to require that employees treat each other with dignity and respect, and links to our Global Harassment and Retaliation policy, prohibiting workplace harassment in any form. Per our Code, we believe that our diverse, talented global workforce is the key to our success. In 2019, we launched BeingYou@Resideo, an initiative to establish discussion forums such as Women@Resideo and Pride@Resideo, and we offered unconscious bias training to all our employees. We continue to require our businesses and regions to report to our executive leadership about progress with respect to our diversity and inclusion initiatives. Similarly, as part of our commitment to our communities and our world, Resideo respects a

2020 PROXY STATEMENT | 29

broad range of human rights. In 2019, we also implemented a Supplier Code of Conduct, available on our website, to communicate the expectation that suppliers treat their employees with dignity and respect. Per our codes and policies, Resideo does not condone child labor, trafficking in persons or forced labor in any form.

Employee Engagement through Total Rewards

Our compensation and benefits programs provide us with a solid foundation to attract, motivate and retain a technically-skilled workforce. As our strategy focuses us on being the market leader in the connected homes space, we emphasize a strong pay-for-performance culture. Our total rewards programs provide incentives to drive “top line” growth profitably, efficiently generate the cash needed to invest in innovative solutions and reward achievement of near and long-term business performance targets.

We have expanded the use of stock-based incentives to strengthen the alignment of manager interests with that of our shareholders and to encourage managers to think like owners of Resideo.

We provide comprehensive, competitive and contemporary benefits that recognize the diversity of our workforce. We provide benefits and services that help meet the varying needs of our employees and promote choice. Our package includes generous paid time off, flexible work schedules, education assistance programs and more. We believe the combination of our competitive pay-for-performance compensation programs and our comprehensive health and welfare benefits demonstrate our commitment to a compelling total rewards value proposition for our employees.

Environmental Sustainability and Health and Safety Overview

A focused approach to sustainability is a priority for us – our leadership is committed to and accountable for our sustainability efforts to ensure that sufficient resources are deployed to manage our commitments and maintain appropriate controls. This commitment is documented in our Sustainability Opportunity policy endorsed by our CEO and publicly available on our website.

To support this sustainability focus, we have established an Operational Sustainability Committee, led by our HSE team and consisting of representatives from leadership, government relations and product stewardship. The Committee’s purpose is to evaluate the holistic sustainability agenda of the company, including water, waste, energy and greenhouse gas emissions and provide leadership with guidance on operational and strategic issues.

We communicate with internal and external stakeholders to promote awareness of their responsibilities and how they can contribute to improving sustainability efforts. As part of our Supply Chain Management processes we make our Supplier Code of Conduct available for review on our website in a multitude of languages. We review all direct material suppliers against this and physically audit before approval. Further, we include a link to the Supplier Code of Conduct in our standard purchase order.

In 2019, as a new, stand-alone public company, we measured and analyzed our Health, Safety and Environmental Sustainability performance across a comprehensive set of sustainability metrics. We used guidance issued by the Sustainability Accounting Standards Board (SASB) for our industry and have used 2019 as our baseline year. We are using this data to target reductions and sustainability projects for specific Resideo facilities in 2020.

We will continue to monitor the SASB standards applicable to our industry and will seek to increase compliance and reporting. We will also monitor practices and disclosures by others in our industry.

Based on our risk analysis we are focusing on our facilities located in extremely high water-stressed regions and other facilities that have a low waste diversion rate (waste diverted from landfill) for hazardous and non-hazardous waste, as well as general energy efficiency improvement projects across our portfolio.

Based on baseline year data analysis, we have set our sustainability goals on reducing energy and water consumption, greenhouse gas emissions, and increase waste recycling in our operations by 20% by 2025.

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Environmental Sustainability

In 2019, we implemented global environmental projects at our sites that saved energy and reduced our carbon footprint.

•	We reduced energy consumption by 53 BBTU (Billion British Thermal Units), which represents a 9% year-on-year reduction from 2018.

•	We reduced our greenhouse gas emissions by 3013 metric tons of CO2e (CO2 equivalent), which represents a 5% year-on-year reduction from 2018.

•

Our Nagykanizsa site in Hungary received the “Energy Efficient Company” award for the second time in 2019. The lighting projects at the site save a total of 298 Mwh (MegaWatt Hours) of electricity per annum.

•	Our Tijuana site in Mexico (a high water stressed area) implemented a water reuse project in 2019, saving 180 CuM (Cubic Meters) per annum.

Health and Safety

Our global Total Case Incident Rate or “TCIR” (the number of occupational injuries and illnesses per 100 employees) was 0.24 at the end of 2019, which is significantly lower than the North American Industry Classification System injury rate for Automatic Environmental Controls of 3.7 as reported by the U.S. Bureau of Labor Statistics.

We monitor our safety through a balanced scorecard of key performance indicators. In addition to reactive incident management investigation and root cause analysis indicators, we measure and analyze the data generated from our hazard observation, designated HSE inspections by line managers and internal audit programs by accredited HSE lead auditors to provide insights and intelligence that help us proactively mitigate issues before they result in incidents.

Social Responsibility

Committed to a Sustainable Future

Resideo is working to address some of the fundamental global challenges we face. We are starting at home – with our neighborhoods and communities – and committing to making a difference.

As a company, we provide people with tools to manage their whole home to keep it more comfortable, safe, secure and healthy. We encourage our employees to participate in grass-roots efforts and initiatives that will drive continuous improvement in our communities and in the world.

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Related Party Transactions

Certain Transactions with Related Parties

Our ADI Global Distribution business (“ADI”) leases its administrative office building in Melville, New York at a current rent of approximately $1,100,000 per year through 2023 and reimburses the landlord for certain real estate taxes and insurance premiums paid on the property, the future value of which cannot be determined through 2023. ADI has the right to prematurely terminate the lease after March 2022 for a termination fee of $150,000. After ADI entered into this lease, the property was acquired by a partnership known as “New Island Holdings.” There have been no material amendments to the lease since the property was acquired by New Island Holdings. Mr. Fradin, the Chairman of our Board, is a limited partner in New Island Holdings, holding a 12% ownership interest. The value of the aggregate payments allocable to Mr. Fradin’s share of New Island Holdings from January 1, 2018 through the expiration of the lease in March 2023 is approximately $706,000. The limited partners of New Island Holdings receive distributions based on total lease payments generated from the portfolio of buildings that the partnership owns, less applicable mortgage and other expenses.

In connection with the Spin-Off, Resideo and Honeywell entered into a Separation and Distribution Agreement, an Employee Matters Agreement, an Indemnification and Reimbursement Agreement, a Tax Matters Agreement, a Transaction Services Agreement, a Trademark License Agreement and a Patent Cross-License Agreement. These agreements govern the relationship between Resideo and Honeywell including the allocation of various assets, liabilities, rights and obligations as well as transition services to be provided by Honeywell to Resideo and by Resideo to Honeywell. For additional details regarding these agreements see our Form 10-K for the year ended December 31, 2019.

Review, Approval and Ratification of Transactions with Related Parties

The Company has a written Policy Concerning Related Party Transactions (the “Policy”) regarding the review, approval and ratification of transactions between the Company and related parties. The Policy applies to any transaction in which Resideo or its subsidiary is a participant, the amount involved exceeds $120,000 and a related party has a direct or indirect material interest. A related party means any director or executive officer of the Company, any nominee for director, any shareholder known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities and any immediate family member of any such persons.

Under the Policy, reviews are conducted by management to determine which transactions or relationships should be referred to the Audit Committee for consideration. The Audit Committee then reviews the material facts and circumstances regarding a transaction and determines whether or not the transaction is fair and reasonable and consistent with the Policy and whether the transaction should be ratified or approved. The Policy is in addition to the provisions addressing conflicts of interest in our Code of Business Conduct and any similar policies regarding conflicts of interest adopted by the Board. Our directors, executive officers and all other employees are expected to comply with the terms of the Code of Business Conduct.

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Beneficial Ownership

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities with the SEC within specified periods. Due to the complexity of the reporting rules, the Company undertakes to file such reports on behalf of its directors and executive officers and has instituted procedures to assist them with these obligations. Based solely on a review of filings with the SEC and written representations from the Company’s directors and executive officers, the Company believes that in 2019 all of its directors and executive officers filed the required reports on a timely basis with respect to Resideo’s equity securities under Section 16(a), except that Mr. Fradin’s Form 3 filed in October 2018 inadvertently omitted reporting the 2,622 shares he directly held and the 8 shares that he held indirectly through a limited liability company.

Stock Ownership of Certain Beneficial Owners

The following shareholders reported to the SEC that they beneficially owned more than 5% of Resideo common stock as of December 31, 2019.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (#)	Percent of Class (1)

The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	Common Stock	11,299,609(2)	9.20%

BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	Common Stock	11,155,978(3)	9.10%

Praesidium Investment Management Company, LLC 1411 Broadway – 29th Floor New York, NY 10018	Common Stock	7,781,233(4)	6.30%

(1)	Percentage ownership based on the Schedule 13G/A filings of The Vanguard Group and BlackRock, Inc. as further described below.
(2)

According to Schedule 13G/A filed with the SEC on February 12, 2020, The Vanguard Group is the beneficial owner of 11,299,609 shares (with sole voting power with respect to 63,775 shares, shared voting power with respect to 21,436 shares, sole dispositive power with respect to 11,231,095 shares and shared dispositive power with respect to 68,514 shares). Vanguard Fiduciary Trust Company (‘‘VFTC’’), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 47,078 shares or 0.03% of the common stock outstanding of the Company as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. (‘‘VIA’’), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 38,133 shares or 0.03% of the common stock outstanding of the Company as a result of its serving as investment manager of Australian investment offerings.

(3)

According to Schedule 13G/A filed with the SEC on February 6, 2020, BlackRock, Inc. is the beneficial owner of 11,155,978 shares (with sole voting power with respect to 10,565,745 shares and sole dispositive power with respect to 11,155,978 shares).

(4)

According to a Schedule 13D filed with the SEC on December 13, 2019, Praesidium Investment Management Company, LLC (“Praesidium”), in its capacity as investment manager to certain managed accounts and investment fund vehicles on behalf of investment advisory clients, is the beneficial owner of 7,781,233 shares (with sole voting power with respect to 7,331,691 shares and sole dispositive power with respect to 7,781,233 shares). As the managing members of Praesidium, Peter Uddo and Kevin Oram may be deemed to beneficially own such shares.

2020 PROXY STATEMENT | 33

Stock Ownership of Directors and Executive Officers

The following table shows the ownership of Resideo common stock, as of April 15, 2020, by each director, each of the NEOs, and all directors and executive officers (serving as of such date) as a group. The address of each director and executive officer shown in the table below is c/o Resideo Technologies, Inc., 901 E. 6th Street, Austin, TX 78702. Executive officers and directors are subject to stock ownership guidelines. Please see the “Compensation Discussion and Analysis” for a discussion of executive stock ownership guidelines and the “Stock Ownership Guideline for Non-Employee Directors” for a discussion of non-employee stock ownership guidelines.

Name	Shares of Common Stock(4)	Rights to Acquire Shares of Common Stock(5)	Total(6)	Percentage of Class Beneficially Owned

Non-Employee Directors

Roger Fradin	58,240	5,799	64,039	*

Paul Deninger	5,578	5,799	11,377	*

Cynthia Hostetler	0	6,143	6,143	*

Brian Kushner	0	6,704	6,704	*

Jack Lazar	30,587	5,799	36,386	*

Nina Richardson	10,498	5,799	16,297	*

Andrew Teich	60,242	8,133	68,375	*

Sharon Wienbar	10,478	5,799	16,277	*

Named Executive Officers

Michael Nefkens(1)	41,372	94,114	135,486	*

Robert Ryder	22,900	0	22,900	*

Robert Aarnes	20,835	22,943	43,778	*

Stephen Kelly	45,887	12,684	58,571	*

Niccolo de Masi(2)	20,491	44,247	64,738	*

Joseph Ragan(3)	0	13,222	13,222	*

All Current Directors and Executive Officers as a Group (16 individuals)	402,526	251,134	653,660	*

*	Indicates that the percentage of beneficial ownership does not exceed 1%, based on 123,140,863 shares of Company common stock outstanding as of April 15, 2020.
(1)	Mr. Nefkens is also a director of Resideo.
(2)	Mr. de Masi also served as a director of Resideo until January 6, 2020, and executive officer of Resideo until January 7, 2020, and his employment terminated on March 13, 2020.
(3)	Mr. Ragan served as Executive Vice President and Chief Financial Officer of Resideo until November 6, 2019, at which time his employment terminated.
(4)

This column includes shares held of record, shares held by a bank, broker or nominee for the person’s account, shares held through family trust arrangements and shares held jointly with the named individuals’ spouses. For Mr. Fradin, this column includes 8 shares held by a limited liability company owned by Mr. Fradin.

(5)

This column includes shares of Company common stock that may be acquired under employee stock options that are exercisable as of April 15, 2020 or will become exercisable within 60 days thereafter and shares subject to restricted stock units that will vest within 60 days of April 15, 2020. No non-employee directors have Company stock options.

(6)	This table does not include performance-based restricted share units or time-based stock options and restricted stock units that will not be earned and/or paid within 60 days of April 15, 2020.

34 | 2020 PROXY STATEMENT

Executive Compensation

Proposal 2: Advisory Vote to Approve Executive Compensation

We seek an annual non-binding advisory vote from our shareholders to approve the compensation of our Named Executive Officers as described in the “Compensation Discussion and Analysis” section beginning on page 36 and the accompanying compensation tables beginning on page 51. This vote is commonly known as “Say-on-Pay”.

We encourage you to read the “Compensation Discussion and Analysis” and accompanying compensation tables to learn more about our executive compensation programs and policies. Our Board believes that its 2019 compensation-related pay decisions and our executive compensation programs align the interests of shareholders and executives by emphasizing variable compensation tied to achieving measurable goals that drive value.

This vote is not intended to address a specific item of compensation, but rather our overall compensation policies and procedures related to the Named Executive Officers. Because the Say-on-Pay vote is advisory, it will not be binding upon our Board. However, our Board will take into account the outcome of the vote and discussions with investors when considering future executive compensation arrangements.

Our Board recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Shareholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2019 Summary Compensation Table and the other related tables and disclosure.”

The Board of Directors unanimously recommends a vote “FOR” Proposal 2, to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as stated in the above resolution.

2020 PROXY STATEMENT | 35

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

As a newly public company, we have unique opportunities and challenges in attracting, retaining and appropriately incentivizing our key employees. We believe these challenges and opportunities are best addressed by a compensation program directly linking compensation to the performance of our business and rewarding long-term performance with equity. Specifically, we sought to embed this objective into our compensation framework by clearly linking pay and performance under our annual and long-term incentive compensation program design for 2019. We adopted performance measures under these programs that align the key elements of our strategy with our objective of growing shareholder value, as described in detail below. We also maintain meaningful compensation governance policies, including stock ownership guidelines, an incentive recoupment policy and a policy prohibiting hedging and pledging of our stock by executives.

The second half of 2019 and early 2020 were a time of leadership transition for us. In late 2019, we began a comprehensive operational and financial review of Resideo to enhance long-term shareholder value, guided by the newly formed Strategic & Operational Committee of the Board. The review is designed to create a more efficient and profitable Resideo, building on the strength of our franchise. The Board has implemented certain leadership transitions in connection with this stage in our company’s development.

On November 6, 2019, the Board terminated the employment of Joseph Ragan, our former Executive Vice President and Chief Financial Officer, and appointed Robert Ryder as our Interim Chief Financial Officer effective November 7, 2019 while the Board conducts a search for a permanent chief financial officer.

Subsequently on December 2, 2019, we announced that our Board is conducting a search for the Company’s next president and chief executive officer. Mr. Nefkens is assisting in the transition and continues to run the business during the search for his successor.

Effective January 7, 2020, Sach Sankpal was appointed our President, Products & Solutions. Niccolo de Masi, who previously served as our President, Products & Solutions and Chief Innovation Officer, continued as our Chief Innovation Officer, which was not an executive officer position, until his employment terminated on March 13, 2020. Mr. de Masi resigned from the Board on January 6, 2020 when he ceased serving as an executive officer.

Our Named Executive Officers

Our leadership team includes the following Named Executive Officers (“NEOs”):

NAME	POSITION

Michael Nefkens	President and Chief Executive Officer

Robert Ryder	Interim Chief Financial Officer

Robert Aarnes	President, ADI Global Distribution

Stephen Kelly	Executive Vice President, Chief Human Resources Officer

Niccolo de Masi	Former Chief Innovation Officer(1)

Joseph Ragan	Former Executive Vice President, Chief Financial Officer(2)

(1)

Mr. de Masi served as President, Products & Solutions and Chief Innovation Officer from February 13, 2019 to January 6, 2020. He continued serving as our Chief Innovation Officer, which was not an executive officer position, until his employment terminated on March 13, 2020.

(2)	Mr. Ragan’s employment was terminated effective November 6, 2019.

Because we do not maintain employment letter agreements with our NEOs, the material terms of their compensation and benefits are described throughout this Compensation Discussion and Analysis section and supporting tables.

36 | 2020 PROXY STATEMENT

Our Executive Compensation Philosophy and Approach

We operate in a highly competitive and rapidly evolving market. Our ability to compete and succeed in this environment depends on our ability to recruit, incentivize and retain talented individuals.

We believe we have created a compensation program for our employees, including our executives, that provides a compelling and engaging opportunity. The program offers rewards for performance and engages our participants by requiring them to focus on driving the business to generate long-term value for our shareholders. We believe this approach is building a performance-driven leadership culture. Utilizing this philosophy, our executive compensation program has been designed to:

•	Be market competitive, targeting median pay levels for total annual compensation, as defined by our peer group;

•	Create sustained increases in shareholder value through incentives designed to drive high performance;

•	Reward achievement of near- and long-term business performance targets;

•	Make pay decisions based on an executive’s skills and responsibilities, individual performance, experience, importance to the organization, retention, affordability and internal pay equity;

•	Encourage employees to think like owners and align the interests of our leaders at all levels with those of our shareholders by granting equity awards to mid-level and senior leaders; and

•	Deliver compensation in accordance with good governance practices that do not encourage undue risk-taking by our employees.

These objectives played a critical role in the design of our executive compensation strategy as a newly independent company in 2019. As examples, our executive compensation program for 2019 utilized revenue growth as a component of our annual incentive plan and granted a portion of equity compensation in the form of stock options. We remain committed to best practices in compensation governance for public companies, as described in more detail below, and will regularly review our executive compensation strategy to maintain alignment with our objectives.

2020 PROXY STATEMENT | 37

Our Commitment to Compensation Best Practices

As part of our executive compensation program, our Compensation Committee is committed to regularly review and consider best practices in governance and executive compensation. Following the Spin-Off, we implemented and maintain the following policies and practices.

WHAT WE DO	WHAT WE DON’T DO

   Maintain robust stock ownership guidelines requiring our officers and directors to hold a significant ownership position in the Company

   Provide compensation packages where more than 50% of our NEOs’ 2019 compensation is delivered in equity compensation

   Tie our incentive compensation programs directly to the creation of shareholder value

   Link our annual bonus plan goals directly to our annual operating plan to drive our growth plan

   Use multiple performance metrics for our 2019 annual and long-term incentive plans and include a maximum cap on our incentive award payouts

   Ensure a significant portion of our NEOs’ compensation is variable and based on company performance - 86% for our CEO and 80% on average for our other NEOs in 2019

   Retain an independent compensation consultant, selected by our Compensation Committee, to advise on competitive compensation practices

   Provide for severance benefits to our NEOs in connection with a change-in-control of the Company that requires a double trigger

   Require our NEOs, where permitted by law, to sign non-competition and intellectual property agreements

   Set the annual goals for our CEO with consultation and regular performance evaluations by our independent directors

   Maintain a compensation recoupment (“clawback”) policy triggered by a material restatement of the Company’s financial statements which is applicable to all our NEOs

   Evaluate and manage risk in our compensation programs

×   Allow hedging or pledging of our securities by our directors and employees, including our NEOs

×   Backdate or spring-load equity awards

×    Reprice stock options or stock appreciation rights without shareholder approval

×    Offer any compensation programs or policies which reward excessive risk-taking

×    Provide multi-year guaranteed payments to executive officers

×    Offer tax reimbursement payments or gross-ups on any severance or change-in-control payments

×   Provide any significant perquisites

38 | 2020 PROXY STATEMENT

Peer Group and Market Data

With the assistance of our independent compensation consultant, FW Cook, our Compensation Committee we selected the companies below to include in our peer group based on similar size revenue and market capitalization as well as alignment with our current profile, targeting industrial and distribution companies and internet and technology companies and focusing on the connected home. This peer group was used to support 2019 compensation decisions.

• A.O. Smith Corp. • Acuity Brands, Inc. • ADT Inc. • Alarm.com Holdings, Inc. • Allegion plc • Anixter International, Inc. • Arlo Technologies Inc. • BlackBerry Limited • Fortune Brands Home & Sec.	• Itron, Inc. • Juniper Networks, Inc. • Lennox International Inc. • NCR Corporation • NETGEAR, Inc. • Nuance Communications • Owens Corning • Pentair plc • Watsco, Inc.

While our Compensation Committee considers peer group information provided by its independent consultant as part of its benchmarking analysis, it may also refer to other available resources including published compensation data from surveys to fully understand competitive compensation practices in the external marketplace for executive talent. While the Compensation Committee uses median benchmark data to guide its compensation decisions, actual compensation levels may vary based on the Compensation Committee’s consideration of other factors described below.

Elements of Compensation

Overview

Our Compensation Committee has the primary authority to determine and approve the compensation of our NEOs. The Committee is charged with reviewing our executive compensation policies and practices annually to ensure that the total compensation paid to our NEOs is fair, reasonable, competitive to our peers and commensurate with the level of expertise and experience of our NEOs.

Our Compensation Committee reviews and approves the total amount of compensation for our NEOs and the allocation of total compensation among each of the components of compensation. Their decisions in 2019 were determined principally on the following factors:

•	Individual and Company performance;

•	Each executive’s scope of responsibility and experience;

•	The judgment and general industry knowledge obtained through years of service with comparably-sized companies in our industry and other similar industries; and

•	Input about competitive market practices from our independent compensation consultant.

Our management team and human resources leadership worked closely with the Compensation Committee to analyze competitive market practices and effectively design and implement our executive compensation program. Our CEO regularly participates in Compensation Committee meetings and develops and provides recommendations to the Compensation Committee regarding the compensation for our NEOs (excluding himself) and the design of our incentive compensation programs. Our CEO and other NEOs are not present when their own compensation arrangements are discussed by the Compensation Committee.

2020 PROXY STATEMENT | 39

Resideo’s 2019 Executive Compensation Program

We have designed both near- and long-term incentive compensation packages that we believe are competitive and support the compensation objectives described above.

BASE SALARY

•  Salaries are competitive with median market practice for the individual’s role, taking into consideration individual performance, experience, scope of role relative to market benchmarks and other factors

ANNUAL INCENTIVE PLAN

•  As a newly independent company, our 2019 annual incentives were tied to achieving growth and profitability targets approved by the Board.

•  Financial metrics for 2019 were revenue, adjusted EBITDA and operating cash flow

•  The individual performance component of each executive’s annual incentive was linked to an assessment of each NEO’s individual business initiatives

•  Each metric was treated independently when calculating the annual incentive

LONG-TERM INCENTIVES

•  Target long-term incentive values were granted to our NEOs in three equally weighted equity instruments:

•  Stock options vesting annually over three years in equal, one-third installments

•  RSUs vesting annually over three years in equal, one-third installments

•  Performance share units (“PSUs”) with a three-year performance period utilizing performance goals measuring revenue and adjusted EBITDA performance targets set at time of grant

The Compensation Committee approved a 2019 executive compensation program which reflects our business strategy and a strong pay-for-performance culture. Our Compensation Committee views stock options as an equity instrument that strongly aligns the compensation realized by our NEOs and the long-term returns generated for our shareholders, as no compensation is earned unless the Company’s stock price increases from the level at which the option is granted. In addition, PSUs provide for multi-year revenue and adjusted EBITDA performance measurement and reinforce the goals established through our long-range planning process and approved by our Board. Our RSU awards further align the interests of our NEOs with our shareholders and provide a meaningful retention vehicle. Lastly, our long-term incentive plan only offers share-settled awards for all long-term incentive awards, further ensuring an alignment with the interests of our shareholders.

The charts below illustrate our NEOs’ compensation mix, which is heavily tied to variable compensation directly linked to company performance and aligned with our strong pay-for-performance compensation philosophy.

2019 CEO Total Target Direct Compensation	2019 Avg. Other NEO Total Target Direct Compensation

In determining the financial metrics used to set performance targets for our 2019 annual and long-term incentive compensation awards, our leadership team and Compensation Committee considered, among other factors, feedback received directly from certain shareholders and determined that revenue growth, profitability and cash flow measures were appropriate for our annual incentive program. The Compensation Committee also determined that revenue and profitability measures would be right for our long-term incentive plan for our first full year as an independent company. In coming to this decision, the Compensation Committee considered the fact that as a newly public company, we could not effectively establish measures which compare our performance against competitors or our executive compensation peer group.

40 | 2020 PROXY STATEMENT

Preview of 2020 Executive Compensation Design Changes

For the 2020 compensation program, the Compensation Committee added relative total shareholder return (rTSR) to the financial metrics used under our PSUs and increased the weight of performance-based equity within the mix of awards offered to our executive officers to 50% of the total long-term incentive mix. Specifically, the Compensation Committee approved a long-term incentive (LTI) program consisting of 50% performance-based share units, 30% stock options, and 20% time-based restricted stock units. All PSUs have a three year performance period and PSUs subject to the rTSR metric will be earned by comparing our total shareholder return to the total shareholder return of other companies in the S&P 400 Industrials Index as of the beginning of 2020.

Base Salary

Our base salaries provide a competitive level of fixed compensation for our NEOs that is aligned with their role and accounts for additional factors such as their level of experience and individual performance. The Compensation Committee considers competitive fixed cash compensation to be an important foundation of a competitive total compensation program that will both retain and motivate our executives. At least annually, the Compensation Committee reviews the competitiveness of base salaries relative to external benchmarks and considers changes, as appropriate, taking into consideration market data as well as factors specific to our Company, including key elements of our compensation philosophy described above. During the 2019 compensation review, only Mr. Nefkens and Mr. Aarnes received salary adjustments of 2.3% and 12.5% respectively.

2019 Annual Incentive Plan

The annual incentive opportunity performance metrics established by the Compensation Committee included measuring Resideo’s performance by weighting revenue at 40%, Adjusted EBITDA and operating cash flow at 20% each and the remaining 20% measuring individual performance and achievements, as determined by the Compensation Committee. The revenue measure is based on the total value of the products and services sold to our customers net of discounts and returns. The adjusted EBITDA measure represents our earnings before interest, taxes, depreciation, and amortization and provides a reasonable measure of the profitability of our operations. The operating cash flow measure is calculated as adjusted EBITDA plus changes in working capital less adjusted capital expenditures during the year. The annual incentive award financial metrics for our NEOs, other than Mr. Aarnes and Mr. de Masi, were calculated solely based on overall Resideo results. The financial metrics used to determine Mr. Aarnes’ annual incentive payment were based solely on the results of ADI. The financial metrics used to determine Mr. de Masi’s annual incentive payment were calculated and weighted equally between overall Resideo results and the results for the Products & Solutions business.

The Compensation Committee performed a qualitative assessment of individual performance against the approved objectives specified for each officer for 2019 and their accomplishments against those objectives as summarized on pages 43 and 44 below.

In connection with our recent leadership transition, the Compensation Committee chose to pay each of Mr. Nefkens and our former executive officers, Mr. Ragan and Mr. de Masi, in accordance with the Company’s actual financial results with respect to the financial metric components of the award but reduced the individual performance component for each of their awards by 50%, resulting in the individual performance component payment of 10% rather than 20%.

2020 PROXY STATEMENT | 41

The tables below summarize the plan goals and performance results for 2019 for the Company overall, for ADI and for the Products & Solutions business. These measures were used to determine the bonus payments to the NEOs as shown on page 45. Under the 2019 annual incentive plan, our NEOs were eligible to receive a bonus ranging from a threshold payment of 20% to a maximum of 200% of the target award allocated to achievement of the Revenue and Adjusted EBITDA goals, and ranging from a threshold payment of 16% to a maximum of 200% of the target award allocated to achievement of the Operating Cash Flow goal. With 100% target goal achievement, the resulting payment would be 100% of the target bonus for that performance metric.

Financial Performance (80% of bonus)	For the period January 1 - December 31, 2019

Total Company	Threshold ($M)	Goal ($M)	Maximum ($M)	Actual ($M)	Financial Performance %

Resideo Revenue (40%)	4,613	5,014	5,515	4,986	99%

Resideo Adjusted EBITDA (20%)	353	420	504	360	86%

Resideo Operating Cash Flow (20%)	234	285	342	191	67%

Financial Performance (80% of bonus)	For the period January 1 - December 31, 2019

ADI Global Distribution	Threshold ($M)	Goal ($M)	Maximum ($M)	Actual ($M)	Financial Performance %

ADI Revenue (40%)	2,583	2,808	3,089	2,813	100%

ADI Adjusted EBITDA (20%)	196	233	280	231	99%

ADI Operating Cash Flow (20%)	175	214	257	215	100%

Financial Performance (80% of bonus)	For the period January 1 - December 31, 2019

Products and Solutions (P&S)	Threshold ($M)	Goal ($M)	Maximum ($M)	Actual ($M)	Financial Performance %

P&S Revenue (20%)	2,101	2,284	2,512	2,173	95%

P&S Adjusted EBITDA (10%)	572	681	817	533	78%

P&S Operating Cash Flow (10%)	464	566	679	397	70%

*For P&S, consolidated Resideo financial performance as reflected in the table above accounted for the remaining 40% of the financial component.

2019 Annual Incentive Award - Financial and Individual	For the period January 1 - December 31, 2019

Performance Achievement	Financial Performance Result (80%)	Individual Performance (20%)	Total Award %

Michael Nefkens	42%	10%	52%

Robert Ryder	—	—	—

Robert Aarnes	79%	30%	109%

Stephen Kelly	42%	39%	81%

Niccolo de Masi	31%	10%	41%

Joseph Ragan	42%	10%	52%

42 | 2020 PROXY STATEMENT

In determining the actual 2019 bonus awards paid to each executive, the following formula was applied.

Annual Incentive Cash Bonus	=	Base Salary	×	Target Bonus Percentage	×	[	Financial Performance Payout Percentage	+	Individual Performance Payout Percentage	]

2019 Annual Incentive Plan – Individual Performance Objectives (20% of target award)

The Compensation Committee conducted a qualitative assessment to determine the individual performance objectives portion of the 2019 annual incentive award payout, which accounts for 20% of the target award. The Committee first reviewed corporate performance for each business unit and functional area and noted general 2019 accomplishments that were significant to understanding individual NEO performance. Each NEO’s objectives and results against those objectives is discussed below:

Michael Nefkens, President and Chief Executive Officer

Objectives	Results

•  Establish organizational effectiveness to reflect new organizational structure

•  Establish three-year strategy

•  Launch ADT Command portfolio, North American and EMEA general market release and next generation thermostat

•  Establish new corporate headquarters

•  Establish cybersecurity capabilities and governance

•  Establish corporate scorecard with targets

•  Establish budget and line of business targets

In connection with Mr. Nefkens’ transition, the Committee approved a payout of Mr. Nefkens’ personal performance component at 50% of target for this component (equal to 10% of total target incentive), in recognition of satisfaction of many of the objectives related to the Spin-Off and the Company’s first year of operations as an independent organization. In particular, the Committee considered Mr. Nefkens’ achievement of the following:

➣ Implemented an effective operating cadence with the leadership team that includes regular customer visits

➣ Completed analysis of organization spend and corporate cost structure and kicked off strategy development with lines of business.

➣ Completed the relocation of the corporate headquarters to Austin, Texas

➣ Completed the assessment of cyber capabilities

Robert Aarnes, President, ADI Global Distribution

Objectives	Results
• Develop 3-5 year growth strategy • Develop EBITDA margin expansion plan and two-year financial plan • Execute ADI sales and marketing initiatives to deliver successful launches and growth objectives

Based on the results below, the Committee approved a payout of Mr. Aarnes’ personal performance component at 150% of target for this component (equal to 30% of total target incentive)

➣ Developed and successfully implemented strategy with significant results in revenue and EBITDA expansion

➣ EBITDA expansion targets, plans and required investments approved and in place

➣ Completed restructuring activities, including headcount realignment

➣ Coordinated 2020 regional and line of business budgets to reflect expansion goals

➣ Implemented supplier stratification goal and plan for 2020

➣ Supported Super Connected platforms, including thermostat

➣ Implemented product launch pipeline

2020 PROXY STATEMENT | 43

Stephen Kelly, Executive Vice President and Chief Human Resources Officer

Objectives	Results

•  Develop global benefits and compensation programs to compete with high-tech/consumer products companies and enable us to attract and retain top talent

•  Create and launch – diversity and social responsibility programs

Based on the results below, the Committee approved a payout of Mr. Kelly’s personal performance component at 195% of target for this component (equal to 39% of total target incentive)

➣ Implemented the Resideo Signature Awards, a contemporary recognition program that promotes Resideo values and Performance Signature

➣ Designed and implemented the Resideo Bonus Plan that establishes better alignment between our pay for performance philosophy and business results

➣ Completed implementation of Total Rewards proposals for recruiting and engaging high technology workforce in the Austin technology center—Resideo Named one of 100 Best Places to Work in Austin 2020

➣ Completed the design of new employee stock purchase plan for launch in June 2020

➣ Launched various diversity affinity organizations at Resideo

Niccolo de Masi, Former Chief Innovation Officer – Former President, Products & Solutions and Chief Innovation Officer

Objectives	Results

•  Develop 3-5 year growth strategy and begin execution

•  Develop a comprehensive, global manufacturing optimization strategy; begin review and execution

•  Drive acquisitions and strategic partnerships to take us into water, energy management, air, and electrical monitoring

•  Strengthen sales capability across segments

In connection with Mr. de Masi’s transition, the Committee approved a payout of Mr. de Masi’s personal performance component at 50% of target for this component (equal to 10% of total target incentive), in recognition of satisfying many of the objectives related to the Spin-Off and the Company’s first year of operations as an independent organization. In particular, the Committee considered Mr. de Masi’s achievement of the following:

➣ Established roadmaps for each line of business

➣ Hired applications team and drove new experience with gamification

➣ Made progress on new retail thermostat model

➣ Provided framework on channels to market for major businesses

➣ Improved manufacturing planning to reduce past dues and improved on-time delivery, while maintaining world-class safety programs

➣ Completed three acquisitions, Buoy, Whisker Labs and LifeWhere, and negotiated key strategic partnerships

➣ Developed new sales incentive program to drive upside for sales leaders

Joseph Ragan, Former Executive Vice President and Chief Financial Officer

Objectives	Results

•  Develop 3-5 year financial plan

•  Establish corporate financial plan in conjunction with new strategy rollout

•  Establish a robust cybersecurity posture for Resideo by deploying security capabilities and governance in conjunction with Resideo’s exit from Honeywell transition services agreements

In connection with Mr. Ragan’s separation, the Committee approved a payout of Mr. Ragan’s personal performance component at 50% of target for this component (equal to 10% of total target incentive), in recognition of the objectives related to the Spin-Off and the Company’s first year of operations as an independent organization. In particular, the Committee considered Mr. Ragan’s achievement of the following:

➣ Completed 2019 operating plan

➣ Completed assessment of cyber capabilities and product security assessment

44 | 2020 PROXY STATEMENT

Based on achievement of the financial and individual performance objectives as described above, the following table sets forth the target amount and actual annual incentive payout for each NEO for fiscal 2019:

Name	Target Bonus ($)	Actual Bonus ($)

Michael Nefkens	1,260,000	655,200

Robert Ryder(1)	N/A	N/A

Robert Aarnes	450,000	490,500

Stephen Kelly	344,000	279,328

Niccolo de Masi	843,750	345,938

Joseph Ragan(2)	420,411	218,614

(1)	Mr. Ryder is not eligible for an annual incentive bonus per the terms of our engagement letter with Horsepower Advisors, LLC, the consulting firm through which we have retained his services.
(2)	Mr. Ragan’s target bonus reflected above is pro-rated based on the actual number of days he was employed during 2019.

2019 Long-Term Incentives

The goal of our long-term incentive plan is to align the compensation of our executives with the interests of shareholders by encouraging sustained long-term improvement in operational and financial performance and long-term increase in shareholder value. Long-term incentives also serve as retention instruments and provide equity-building opportunities for executives. Equity awards to our employees are granted under the Amended and Restated 2018 Stock Incentive Plan of Resideo Technologies, Inc. and its Affiliates (the “2018 Stock Incentive Plan”). Our first annual grants of LTI awards to the CEO and other NEOs as an independent, public company were issued on February 11, 2019, with the exception of Mr. de Masi, who joined Resideo as an executive officer on February 13, 2019. The Compensation Committee approved a mix of annual LTI awards in the form of performance stock units, stock options, and restricted stock units of equal value. The number of shares underlying the RSUs and PSUs was determined by dividing one-third of the total value of the LTI award by the average closing stock price of Resideo common stock on the three trading days leading up to and including the grant date. The number of stock options granted was calculated by dividing one-third of the total value of the annual LTI award by the Black-Scholes stock option value determined on the date of grant.

The table below provides a summary of the value and number of options and units granted to each NEO in 2019.

NAME	ROLE	Total Value of LTI Award ($)	Option Value (33%) ($)	TRSU Value (33%) ($)	PSU Value (33%) ($)	# of NQ Stock Options	# of TRSUs	# of PRSUs	Grant price of stock options ($)

Michael Nefkens	President and CEO	4,300,000	1,433,333	1,433,333	1,433,333	211,406	58,767	58,767	24.39

Robert Ryder*	Interim Chief Financial Officer	—	—	—	—	—	—	—	N/A

Robert Aarnes	President, ADI Global Distribution	1,400,000	466,666	466,666	466,666	68,829	19,133	19,133	24.39

Stephen Kelly	EVP, Chief Human Resources Officer	774,000	257,999	257,999	257,999	38,053	10,578	10,578	24.39

Niccolo de Masi	Former President, Products & Solutions and Chief Innovation Officer	2,700,000	900,000	900,000	900,000	132,743	36,101	36,101	25.04

Joseph Ragan	Former EVP, Chief Financial Officer	1,100,000	366,666	366,666	366,666	54,080	15,033	15,033	24.39

*	Mr. Ryder received no equity awards in his role as interim Chief Financial Officer.

Note that Mr. de Masi became an officer on February 13, 2019, therefore his stock options were issued on that date based on the Black-Scholes value determined on that date and reflects a strike price based on the fair market value of Resideo stock on February 13, 2019. Similarly, the number of RSU and PSU shares awarded were determined using the three-day average closing stock price through February 13, 2019.

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2019 Stock Options

The stock options awarded in 2019 will vest ratably over three-years with one third of the option shares vesting on each anniversary of the grant date until fully vested in February 2022, assuming the recipient is continually employed through each vesting date. The options will expire if unexercised prior to the seventh anniversary of the grant date. All of the stock options issued in 2019 were out-of-the money as of the date of this Proxy Statement.

2019 Restricted Stock Units

The restricted stock units awarded in 2019 will vest ratably over three-years with one third of the shares vesting on each anniversary of the grant date until fully vested in February 2022, assuming the recipient is continually employed through each vesting date.

2019 Performance Stock Units

The performance stock units awarded in 2019 will vest based on achievement of Resideo’s financial results over three years from January 1, 2019 through December 31, 2021.

The performance metrics applicable to the 2019 PSU awards are revenue and adjusted EBITDA with each metric applied equally – 50% weight for each goal. The total shares which can be earned by an executive under these awards ranges from 20% of the target award to a maximum of 200% of target. One-third (1/3) of the total target PSUs will apply to the measures for each of the three years of the performance period covered by the 2019 PSU award and may be earned independently of PSUs applicable to the performance goals for the other two years. Once deemed to be earned, the PSUs for any year under the 2019 PSU award will no longer be subject to the performance measures for a subsequent year(s).

Other Compensatory Decisions Applicable to 2019

In connection with the management transitions described above, the Compensation Committee approved certain separation and engagement agreements, summarized below, to affect a smooth transition of leadership.

Separation Agreements

Mr. Nefkens. In connection with our CEO transition, Mr. Nefkens is entitled to receive severance benefits in accordance with and subject to the conditions of the Company’s Severance Plan (as defined below under “Other Components of Our Compensation Program—Severance”). In addition, subject to the conditions of the Severance Plan and other conditions set forth in his separation agreement, Mr. Nefkens is also entitled to receive continued vesting of the founder’s grant restricted stock units granted on October 29, 2018, and a payment equal to his 2020 target annual incentive award, which is equal to 140% of his base salary (with his base salary remaining unchanged from 2019), pro-rated for the portion of 2020 during which Mr. Nefkens remained employed. In addition, and subject to the same conditions, Mr. Nefkens is entitled to a long-term incentive grant for 2020 valued at $1.433 million that vests monthly during fiscal 2020 with a minimum vesting of three months. Following the severance period, Mr. Nefkens will be engaged to provide consulting services for twelve months for an annual fee of $200,000, as described below. The severance benefits above are conditioned on Mr. Nefkens’ execution of and compliance with the separation agreement, including a release in favor of the Company and strict adherence to the restrictive covenants, which include one-year non-competition and two-year non-solicitation restrictions. If Mr. Nefkens exercises his right to terminate his employment on a date not selected by the Board of Directors, then he will receive only the severance benefits in accordance with the Company’s Severance Plan. Furthermore, in the event of a change in control prior to Mr. Nefkens’ last day of active employment, and if he experiences an involuntary termination (other than for cause) within two years after the change in control, then he will be entitled to a lump sum payment equal to twenty-four months of base pay plus two times his target annual incentive award.

The terms of Mr. Nefkens’ separation agreement were determined by the Compensation Committee in consideration of Mr. Nefkens’ significant contributions toward the Spin-Off and to facilitate a smooth transition of his responsibilities to a successor CEO, as described in more detail below:

•

Severance benefits. The Compensation Committee determined that Mr. Nefkens was entitled to severance benefits under the Company’s Severance Plan in connection with the Board’s decision that a different skill set was needed to lead the next stage of the Company’s evolution, which contributed to the mutual agreement of Mr. Nefkens and the Board to hire a new CEO.

46 | 2020 PROXY STATEMENT

•

Continued vesting of founder’s grant. Upon his appointment as CEO, Mr. Nefkens did not receive a signing bonus or new hire equity grant. The award of a signing bonus and/or a special equity award often occurs when hiring a CEO to lead an organization. Mr. Nefkens’ October 29, 2018 founders grant was awarded in lieu of a signing bonus and new hire equity award. Therefore, the Compensation Committee determined that Mr. Nefkens should be entitled to continued vesting in this award to recognize the substantial efforts and work completed as part of the Company’s Spin-Off and launch as an independent public company, subject to the terms of his separation agreement.

•

Eligibility for 2020 pro-rated target annual incentive award. It is expected that Mr. Nefkens will remain in the role as CEO until a new CEO has been identified and hired, which is expected to occur sometime in 2020. Mr. Nefkens’ continued eligibility for a pro-rata payout of his target annual incentive award will recognize his continuing service as CEO and his efforts to facilitate a smooth transition of his responsibilities.

•

2020 equity incentive award with monthly vesting. Mr. Nefkens’ 2020 equity incentive award is intended to keep Mr. Nefkens’ interests aligned with the interests of shareholders during the transition period and keep him engaged and focused on both the immediate and long-term objectives of Resideo.

•

Post severance consulting agreement. The Board determined it was advisable to retain access to Mr. Nefkens over the medium-term beyond his employment given his deep knowledge of our business and legal matters related to the Spin-Off, particularly in light of multiple executive transitions occurring at the same time.

Mr. de Masi. In connection with Mr. de Masi’s continued employment as our Chief Innovation Officer following the Board’s decision to hire a new President of the Products and Solutions business unit, he continued to receive the same base salary and annual incentive compensation but was not eligible to receive any further equity awards. Mr. de Masi was terminated on March 13, 2020 and received severance benefits under our Severance Pay Plan for Designated Executive Employees (the “Executive Severance Plan”) with enhanced salary continuation payments of 18 months, in recognition of the benefit for which he had previously been eligible under the Officer Severance Plan. Under the terms of his separation agreement, Mr. de Masi is eligible for continued vesting of his November 18, 2018 restricted stock unit award that he received upon his election as a director and before he became an executive officer. In addition, Mr. de Masi will receive a payment equal to his 2020 target annual incentive award, which is equal to 125% of his base salary (with his base salary remaining unchanged from 2019), pro-rated for the portion of 2020 during which Mr. de Masi remained employed, which amount would only include one-half of the amount tied to the individual performance component. All the severance benefits are subject to the conditions in the Executive Severance Plan, and the additional benefits are also subject to Mr. de Masi’s compliance with other covenants governing his separation, which include one-year non-competition and two-year non-solicitation restrictions.

In designing the terms of the letter agreement providing for Mr. de Masi’s continued employment, the Compensation Committee considered the need to affect a smooth transition of Mr. de Masi’s responsibilities to Mr. Sankpal and ensure that Mr. de Masi’s interests remained aligned with the Company’s as he continued in his non-executive position as Chief Innovation Officer. The Compensation Committee particularly considered the need for steady leadership during this time of significant change within Resideo. Accordingly, the Compensation Committee agreed to the additional severance benefits in the event that Mr. de Masi’s employment was terminated without cause within the following twelve months. The Company later decided to terminate Mr. de Masi’s employment effective March 13, 2020, thereby entitling him to the severance benefits provided in his letter agreement.

Mr. Ragan. As provided in Mr. Ragan’s separation and release agreement, if he adheres to the terms and conditions of the separation agreement and complies with certain restrictive covenants, he is entitled to receive severance benefits under the Severance Plan. In addition, subject to the conditions of the Severance Plan and other conditions set forth in his separation agreement, Mr. Ragan received a pro-rated payout of his fiscal 2019 annual incentive award based on the Company’s actual performance against the performance goals and one-half of the amount tied to individual performance, and is entitled to receive (i) continued vesting of a pro-rated portion of his restricted stock units that were granted to him on October 29, 2018 and (ii) reimbursement of the cost of real estate commission fees on the sale of his home and shipment of household goods if Mr. Ragan relocates to the metropolitan area where he resided prior to his move to Austin, TX in the six-month period following the termination of his employment. The restrictive covenants applicable to Mr. Ragan include a one-year non-competition and a two-year non-solicitation restriction.

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Mr. Ragan was entitled to severance benefits under the Severance Plan as the Board terminated his employment in connection with a search for a new chief financial officer with a different skill set. The Compensation Committee approved the additional severance benefits for Mr. Ragan in consideration of his significant efforts in connection with the Spin-Off and launch of Resideo as an independent public company. Based on these factors, the Compensation Committee provided Mr. Ragan with a pro-rated payout of his fiscal 2019 annual incentive award (based on actual performance) and continued vesting of a pro-rated portion of the founder’s grant he received on October 29, 2018, which was granted at Spin-Off and in lieu of any other sign-on compensation when he joined the Company.

Engagement Letter

Mr. Ryder. On October 22, 2019, the Board appointed Mr. Ryder as Interim Chief Financial Officer effective November 7, 2019. The terms of Mr. Ryder’s service to Resideo are set forth in an engagement letter with Horsepower Advisors, LLC (“Horsepower”), a consulting firm through which we obtained his services. Mr. Ryder currently serves as the President of Horsepower. Pursuant to the engagement letter, Resideo will pay Horsepower a bi-weekly fee of $115,000 as compensation for Mr. Ryder’s services, as well as reimbursement of Mr. Ryder’s reasonable and authorized travel expenses related to performance of the services. Mr. Ryder shall not be eligible for an annual incentive award or any long-term incentive awards. The engagement will continue in effect for six months unless terminated earlier by either party upon 30 day’s written notice.

Other Components of Our Compensation Program

Severance

In November 2018, the Compensation Committee adopted the Resideo Technologies, Inc. Severance Plan for Designated Officers (the “Severance Plan”), which includes each of our NEOs, other than Mr. de Masi. The terms of the Severance Plan were established following a review of the severance practices among companies in our approved compensation peer group.

The Severance Plan addresses severance for our NEOs upon a termination following a change in control (“CIC”), considered a “double trigger”, and is intended to ensure the continued attention of our NEOs to their roles and responsibilities without the distraction that may arise from the possibility of a job loss concurrent with a CIC of Resideo.

In addition, the Severance Plan provides for severance payments and benefits that become payable if the employment of one of our NEOs is terminated by us without “cause” (as defined in the Severance Plan) subject to such individual signing and not revoking a release of claims agreement.

The Compensation Committee has adopted the Severance Plan to provide competitive post-employment compensation arrangements that promote the continued attention, dedication and continuity of the members of our senior management team, including our NEOs, and enable us to continue to recruit talented senior executive officers. The Compensation Committee intends to periodically review the severance available to our NEOs under the Severance Plan to ensure ongoing competitiveness and alignment with our overall compensation philosophy.

The severance benefits provided to our NEOs are outlined in the Potential Payments Upon Termination or Change in Control Table found later in this Proxy Statement.

Nonqualified Deferred Compensation Plan

Executive officers (including the NEOs) may choose to participate in the Resideo Supplemental Savings Plan, a nonqualified deferred compensation plan that permits additional tax-deferred retirement savings options. The Resideo Supplemental Savings Plan has two components, the Deferred Incentive Program (DIP) and the Supplemental Savings Program (SSP). Executive officers can elect to defer up to 100% of their annual incentive award under the DIP component. In addition, under the SSP component, executive officers may also elect to defer eligible compensation that cannot be contributed to the Company’s 401(k) plan due to IRS limitations. The amounts contributed to the Supplemental Savings Plan are eligible for company matching credits, not to exceed 87.5% of the first 8% contributed combined between the SSP and the Company’s 401(k) plan. The participant account balances in the Supplemental Savings Plan are subject to gains and losses, based on the returns of the Fidelity® U.S. Bond Index Fund.

48 | 2020 PROXY STATEMENT

Benefits and Perquisites

Our NEOs are eligible to receive the same benefits as our salaried employees in the United States. Resideo and the Compensation Committee believe this approach is reasonable and consistent with the overall compensation objectives to attract and retain employees. These benefits include medical, dental, vision, disability insurance, a 401(k) plan and other plans and programs made available to other eligible employees in the United States. Employee benefits and perquisites are reviewed periodically to ensure that benefit levels remain competitive.

In connection with the Spin-Off, in June 2019 we moved into our new headquarters in Austin, Texas, a state-of-the-art office building that houses our executive leadership team as well as a software development center. In connection with the relocation from Golden Valley, Minnesota to Texas, we provided certain relocation benefits to executives, officers and NEOs to ease the transition for relocating employees and their families while ensuring our team remained focused on achieving the Company’s goals.

Executive Annual Physical Program

Effective with the 2019 calendar year, the Compensation Committee approved that all officers are required to have an annual executive physical and are eligible to participate in an executive annual physical program paid for by the Company. These physicals provide a more in-depth review of the health of those employees reporting to the President of the Company. Each of our NEOs participated in the annual physical exam program in 2019.

Executive Stock Ownership Guidelines

The Compensation Committee believes that the interests of our executives, including our NEOs, will be more aligned with those of our shareholders, and our NEOs will more effectively pursue strategies that promote our shareholders’ long-term interests, if our executives hold substantial amounts of our stock. Accordingly, in November 2018, our Compensation Committee adopted minimum stock ownership guidelines for all executive officers, including our NEOs.

Under these guidelines, our executive officers must hold shares of Resideo common stock equal in value to the following multiples of their current base salary:

CEO	6x Base Salary

Other Executive Officers	3x Base Salary

Our executive officers have five years from the date they become subject to the guidelines to meet the ownership requirement. Shares owned outright, unvested RSU awards and earned performance share awards are counted toward the ownership requirement. Shares may be sold during the accumulation period if satisfactory progress towards meeting the minimum requirement is demonstrated. As of December 31, 2019, Mr. Kelly and Mr. Aarnes have met the minimum stock ownership requirement under the policy.

Incentive Recoupment Policy (“Clawback”)

In the event of a material restatement of our financial results (a “Restatement”), the Board will review all incentive compensation paid to senior executives on the basis of having met or exceeded specific performance targets for performance periods during the Restatement period. To the extent permitted by applicable law, the Board will seek to recoup incentive compensation, in all appropriate cases (taking into account all relevant factors, including whether the assertion of a recoupment claim may prejudice the interests of the Company in any related proceeding or investigation), paid to, or credited to a deferred compensation account of, any senior executive, if and to the extent that:

(i)	the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a Restatement;

(ii)	the senior executive engaged in misconduct that caused the need for the Restatement; and

(iii)	the amount of incentive compensation that would have been awarded to the senior executive had the financial results been properly reported would have been lower than the amount actually awarded.

2020 PROXY STATEMENT | 49

Hedging and Pledging Policy

It is our policy that all of our directors, officers and employees are prohibited from engaging in short sales of Resideo securities and selling or purchasing puts or calls or otherwise trading in or writing options on Resideo securities and using certain financial instruments (including forward sale contracts, equity swaps, collars and exchange funds), holding securities in margin accounts or pledging Resideo securities as collateral, in each case, that are designed to hedge or offset any decrease in the market value of Resideo securities.

Tax Deductibility of Executive Compensation

Prior to 2018, Section 162(m) of the Internal Revenue Code generally limited the tax deductibility of compensation paid to the CEO and each of the next three most highly compensated executive officers (excluding the CFO) that exceeded $1 million in any taxable year unless the compensation over $1 million qualified as “performance-based” within the meaning of Section 162(m).

The ability to rely on the “performance-based” compensation exception under Section 162(m) was eliminated in 2017 and the $1 million limitation on deductibility generally was expanded to include all NEOs (including the CFO). Thus, we generally will not be able to take a deduction for any compensation paid to our NEOs in excess of $1 million unless the compensation qualifies for transition relief applicable to certain arrangements in place on November 2, 2017. The rules and regulations promulgated under Section 162(m) are complicated, and may change from time to time, and the scope of the transition relief under the legislation repealing Section 162(m)’s performance-based exemption from the deduction limit is uncertain. The Compensation Committee will continue to monitor the effect of tax reform on our executive compensation program.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Form 10-K for the year ended December 31, 2019.

This report is provided by the following independent members of the Board, who comprise the Compensation Committee:

Sharon Wienbar (Chair)

Nina Richardson

Andrew Teich

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Summary Compensation Table

The following table sets forth information concerning the compensation awarded to, earned by or paid to our NEOs during 2019.

Officer Name	Position	Year	Base Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Changes in Pension Values and Non Qual. Deferred Comp Earnings ($)(5)	All Other Compensation ($)(6)	Total Compensation ($)

Michael Nefkens	President & Chief Executive Officer	2019	895,068	—	2,866,654	1,433,333	655,200	—	502,910	6,353,165
		2018	135,385	193,227	4,104,724	—	998,977	—	1,645	5,433,958

Robert Ryder	Interim Chief Financial Officer(7)	2019	—	—	—	—	—	—	391,000	391,000

Robert Aarnes	President, ADI Global Distribution	2019	437,671	—	933,308	466,661	490,500	40,977	19,145	2,388,262
		2018	60,135	44,987	885,007	—	138,905	9,996	4,440	1,143,470

Stephen Kelly	EVP, Chief Human Resources Officer	2019	430,000	—	515,995	257,999	279,328	140,014	713,972	2,337,308
		2018	65,346	67,898	1,041,057	—	178,415	8,163	9,111	1,369,991

Niccolo de Masi	Former Chief Innovation Officer(8)	2019	589,931	—	1,807,938	903,980	345,938	—	363,149	4,010,936

Joseph Ragan	Former EVP, Chief Financial Officer(9)	2019	492,885	—	733,310	366,662	—	—	365,444	1,958,301
		2018	84,615	44,090	1,050,108	—	156,237	—	2,051	1,337,101

(1)	For 2018, our NEOs received a discretionary bonus payment for their significant contributions to our successful Spin-Off from Honeywell.

(2)

Stock awards in 2019 consisted of restricted stock unit (RSU) awards and performance stock unit (PSU) awards. The amounts reported in this column represent the aggregate grant date fair value of the RSU awards for fiscal years 2019 and 2018 and of the target level of the PSU awards for fiscal years 2019. We calculated these amounts in accordance with the provisions of FASB ASC Topic 718 utilizing the assumptions discussed in Note 18 to our financial statements for the fiscal years ended December 31, 2019 and December 31, 2018. The grant date fair value of the 2019 RSUs and the grant date fair value of the 2019 PSUs if target performance and maximum performance is achieved are as follows:

		PSUs

Name	RSUs ($)	Target ($)	Maximum ($)

Michael Nefkens	1,433,327	1,433,327	2,866,654

Robert Ryder	—	—	—

Robert Aarnes	466,654	466,654	933,308

Stephen Kelly	257,997	257,997	515,995

Niccolo de Masi	903,969	903,969	1,807,938

Joseph Ragan	366,655	366,655	733,310

(3)

The amounts reported in this column represent the aggregate grant date fair value of the option awards for fiscal year 2019. No options were issued in 2018. We calculated these amounts in accordance with the provisions of FASB ASC Topic 718 utilizing the assumptions discussed in Note 18 to our financial statements for the fiscal year ended December 31, 2019.

(4)

The amounts in this column represent the total 2019 annual incentive payments made to the NEOs as described in more detail above in the “Compensation Discussion & Analysis – Elements of Compensation” section of this Proxy Statement. The amount shown was paid shortly after the end of the fiscal year.

(5)

The amounts in this column represent the aggregate change in the present value of each NEO’s accumulated benefit under the Company’s pension plans (as disclosed in the Pension Benefits table on page 57).

(6)

The amounts reported in this column for 2019 include costs for company contributions under the 401(k) and deferred compensation plan, relocation benefits in connection with the Spin-Off, the imputed value of company-provided life insurance, costs for executive healthcare

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services and in the case of Mr. Ragan only, severance benefits. The amount for Mr. Ryder includes the payments made to Horsepower, which are described in more detail below in footnote 7.

Name	401k Company Contributions ($)	Deferred Compensation Plan Company Contributions ($)	Relocation Expenses ($)(a)	Relocation- Related Tax Gross-Up ($)(b)	All Other ($)(c)

Michael Nefkens	9,800	—	429,270	58,300	5,540

Robert Ryder	—	—	—	—	—

Robert Aarnes	16,625	—	—	—	2,520

Stephen Kelly	16,625	13,475	533,953	144,379	5,540

Niccolo de Masi	—	—	332,625	28,084	2,440

Joseph Ragan	—	—	43,733	20,938	365,444

(a)

The amounts shown relate to relocating our NEOs to Austin, Texas in connection with the relocation of our corporate headquarters following the Spin-Off. Eligible relocation expenses included: moving of household goods, travel expense reimbursement for home-finding trips and final journey to the destination, expense allowance, home sale assistance (including, potential payment of certain closing costs and reimbursement for certain losses on home sales), potential payment of certain closing costs in connection with a new home purchase temporary housing, reimbursement of lease cancellation expenses.

(b)	The amounts shown are for taxes related to the reimbursement of relocation expenses.

(c)

Includes costs for executive healthcare services and excess liability insurance premiums paid by the Company. In the case of Mr. Ragan only, includes severance benefits consisting of $78,269 of salary continuation following his termination date of November 6, 2019 through December 31, 2019 and $218,614 representing a pro-rated payout of his fiscal 2019 annual incentive award provided pursuant to the terms of his separation agreement.

(7)

Mr. Ryder was appointed as Interim Chief Financial Officer effective November 7, 2019. Mr. Ryder is the President of Horsepower, a consulting firm through which his services have been retained under an engagement letter dated October 22, 2019. Pursuant to that engagement letter, the Company pays Horsepower a bi-weekly fee of $115,000 for Mr. Ryder’s services, as well as reimbursement of reasonable and authorized travel expenses related to performance of the services. Mr. Ryder does not receive any equity compensation per the terms of the engagement letter.

(8)

Mr. de Masi served as President, Products & Solutions and Chief Innovation Officer, from February 13, 2019 through January 6, 2020. Mr. de Masi continued serving as Chief Innovation Officer, which was not an executive officer position, until his employment terminated on March 13, 2020.

(9)	Mr. Ragan’s employment terminated effective November 6, 2019.

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Grants of Plan-Based Awards - Fiscal Year 2019

The following table summarizes the grants of plan-based awards made to our NEOs during the fiscal year ended December 31, 2019.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards

Officer Name	Award Type	Grant Date	Threshold ($)(A)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh.)	Closing Price on Date of Grant of Option Awards ($/sh.)	Grant Date Fair Value of Stock and Option Awards ($)
Michael Nefkens	Annual Incentive Plan(1)	01/01/2019	191,520	1,260,000	2,520,000	—	—	—	—	—	—	—	—
	Stock Options (2)	02/11/2019	—	—	—	—	—	—	—	211,406	24.39	24.70	1,433,333
	RSU(3)	02/11/2019	—	—	—	—	—	—	58,767	—	—	—	1,433,327

	PSU(4)	02/11/2019	—	—	—	11,753	58,767	117,534	—	—	—	—	1,433,327

Robert Ryder	—	—	—	—	—	—	—	—	—	—	—	—	—
Robert Aarnes	Annual Incentive Plan(1)		68,400	450,000	900,000	—	—	—	—	—	—	—	—
	Stock Options (2)	02/11/2019	—	—	—	—	—	—	—	68,829	24.39	24.39	466,660
	RSU(3)	02/11/2019	—	—	—	—	—	—	19,133	—	—	—	466,654

	PSU(4)	02/11/2019	—	—	—	3,827	19,133	38,266	—	—	—	—	466,654
Stephen Kelly	Annual Incentive Plan(1)	01/01/2019	52,288	344,000	688,000	—	—	—	—	—	—	—	—
	Stock Options (2)	02/11/2019	—	—	—	—	—	—	—	38,053	24.39	24.70	257,999
	RSU(3)	02/11/2019	—	—	—	—	—	—	10,578	—	—	—	257,997

	PSU(4)	02/11/2019	—	—	—	2,116	10,578	21,156	—	—	—	—	257,997
Niccolo de Masi	Annual Incentive Plan(1)	01/01/2019	128,250	843,750	1,687,500	—	—	—	—	—	—	—	—
	Stock Options (2)	02/13/2019	—	—	—	—	—	—	—	132,743	25.04	25.17	903,980
	RSU(3)	02/13/2019	—	—	—	—	—	—	36,101	—	—	—	903,969

	PSU(4)	02/13/2019	—	—	—	7,220	36,101	72,202	—	—	—	—	903,969
Joseph Ragan(5)	Annual Incentive Plan(1)	01/01/2019	75,240	495,000	990,000	—	—	—	—	—	—	—	—
	Stock Options (2)	02/11/2019	—	—	—	—	—	—	—	54,080	24.39	24.39	366,662
	RSU(3)	02/11/2019	—	—	—	—	—	—	15,033	—	—	—	366,655

	PSU(4)	02/11/2019	—	—	—	3,007	15,033	30,066	—	—	—	—	366,655

(A)

Represents the payment that would be received for the minimum level of performance required to achieve a payout under the plan for 2019. The amounts reflected are based on revenue achievement of 92% of target, adjusted EBITDA achievement of 84% of target, and operating cash flow achievement of 82% of target, with no payment under the individual performance component of the plan.

(1)

Annual Incentive Compensation awarded under the Resideo Bonus Plan for the 2019 performance year. Amounts reflected are for the annual bonus payable in 2020, for the 2019 performance year. The amounts actually paid with respect to these awards are reflected in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column. See “Compensation Discussion and Analysis – Elements of Compensation- 2019 Annual Incentive Plan” for more information about our annual incentive compensation plan. The target award for each executive reflects adjustments for changes in salary and bonus targets during the Plan year.

(2)

Non-qualified stock options granted under the 2018 Stock Incentive Plan. The options will vest ratably on February 11, 2020, 2021 and 2022, except for those granted to Mr. de Masi, which will vest ratably on February 13, 2020, 2021 and 2022. The grant date fair value of stock options was calculated in accordance with FASB ASC Topic 718 using the Black-Scholes option valuation model as of the date of grant based on the assumptions reflected in Note 18 of the Company’s Form 10-K for the period ended December 31, 2019.

(3)

Restricted stock units granted under the 2018 Stock Incentive Plan. The restricted stock units will vest ratably on February 11, 2020, 2021 and 2022 except for those granted to Mr. de Masi, which will vest ratably on February 13, 2020, 2021 and 2022. The grant date fair value of the RSUs reflected in the final column is equal to the average of the high and low price for Resideo on the date of grant.

(4)

The amounts in the Target column represents the number of shares earned at target (100%) level of performance. The amounts in the column labeled Threshold represent the total number of shares that would be earned at the minimum level of performance achievement for each the revenue and adjusted EBITDA goals for each of the three-years during the performance period. Actual awards may range from 0% to 200% of target. The grant date fair value reflected in the final column is equal to the average of the high and low price for Resideo on the date of grant.

(5)

Pursuant to the terms of the awards granted on February 11, 2019, upon his termination on November 6, 2019, Mr. Ragan (i) received (a) a pro-rata distribution of his RSU grant, and (b) pro-rated vesting of his stock option grant which vested options shall remain exercisable for one year after his termination of service and (ii) is entitled to receive a pro-rata number of the PSUs earned as of the end of the performance period, if any, based on Company’s actual achievement against the revenue and adjusted EBITDA goals set for 2019, which shall be paid out at the same time as the other 2019 PSUs. Pursuant to the terms of Mr. Ragan’s separation agreement, he was also

2020 PROXY STATEMENT | 53

entitled to receive a pro-rated payout of his 2019 annual incentive award based on the Company’s actual performance against the performance goals and one-half of the amount tied to individual performance.

Description of Grants of Plan Based Awards

The amounts shown in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns in the table above represent each NEO’s opportunity under the Company’s Annual Incentive Compensation Plan for 2019. The target award is based on the individual’s base salary throughout the period of employment during the performance period, as well as changes in the individual’s bonus target that may have occurred.

The awards shown in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column in the table above are PSU awards and are earned over three years if the Company achieves certain performance goals over a three-year performance period (2019 – 2021). The 2019 PSU metrics are the Company’s revenue (50%) and the Company’s Adjusted EBITDA (50%) results. One-third (1/3) of the total target PSUs will apply to the measures for each of the three years of the performance period covered by the 2019 PSU award and may be earned independently of PSUs applicable to the performance goals for the other two years covered by the awards. Once deemed to be earned, the PSUs for any year under the 2019 PSU award will no longer be subject to the performance measures for a subsequent year(s).

Dividend equivalents may be earned on the 2019 RSU and PSU awards, however they will be subject to the same vesting and forfeiture provisions that apply to the underlying award to which they relate.

The 2019 option, RSU and PSU awards are subject to double trigger accelerated vesting and payout upon a change in control only if the award is (1) assumed, replaced or continued by the successor entity and (2) the recipient’s employment is terminated without cause or, in the case of certain executives only, if the award recipient resigns for good reason, in each case, within 24 months after the change in control, or if the surviving entity in the change-in-control transaction refuses to continue, assume, or replace the awards. In such instance the 2019 options and RSU awards will vest in full immediately, and assuming the performance period has not been completed, the 2019 PSU awards will vest based on target performance during the truncated performance period and on a pro rata basis based on a target number of units for the year following the truncated performance period.

If an award recipient’s employment ends as a result of his or her death or disability, vesting of the options and RSU awards will accelerate in full while the 2019 PSU awards will vest on a pro-rata basis, based on actual performance as measured at the end of the performance period. If an award recipient’s employment ends as a result of retirement and the participant accepts certain post-employment conditions, the RSU awards and options will continue to vest in accordance with the original vesting schedule and the 2019 PSU awards will vest in accordance with the previous sentence.

In the case of executive officers only, if an award recipient’s employment ends as a result of an involuntary termination without cause by the Company, the options and RSU awards will vest on a pro rata basis immediately and the 2019 PSU awards will vest on a pro-rata basis, based on actual performance as measured at the end of the performance period.

If an award recipient’s employment ends for any other reason, unvested options, RSU and PSU awards will be forfeited. With respect to each of the option, RSU and PSU awards described above, if an award recipient breaches certain non-competition or non-solicitation obligations, the recipient’s unvested units will be forfeited, and certain shares issued in settlement of units that have already vested must be returned to Resideo or the recipient must pay Resideo the amount of the shares’ fair market value as of the date they were issued.

The impact of a termination of employment or change in control of our Company on option, RSU and PSU awards held by our NEOs is quantified in the “Potential Payments Upon Termination or Change in Control” section below.

All stock awards granted to the NEOs shown in the table above were granted under the 2018 Stock Incentive Plan and are governed by and subject to the terms and conditions of the plan and the relevant award agreements.

54 | 2020 PROXY STATEMENT

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table summarizes information regarding outstanding equity awards held by our NEOs as of December 31, 2019.

			Option Awards				Stock Awards		Equity Incentive Plan Awards

Officer Name	Grant Date	Notes	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Exercise Options (#) Unexercisable	Option Exercise Price ($)	Unexercised Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested* ($)	Number of Unearned Shares or Other Rights That Have Not Vested (#)(18)	Market or Payout Value of Unearned Shares or Other Rights That Have Not Vested ($)
Michael Nefkens	10/29/2018	(1)	—	—	—	—	154,400	1,841,992
	2/11/2019	(2)	—	211,406	24.39	2/10/2026	—	—
	2/11/2019	(3)	—	—	—	—	58,767	701,090
	2/11/2019	(4)	—	—	—	—	—	—	11,753	140,213
	Total			211,406			213,167	2,543,082	11,753	140,213
Robert Ryder	—	—	—	—	—	—	—	—	—	—
Robert Aarnes	2/25/2016	(5)	—	—	—	—	1,611	19,219
	9/29/2016	(6)	—	—	—	—	7,450	88,879
	2/28/2017	(7)	—	—	—	—	4,313	51,454
	2/28/2017	(8)	—	—	—	—	2,241	26,735
	2/28/2017	(9)	—	—	—	—	4,810	57,383
	2/27/2018	(10)	—	—	—	—	4,394	52,420
	2/27/2018	(11)	—	—	—	—	3,631	43,318
	10/29/2018	(1)	—	—	—	—	28,730	342,749
	11/15/2018	(12)	—	—	—	—	5,558	66,307
	2/11/2019	(2)	—	68,829	24.39	2/10/2026	—	—
	2/11/2019	(3)	—	—	—	—	19,133	228,257
	2/11/2019	(4)	—	—	—	—	—	—	3,827	45,656
	Total			68,829			81,871	976,721	3,827	45,656
Stephen Kelly	7/26/2013	(13)	—	—	—	—	10,094	120,421
	2/25/2016	(5)	—	—	—	—	4,833	57,658
	7/29/2016	(14)	—	—	—	—	13,096	156,235
	2/28/2017	(7)	—	—	—	—	8,626	102,908
	2/28/2017	(8)	—	—	—	—	4,480	53,446
	2/28/2017	(9)	—	—	—	—	10,596	126,410
	2/27/2018	(10)	—	—	—	—	6,533	77,939
	2/27/2018	(11)	—	—	—	—	5,415	64,601
	10/29/2018	(1)	—	—	—	—	32,320	385,578
	11/15/2018	(12)	—	—	—	—	8,337	99,460
	2/11/2019	(2)	—	38,053	24.39	2/10/2026	—	—
	2/11/2019	(3)	—	—	—	—	10,578	126,196
	2/11/2019	(4)	—	—	—	—	—	—	2,115	25,232	(5)
	Total			38,053			125,468	1,497,048	2,115	25,232	(5)
Niccolo de Masi	11/16/2018	(15)	—	—	—	—	11,157	133,103
	2/13/2019	(16)	—	132,743	25.04	2/12/2026
	2/13/2019	(17)	—	—	—	—	36,101	430,685
	2/13/2019	(4)	—	—	—	—	—	—	7,220	86,135
	Total			132,743			47,258	563,788	7,220	86,135
Joseph Ragan (19)	10/29/2018	(1)	—	—	—	—	11,763	140,333
	2/11/2019	(2)	13,222	—	24.39	11/5/2020	—	—
	2/11/2019	(4)	—	—	—	—	—	—	2,542	30,326
	Total		13,222				11,763	140,333	2,542	30,326

2020 PROXY STATEMENT | 55

*

Based on the closing stock price for Resideo stock on December 31, 2019 ($11.93). All awards with grant dates prior to October 29, 2018, the date of the Spin-Off, were equity awards (stock options, RSUs and PSUs) issued by Honeywell that were converted to Resideo RSUs on October 29, 2018.

(1)	These Founder’s Grant RSU Awards granted on October 29, 2018 will vest in equal amounts on October 29, 2021 and October 29, 2022.

(2)	These non-qualified stock options will vest in equal annual installments on each of February 11, 2020, February 11, 2021 and February 11, 2022.

(3)	These RSUs will vest in equal annual installments on each of February 11, 2020, February 11, 2021 and February 11, 2022.

(4)

The PSUs reported in this column represent 2019 PSU awards will vest at the end of the three-year performance period ending December 31, 2021. The number of PSUs that the NEO will receive is dependent upon the achievement of certain financial metrics approved by the Compensation Committee measuring revenue and Adjusted EBITDA. For each NEO other than Mr. Ragan, the amount of PSUs shown is the threshold number of units that could be earned and paid out in shares. The amount of PSUs shown for Mr. Ragan reflects the pro-rata number of the PSUs earned as of the end of the performance period, based on our actual achievement against the revenue and adjusted EBITDA goals set for 2019, which shall be paid out at the same time as the other 2019 PSUs.

(5)	The remaining unvested units under this converted Honeywell award will vest in full on February 25, 2020.

(6)	The remaining unvested units under this converted Honeywell award will vest in the amount of 3,662 shares on September 29, 2021 and 3,788 shares on September 29, 2023.

(7)	The remaining unvested units under this converted Honeywell award will vest in equal amounts on February 28, 2020 and February 28, 2021.

(8)	The remaining unvested units under this converted Honeywell award will vest on February 28, 2020.

(9)	The remaining unvested units under this converted Honeywell award will vest on March 15, 2020.

(10)	The remaining unvested units under this converted Honeywell award will vest in equal annual installments on each on February 27, 2020, February 27, 2021 and February 27, 2022.

(11)	The remaining unvested units under this converted Honeywell award will vest on February 27, 2021.

(12)	The remaining unvested units under this converted Honeywell award will vest on March 15, 2021.

(13)	The remaining unvested units under this converted Honeywell award will vest on July 26, 2020.

(14)	The remaining unvested units under this converted Honeywell award will vest with respect to 6,446 shares on July 29, 2021 and 6,650 shares on July 29, 2023.

(15)

These RSUs were granted to Mr. de Masi while he was an independent director on our board prior to his service as an executive officer of the Company. The award will vest in equal amounts on November 16, 2021 and November 16, 2022.

(16)	These non-qualified stock options will vest in equal annual installments on each of February 13, 2020, February 13, 2021 and February 13, 2022.

(17)	These RSUs will vest in equal annual installments on each of February 13, 2020, February 13, 2021 and February 13, 2022.

(18)

The PSUs reported in this column represent 2019 PSU awards that will vest at the end of the three-year performance period. The number of PSUs that the NEO will receive is dependent upon the achievement of certain financial metrics approved by the Compensation Committee measuring revenue and Adjusted EBITDA. The amount of PSU units shown is the threshold number of units that could be earned and paid out in shares.

(19)

Per the terms of his separation agreement, a pro rata portion of Mr. Ragan’s October 29, 2018 RSU grant will continue to vest in accordance with the original vesting schedule. Pursuant to the terms of the awards granted on February 11, 2019, upon his termination on November 6, 2019, Mr. Ragan (i) received: (a) a pro-rata distribution of his RSU grant and (b) pro-rated vesting of his stock option grant which vested options shall remain exercisable for one year after his termination of service and (ii) is entitled to receive a pro-rata number of the PSUs earned as of the end of the performance period, if any, based on our actual achievement against the revenue and adjusted EBITDA goals set for 2019, which shall be paid out at the same time as the other 2019 PSUs. The remainder of Mr. Ragan’s 2019 equity grants were forfeited upon his termination.

56 | 2020 PROXY STATEMENT

Option Exercises and Stock Vested-Fiscal Year 2019

The following table summarizes information regarding stock options exercised by the NEOs during the fiscal year ended December 31, 2019 and RSU awards held by the NEOs that vested during that same period.

	Option Awards		Stock Awards

Officer Name	# of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($) (2)

Michael Nefkens	—	—	—	—

Robert Ryder	—	—	—	—

Robert Aarnes	—	—	12,977	293,435

Stephen Kelly	—	—	30,607	749,729

Niccolo de Masi	—	—	5,578	56,366

Joseph Ragan	—	—	3,675	37,228

(1)	Represents the total number of RSUs that vested during 2019 before share withholding for taxes and transaction costs.

(2)

Represents the total value of RSUs at the vesting date calculated at the average of the high and low share price of one share of Common Stock on the day of vesting multiplied by the total number of RSUs that vested. The individual totals may include multiple vesting transactions during the year.

Pension Benefits

The following table provides summary information and related disclosures provide information regarding benefits under the Resideo Technologies Inc. Pension Plan (“RPP”) and the Resideo Supplemental Pension Plan (“SPP”), a nonqualified plan, for the executive officers named in the Summary Compensation Table above who are participating in such plans.

The RPP and SPP benefits depend on the length of each NEO’s employment with the Company and certain predecessor companies. This information is provided in the table below under the column entitled “Number of Years of Credited Service.” A participant’s credited service is generally equal to his or her period of employment with the Company or an affiliate (or, for periods prior to October 29, 2018, Honeywell International Inc. or a Honeywell affiliate), excluding periods of employment when the participant was not eligible to participate in the RPP or a predecessor Honeywell plan. The column in the table below entitled “Present Value of Accumulated Benefits” represents a financial calculation that estimates the cash value today of the full pension benefit that has been earned by each NEO. It is based on various assumptions, including assumptions about how long each NEO will live and future interest rates. Additional details about the pension benefits for each NEO follow the table.

Officer Name	Plan Names	Early Retirement Eligible?	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)

Michael Nefkens	—	N/A	—	—	—

Robert Ryder	—	N/A	—	—	—
Robert Aarnes	Resideo Technologies Inc. Pension Plan (Qualified component)	No	7.0	73,879	—
	Resideo Supplemental Pension Plan (Non-Qualified component)		7.0	32,827	—

	Total			106,706	—
Stephen Kelly	Resideo Technologies Inc. Pension Plan (Qualified component)	No	11.4	238,046	—
	Resideo Supplemental Pension Plan (Non-Qualified component)		11.4	230,304	—

	Total			468,350	—

Niccolo de Masi	—	N/A	—	—	—

Joseph Ragan	—	N/A	—	—	—

2020 PROXY STATEMENT | 57

Summary Information

•	The RPP is a tax-qualified pension plan in which a significant portion of our U.S. employees participate.

•

The RPP complies with tax requirements applicable to broad-based pension plans, which impose dollar limits on the compensation that can be used to calculate benefits and on the amount of benefits that can be provided. As a result, the pensions that can be paid under the RPP for higher-paid employees represent a much smaller fraction of current income than the pensions that can be paid to less highly paid employees. We make up for this difference, in part, by providing supplemental pensions through the SPP.

Pension Benefit Calculation Formulas

Within the RPP and the SPP, a variety of formulas are used to determine pension benefits. Different benefit formulas apply for different groups of employees for historical reasons (e.g., past acquisitions by a predecessor company) and the differences in the benefit formulas for our NEOs reflect this history. The Retirement Earnings Plan (“REP”) Formula is used to determine the amount of pension benefits for each of our NEOs under the RPP and the SPP. Under this Formula, benefits are paid as a lump sum equal to (1) 3% or 6% of final average compensation (the average of a participant’s annual compensation for the five calendar years out of the previous ten calendar years that produces highest average) times (2) credited service.

For each pension benefit calculation formula, compensation includes base pay, short-term incentive compensation, payroll-based rewards and recognition and lump sum incentives. The amount of compensation taken into account under the RPP is limited by tax rules. The amount of compensation taken into account under the SPP is not.

The table below describes which formulas are applicable to each of our participating NEOs.

NAME/FORMULA	DESCRIPTION OF TOTAL PENSION BENEFITS

Mr. Aarnes REP formula 3%	• Mr. Aarnes’ pension benefits under the RPP and the SPP are determined under the REP formula.

Mr. Kelly REP formula 6%	• Mr. Kelly’s pension benefits under the RPP and the SPP are determined under the REP formula.

None of our NEOs are currently eligible for early retirement. At early retirement, the monthly pension is computed on the same basis as at normal retirement, but the pension is reduced 6.67% per year for each of the first five years and 3.33% for each of the next five years by which commencement precedes normal retirement date.

Nonqualified Deferred Compensation

Officer Name	Executive Contributions in 2019 ($)(1)	Registrant Contributions in 2019 ($)(2)	Aggregate Earnings in 2019 ($)(3)	Aggregate Withdrawals and Distributions in 2019 ($)	Aggregate Balance at the End of Fiscal Year 2019 ($)

Michael Nefkens	—	—	—	—	—

Robert Ryder	—	—	—	—	—

Robert Aarnes	—	—	—	—	—

Stephen Kelly	17,200	13,475	3,852	—	157,574	(4)

Niccolo de Masi	—	—	—	—	—

Joseph Ragan	—	—	—	—	—

All deferred compensation amounts are unfunded and unsecured obligations of the Company and are subject to the same risks as any of the Company’s general obligations.

(1)

The amounts in this column were contributed by the NEO into his account under the deferred compensation plan, which includes amounts reflected in the “Base Salary” column of the Summary Compensation Table.

(2)	Amounts in this column are contributions made to the NEOs account in 2020 for the 2019 calendar year.

58 | 2020 PROXY STATEMENT

(3)	The amounts in this column represent interest and dividends earned on balances held in the NEO’s account during 2019.

(4)

Amount includes (i) $5,228 reported as Salary and $550 reported as All Other Compensation in the Summary Compensation table for 2018, and (ii) $17,200 reported as Salary and $13,475 reported as All Other Compensation in the Summary Compensation Table for 2019.

Resideo Supplemental Savings Plan

The Resideo Supplemental Savings Program (“RSSP”) is a nonqualified deferred compensation plan that allows eligible Resideo employees, including the NEOs, to save additional amounts in excess of what is allowed under the Company’s tax-qualified 401(k) plan due to the annual deferral and compensation limits imposed by the Internal Revenue Code. The RSSP has two components, the Deferred Incentive Program (DIP) and the Supplemental Savings Program (SSP). Executive officers can elect to defer up to 100% of their annual bonus awards under the DIP component. In addition, executive officers may also participate in the SSP component to defer eligible compensation that cannot be contributed to the Company’s 401(k) savings plan due to IRS limitations. The amounts contributed to the SSP component are eligible for matching contributions not to exceed 87.5% of the first 8% contributed combined between the SSP and the 401(k) plan. Matching contributions are always vested.

Interest Rate. Participant account balances were moved from the Honeywell plans to the RSSP on October 29, 2018. All funds are invested in the Fidelity U.S. Bond Index Fund and participant accounts are credited with interest based on the fund’s performance. Matching contributions are also treated as invested in Fidelity U.S. Bond Index Fund.

Distribution. Amounts transferred from the Honeywell Supplemental Savings Plan or Honeywell Deferred Incentive Plan to the RSSP will follow the same distribution options as applied under the Honeywell plan. For deferrals to the RSSP starting in 2019 or later years, payments will commence at the earlier of the participant’s separation from service, death or the in-service distribution date elected by the participant. Amounts will be paid to participants in a lump sum or installment payments, for payments triggered by separation from service or an in-service distribution at the election of the participant. Participant RSSP accounts are distributed in cash only. Participants can make different payment elections under the SSP and the DIP components of the RSSP.

Potential Payments Upon Termination or Change in Control

Overview

This section describes the benefits payable to our NEOs in two circumstances:

•	Termination of employment

•	Change in Control (“CIC”)

Officer Severance Plan

These benefits are determined primarily under our Resideo Technologies, Inc. Severance Plan for Designated Officers, or Severance Plan, which our Compensation Committee approved in November 2018 and reflects their assessment of external market data on benefits commonly offered to senior executives in such circumstances. The Committee strongly believes that our severance benefits are generally in line with current market practices and are particularly important as we do not maintain employment agreements with our NEOs. Benefits provided under the Severance Plan are conditioned on the executive executing a full release of claims and compliance with certain non-competition and non-solicitation covenants in favor of the Company. The right to continued severance benefits under the plan ceases in the event of a violation of such covenants. In addition, we would seek to recover certain severance benefits already paid to any executive who violates such restrictive covenants.

In addition to the Severance Plan, several of our other benefits plans, such as our Annual Incentive Compensation Plan, also have provisions that impact these benefits. These benefits ensure that our executives are motivated primarily by the needs of the businesses for which they are responsible, rather than circumstances that are outside the ordinary course of business, i.e., circumstances that might lead to the termination of an executive’s employment or that might lead to a CIC of the Company. Generally, this is achieved by assuring our NEOs that they will receive a level of continued compensation if their employment is adversely affected in these circumstances, subject to certain conditions. We believe that these benefits help ensure that affected executives

2020 PROXY STATEMENT | 59

act in the best interests of our shareholders, even if such actions are otherwise contrary to their personal interests. This is critical because these are circumstances in which the actions of our NEOs may have a material impact upon our shareholders. Accordingly, we set the level and terms of these benefits in a way that we believe is necessary to obtain the desired results. The level of benefit and the rights to benefits are determined by the type of termination event, as described below.

In the case of a CIC, severance benefits under the Severance Plan are payable only in the event that both parts of the “double trigger” are satisfied. That is, (i) there must be a CIC of our Company, and (ii)(A) the NEO must be involuntarily terminated other than for cause, or (B) the NEO must initiate the termination of his own employment for good reason. Similarly, our 2018 Stock Incentive Plan does not offer single-trigger vesting of equity awards that are assumed or replaced by an acquirer upon a CIC.

Equity Awards

Death and Disability – In the case of a recipient’s death or disability, vesting of options and restricted stock units accelerates in full and a pro rata portion of the PSUs will vest and settle if, and to the extent of, Resideo’s actual achievement of the performance measures during the performance period. The options remain exercisable until the earlier of three years after termination or the original expiration date.

Involuntary Termination Without Cause – If an executive officer is subject to an involuntary termination without cause by Resideo, a pro rata portion of his or her options and restricted stock units will vest immediately upon termination, and a pro rata portion of the PSUs will vest and settle if, and to the extent of, Resideo’s actual achievement of the performance measures during the performance period. The options will remain exercisable until the earlier of one year after termination or the original expiration date.

Voluntary Resignation – If a recipient resigns voluntarily from the Company, he or she will forfeit any unvested options, restricted stock units and PSUs, and will have 30 days to exercise any then-vested options.

Retirement – With respect to equity awards granted prior to February 2019, non-vested awards are generally forfeited upon any retirement. Equity awards granted in or after February 2019 generally provide that an award recipient is retirement eligible if he or she is age 55 years or older, has at least 10 years of service to Resideo and also has provided Resideo with at least 6 months’ prior notice that he or she is considering retirement. If an NEO is retirement eligible, his or her employment with Resideo ends as a result of retirement and he or she accepts certain post-employment conditions, the RSU awards and options granted in or after February 2019 will continue to vest in accordance with the original vesting schedule (and options shall remain exercisable until the earlier of their original expiration date and three (3) years after retirement) and the PSU awards granted in or after February 2019 will vest on a pro-rata basis, based on actual performance as measured at the end of the performance period. None of our NEOs is currently retirement eligible.

Pension and Non-Qualified Deferred Compensation

Pension and non-qualified deferred compensation benefits, which are described elsewhere in this Proxy Statement, are not included in the table below in accordance with the applicable proxy statement disclosure requirements, even though they may become payable at the times specified in the table. If an officer who participates in the RSSP terminates employment with Resideo, the balance of that executive’s SSP or DIP account will be paid to the executive in June of the year following his or her termination. Similarly, if an officer who is a participant in the RPP or the SPP described above terminates employment, the executive’s balance in the pension plan will be paid to the executive one hundred and five days after his or her termination date.

60 | 2020 PROXY STATEMENT

The following table summarizes estimated payments and benefits to which our NEOs would be entitled upon the hypothetical occurrence of various termination scenarios or a CIC. The information in the table below is based on the assumption, in each case, that the termination of employment occurred on December 31, 2019. None of these termination benefits are payable to NEOs who voluntarily resign (other than voluntary resignations for good reason as specified or certain qualifying retirements) or whose employment is terminated by us for cause.

Payments and Benefits	Named Executive Officer	Termination by the Company Without Cause ($)	Death ($)	Disability ($)	Change-in-Control– No Termination of Employment ($)	Change-in-Control– Termination of Employment by Company, Without Cause, by NEO for Good Reason or Due to Disability ($)

Cash Severance (Base Salary) (1)	Michael Nefkens	1,800,000	—	—	—	1,800,000

	Robert Ryder(5)	—	—	—	—	—

	Robert Aarnes	675,000	—	—	—	900,000

	Stephen Kelly	645,000	—	—	—	860,000

	Niccolo de Masi	1,012,500				1,350,000

	Joseph Ragan(6)	825,000	—	—	—	—

Annual Incentive–Compensation (2)– Year of Termination	Michael Nefkens	—	—	—	—	2,520,000

	Robert Ryder	—	—	—	—	—

	Robert Aarnes	—	—	—	—	900,000

	Stephen Kelly	—	—	—	—	688,000

	Niccolo de Masi	—	—	—	—	1,687,500

	Joseph Ragan(6)	218,614	—	—	—	—

Outstanding Equity Awards (3)	Michael Nefkens	—	3,244,173	3,244,173	—	3,244,173

	Robert Ryder	—	—	—	—	—

	Robert Aarnes	—	1,204,978	1,204,978	—	1,204,978

	Stephen Kelly	—	1,497,048	1,497,048	—	1,497,048

	Niccolo de Masi	—	994,473	994,473		994,473

	Joseph Ragan(6)	140,333	—	—	—	—

Benefits (4)	Michael Nefkens	14,676	—	—	—	14,676

	Robert Ryder	—	—	—	—	—

	Robert Aarnes	9,748	—	—	—	12,997

	Stephen Kelly	8,114	—	—	—	10,819

	Niccolo de Masi	8,492	—	—	—	11,323

	Joseph Ragan(6)	9,480	—	—	—	—

All Other–Payments/ Benefits	Michael Nefkens	—	—	—	—	—

	Robert Ryder	—	—	—	—	—

	Robert Aarnes	—	—	—	—	—

	Stephen Kelly	—	—	—	—	—

	Niccolo de Masi	—	—	—	—	—

	Joseph Ragan	—	—	—	—	—

Total	Michael Nefkens	1,814,676	3,244,173	3,244,173	—	7,578,849

	Robert Ryder	—	—	—	—	—

	Robert Aarnes	684,748	1,204,978	1,204,978	—	3,017,975

	Stephen Kelly	653,114	1,497,048	1,497,048	—	3,055,867

	Niccolo de Masi	1,020,992	994,473	994,473	—	4,043,296

	Joseph Ragan(6)	1,193,426	—	—	—	—

2020 PROXY STATEMENT | 61

The amounts reflected in the first column related to involuntary termination unrelated to a CIC, as well as the final two columns specific to circumstances following a CIC are based on the provisions of the Severance Plan, and the provisions of the 2018 Stock Incentive Plan.

(1)

Severance amounts in the event of involuntary termination not related to CIC represent a cash payment equal to 24 months of annual base salary for Mr. Nefkens and 18 months of annual base salary for the other NEOs. Severance amounts related to an involuntary termination or termination for good reason related to a CIC represent a cash payment equal to 24 months of annual base salary as well as two times the NEO’s target annual incentive compensation.

(2)

In addition to the amounts reflected in the final column, if an NEO is terminated without cause in situations following a CIC, the executive will also be entitled to a pro-rated Annual Incentive Award for the period of employment during the year of termination.

(3)

Amounts represent the intrinsic value of RSUs, and PSUs as of December 31, 2019 for which the vesting would be accelerated. RSUs will be vested in full upon a termination due to death, disability or an involuntary termination or termination for good reason within 24 months of a CIC. With respect to the February 11, 2019 RSU grants only, a pro rata portion of the award would accelerate upon an involuntary termination not related to a CIC. With respect to the PSUs, upon termination due to death, disability or involuntary termination not related to a CIC, a pro rata portion of the PSUs are eligible to vest at actual performance levels at the end of the performance period. In the case of an involuntary termination or termination for good reason within 24 months of a CIC, a pro rata portion of the PSUs will vest at target or at the level of substantially achieved performance, as determined by the Committee prior to the CIC. The value included for RSUs and PSUs is the product of the number of units for which vesting would be accelerated and $11.93, the closing price of Resideo common stock on December 31, 2019. None of the February 11, 2019 stock option grants are included in the table because they were not “in the money” as of December 31, 2019.

(4)

The amounts reflected represent the Company’s cost for continuation of benefits, such as medical, dental, vision and life insurance, for the Salary Continuation Period as defined under the Severance Plan.

(5)

Mr. Ryder is not eligible to participate in the Severance Plan and has not received any equity awards. His compensation is governed solely by the engagement letter between the Company and Horsepower dated October 22, 2019.

(6)	Mr. Ragan’s employment terminated effective November 6, 2019. The amounts reported for Mr. Ragan reflect amounts he is entitled to receive under the terms of his separation agreement.

Mr. de Masi resigned from our board of directors effective January 6, 2020 and ceased serving as our President, Products & Solutions as of the same date. He continued serving as our Chief Innovation Officer, which was not an executive officer position, until his employment terminated on March 13, 2020. In connection with the termination of Mr. de Masi’s employment, he is eligible for severance under the Severance Plan, with eligibility for 18 months of salary continuation payments ($1,012,500). Mr. de Masi also will be eligible for a pro rata payout of his fiscal 2020 target annual incentive award based on the period during which he was employed, which amount, including one-half of the amount tied to the individual performance component (for a payout of $151,457) and continued vesting of his November 18, 2018 RSU award. All of the severance benefits are subject to the conditions in the Severance Plan, and the additional benefits are also subject to Mr. de Masi’s compliance with other covenants governing his continued employment and compliance with his other agreements with Resideo, which include one-year non-competition and two-year non-solicitation restrictions.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of the individual identified as our median paid employee and the annual total compensation of Mr. Michael Nefkens, our President and Chief Executive Officer (the CEO):

For 2019, our last completed fiscal year:

•	the annual total compensation of our median employee was $25,569; and

•	the annual total compensation of our CEO as reported in the Summary Compensation Table of this proxy statement was $6,353,165.

Based on this information, for 2019, the ratio of the annual total compensation of Mr. Nefkens, our CEO, to the annual total compensation of the median employee was estimated to be 248 to 1. This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below.

To identify our median employee for 2019, we considered our global population as of October 1, 2019 (the “Measurement Date”). As of the Measurement Date, our total global employee population (excluding our CEO) consisted of approximately 13,121 individuals.

Total U.S. Employees	2,906
Total Non-U.S. Employees	10,215	(no exemptions utilized)
Total Global Workforce	13,121

62 | 2020 PROXY STATEMENT

To identify the “median employee” from our total global employee population (excluding our CEO), we aggregated annual total base salary and actual incentive awards paid during 2019, including bonuses and commissions. We also annualized the compensation of all newly hired permanent employees who were employed on the measurement date, for the 12-month period ending December 31, 2019, as permitted under SEC rules. All non-US pay components were converted to US dollars using the same currency exchange rates in effect in our financial records at October 1, 2019.

Once we identified the median employee, we determined the median employee’s total compensation by applying the same rules required to report NEO compensation on the Summary Compensation Table.

The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2020 PROXY STATEMENT | 63

Proposal 3:

Ratification of the Appointment of Independent Registered Public Accounting Firm

Under its written charter, the Audit Committee of the Board has sole authority and is directly responsible for the appointment, compensation, retention, oversight, evaluation and termination of the independent registered public accounting firm retained to audit the Company’s financial statements.

The Audit Committee evaluated the qualifications, performance and independence of the Company’s independent auditors and based on its evaluation, has appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for 2020. Deloitte served as the independent auditor of Resideo during 2019. The Audit Committee and the Board believe that the retention of Deloitte to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders.

The Audit Committee is responsible for the approval of the engagement fees and terms associated with the retention of Deloitte. In addition to assuring the regular rotation of the lead audit partner as required by law, the Audit Committee will be involved in the selection and evaluation of the lead audit partner and considers whether, in order to assure continuing auditor independence, there should be a regular rotation of the independent registered public accounting firm.

Although the By-Laws do not require that we seek shareholder ratification of the appointment of Deloitte as our independent registered public accounting firm, we are doing so as a matter of good corporate governance. If the shareholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain Deloitte.

Representatives of Deloitte are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions by shareholders.

The Board of Directors unanimously recommends a vote “FOR” Proposal 3, to ratify the appointment of Deloitte & Touche LLP as the Company’ s

independent registered public accounting firm for 2020.

Report of the Audit Committee

The Audit Committee consists of the three directors named below. Each member of the Audit Committee is an independent director as defined by applicable SEC and NYSE listing standards. In addition, the Board has determined that Mr. Lazar and Mr. Deninger are “audit committee financial experts” as defined by applicable SEC rules and satisfy the “accounting or related financial management expertise” criteria established by the NYSE.

In accordance with its written charter, the Audit Committee of the Board is responsible for assisting the Board to fulfill its oversight of:

•	the integrity of the Company’s financial statements and internal controls;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditors’ qualifications and independence; and

•	the performance of the Company’s internal audit function and independent auditors.

It is the responsibility of Resideo’s management to prepare the Company’s financial statements and to develop and maintain adequate systems of internal accounting and financial controls. The Company’s internal auditors are

64 | 2020 PROXY STATEMENT

responsible for conducting internal audits intended to evaluate the adequacy and effectiveness of the Company’s financial and operating internal control systems.

Deloitte, the Company’s independent registered public accounting firm for 2020 (the “independent auditor”), is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America (“GAAP”). The independent auditor also review the Company’s interim financial statements in accordance with applicable auditing standards.

In evaluating the independence of Deloitte, the Audit Committee has (i) received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the audit firm’s communications with the Audit Committee concerning independence, (ii) discussed with Deloitte the firm’s independence from the Company and management and (iii) considered whether Deloitte’s provision of non-audit services to the Company is compatible with the auditors’ independence. In addition, the Audit Committee assures that the lead audit partner is rotated at least every five years in accordance with SEC and PCAOB requirements, and considered whether there should be a regular rotation of the audit firm itself in order to assure the continuing independence of the outside auditors. The Audit Committee has concluded that Deloitte is independent from the Company and its management.

The Audit Committee has reviewed with the independent auditor and the Company’s internal auditors the overall scope and specific plans for their respective audits, and the Audit Committee is monitoring the progress of both in assessing the Company’s preparedness for future compliance with Section 404 of the Sarbanes-Oxley Act.

At every regular meeting, the Audit Committee meets separately, and without management present, with the independent auditor and the Company’s Vice President, Internal Audit to review the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s accounting and financial reporting. The Audit Committee also meets separately at its regular meetings with the Chief Financial Officer, the Controller, the General Counsel and the Chief Ethics and Compliance Officer.

The Audit Committee has met and discussed with management and the independent auditor the fair and complete presentation of the Company’s financial statements. The Audit Committee has also discussed and reviewed with the independent auditor all matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee has discussed significant accounting policies applied in the financial statements, as well as alternative treatments. Management has represented that the consolidated financial statements have been prepared in accordance with GAAP, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with both management and the independent auditor.

Relying on the foregoing reviews and discussions, the Audit Committee recommended to the Board, and the Board approved, inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC. In addition, the Audit Committee has approved, subject to shareholder ratification, the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2020.

The Audit Committee

Jack Lazar (Chair)

Paul Deninger

Sharon Wienbar

2020 PROXY STATEMENT | 65

Audit Committee Pre-Approval Policy

The Audit Committee has adopted policies and procedures for pre-approval of audit, audit-related, tax and other services, and for pre-approval of related fee estimates or fee arrangements. These procedures require that the terms and fees for the annual audit service engagement be approved by the Audit Committee. The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent auditor has received general pre-approval under this policy, it will require specific pre-approval by the Audit Committee before the service is provided. In the event the invoice in respect of any covered service that is the subject of general pre-approval is materially in excess of the estimated amount or range, the Audit Committee must approve such excess amount prior to payment of the invoice. Predictable and recurring covered services and their related fee estimates or fee arrangements may be considered for general pre-approval by the full Audit Committee on an annual basis at or about the start of each fiscal year. Specific pre-approval of such services that have not received general pre-approval may be given or effective up to one year prior to commencement of the services. Under the policy, the Audit Committee has delegated to the Chair the authority to pre-approve audit-related and non-audit services and associated fees, that are not otherwise prohibited by law, to be performed by the Company’s independent registered public accounting firm in an amount of up to $100,000 for any one service; the Chair is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All services set forth in the following table below were approved by the Audit Committee before being rendered.

Audit and Non-Audit Fees

The following table shows fees for professional services rendered by Deloitte for the fiscal years ended December 31, 2019 and 2018.

	2019 ($)	2018 ($)	Description of Services

Audit Fees	5,327,000	4,998,000	Fees pertaining to the audit of the Company’s annual consolidated financial statements, audits of statutory financial statements of our subsidiaries and fees pertaining to the review of SEC filings.

Audit-Related Fees	0	0

Tax Fees	0	0

All Other Fees	0	0

Total	5,327,000	4,998,000

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Proposal 4:

Approval of the Resideo Employee Stock Purchase Plan

We are asking our shareholders to approve the Resideo Employee Stock Purchase Plan (the “Plan”), which is intended to be a qualified employee stock purchase plan under Section 423 of the Internal Revenue Code (the “Code”). The Plan was approved by our Board on September 4, 2019 and, if approved by shareholders at the annual meeting, will become effective upon such shareholder approval.

The purpose of the Plan is to provide our employees with a convenient means of purchasing shares of our common stock at a discount to market prices through the use of payroll deductions. The full text of the Plan is contained in Appendix A to this proxy statement, and the material features of the Plan are summarized below.

Administration

The Compensation Committee of our Board (the “Committee”) is authorized to administer the Plan. The Committee has full authority to adopt rules and procedures to administer the Plan, interpret the provisions of the Plan, determine the terms and conditions of offerings under the Plan, designate which of our subsidiaries may participate in the Plan, and adopt rules, procedures and sub-plans to permit employees of foreign subsidiaries to participate in the Plan on a basis intended to achieve tax, securities law or other compliance objectives in locations outside of the United States. All costs and expenses incurred for Plan administration are paid by us.

Securities Subject to the Plan

Up to 3,000,000 shares of our common stock may be purchased by participants under the Plan. Any shares issued under the Plan will reduce, on a one-for-one basis, the number of shares available for subsequent issuance under the Plan. In the event of any change to our outstanding common stock, such as a recapitalization, stock dividend, stock split or similar event, appropriate adjustments will be made to the number and class of shares available under the Plan, the limit on the number of shares that a participant may purchase during any purchase period, and the number, class and purchase price of shares subject to purchase under any pending offering.

Eligibility and Participation

With one exception, any individual employed by our company or any participating subsidiary corporation is eligible to participate in the Plan. However, no employee who owns stock possessing 5% or more of the total combined voting power or value of all classes of our stock or the stock of any of our subsidiaries may participate in the Plan. The Committee may, consistent with the requirements of Section 423, impose additional eligibility requirements for individual offerings under the Plan. As of April 15, 2020, we estimate that approximately 3,000 employees, including six of our seven executive officers, were eligible to participate in the Plan.

Eligible employees may enroll in the Plan during an enrollment period prior to the purchase period determined by the Committee and will begin participating at the start of the purchase period.

Purchase Periods and Purchase Dates

Shares of common stock will be offered under the Plan through a series of offerings, each of which consists of a single purchase period of six months, or such other duration (up to 27 months) as the Committee may prescribe. If our shareholders approve this proposal, we expect that our shares will be offered under the Plan through a

2020 PROXY STATEMENT | 67

series of successive six-month purchase periods that are expected to commence on August 15, 2020 and on February 15 and August 15 of each calendar year thereafter. Purchases under the Plan are expected to occur on August 14 and February 14, or the last trading day of each purchase period.

Purchase Price

Unless a different purchase price is established by the Committee, the purchase price of each share of our common stock sold pursuant to the Plan will be the lesser of (i) 90% of the fair market value of a share of our common stock on the offering date of the applicable purchase period, or (ii) 90% of the fair market value of a share of our common stock on the purchase date of the applicable purchase period. In no event will the purchase price be less than the lesser of (i) 85% of the fair market value of a share of our common stock on the offering date of the applicable purchase period, or (ii) 85% of the fair market value of a share of our common stock on the applicable purchase date.

The fair market value of a share of our common stock on any relevant date under the Plan will be deemed to be equal to the closing sale price per share on the New York Stock Exchange on the last preceding day on which any sale shall have been made. The closing sale price of our common stock on the New York Stock Exchange on April 15, 2020 was $5.04 per share.

Payroll Deductions and Stock Purchases

Each participant may elect to have a percentage of eligible compensation between 1% and 10% withheld as a payroll deduction per pay period. The accumulated deductions will automatically be applied on each purchase date (the last trading day of a purchase period) to the purchase of shares of our common stock at the purchase price in effect for that purchase date. In connection with specific offerings under the Plan, the Committee may permit participants to make additional contributions other than by payroll deductions during the applicable purchase period. For purposes of the Plan, eligible compensation generally includes cash compensation including wages, salary, commissions and overtime earnings, and excludes bonuses, company 401(k) contributions, amounts deferred to a non-qualified deferred compensation plan, expense reimbursements and allowances, and income with respect to equity-based awards.

Special Limitations

The Plan imposes certain limitations upon a participant’s right to purchase our common stock under the Plan, including the following:

•

A participant may not be granted rights to purchase more than $25,000 worth of our common stock (valued at the time each purchase right is granted) for each calendar year in which such purchase rights are outstanding.

•	No participant may purchase more than 5,000 shares of our common stock (or such other number of shares as the Committee may designate for a specific offering) on any one purchase date.

Changing Contribution Amounts; Withdrawal from Plan

A participant may, by written notice during an enrollment period, increase the amount of his or her payroll deduction contributions effective as of the first day of the next purchase period. A participant may also suspend the amount of his or her payroll deduction contributions during a purchase period by submitting written notice that complies with the rules set by the Committee. A participant may withdraw from the Plan at any time by complying with the rules set by the Committee, and his or her accumulated (but not yet invested) contributions to the Plan will be refunded.

Termination of Employment

A participant’s purchase right will immediately terminate upon his or her termination of employment for any reason. Any payroll deductions that the participant may have made for the purchase period in which such termination of employment occurs will be refunded and will not be applied to the purchase of common stock.

68 | 2020 PROXY STATEMENT

Shareholder Rights

No participant will have any shareholder rights with respect to the shares covered by his or her purchase rights under the Plan until the shares are actually purchased on the participant’s behalf through the Plan and issued and delivered.

Transferability of Purchase Rights

No purchase rights under the Plan will be assignable or transferable by the participant, except by will or the laws of inheritance following a participant’s death.

Withdrawal of Shares

A participant may direct the agent selected by Resideo to sell any or all of the participant’s shares of our common stock credited to the participant’s share subaccount and distribute the net proceeds of such sale to the participant. Except for such sales, a participant may not withdraw shares or otherwise transfer shares from the participant’s share subaccount.

Corporate Transactions

If Resideo is acquired by merger, consolidation or other reorganization, or sells all or substantially all its assets, each right to acquire shares on any purchase date scheduled to occur after the date of the consummation of the transaction shall be continued or assumed or an equivalent right shall be substituted by the surviving or successor corporation or its parent or subsidiary. If those rights are not continued, assumed or substituted, then our Board may terminate the Plan or shorten the purchase period then in progress by setting a new purchase date to occur prior to the transaction.

Share Proration

Should the total number of shares of common stock to be purchased pursuant to outstanding purchase rights on any particular purchase date exceed the number of shares remaining available for issuance under the Plan at that time, the Committee shall make to each participant a pro rata allocation in a uniform and nondiscriminatory manner of the available shares, and the payroll deductions of each participant not used to purchase shares will be refunded.

Amendment and Termination

The Plan may be terminated at any time by our Board, and will terminate upon the date on which all shares remaining available for issuance under the Plan are sold pursuant to exercised purchase rights.

The Committee may at any time amend or suspend the Plan. However, the Committee may not, without shareholder approval, amend the Plan to (i) increase the number of shares issuable under the Plan or (ii) effect any other change in the Plan that would require shareholder approval under applicable law, New York Stock Exchange rules or to maintain compliance with Code Section 423.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to the Company and to participants subject to U.S. taxation with respect to participation in the Plan. This summary assumes the Plan qualifies as an “employee stock purchase plan” within the meaning of Code Section 423, is not intended to be exhaustive and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Under a qualified Code Section 423 arrangement, no taxable income will be recognized by a participant, and no deductions will be allowed to the company, upon either the grant or the exercise of purchase rights under the

2020 PROXY STATEMENT | 69

Plan. Taxable income will not be recognized until either there is a sale or other disposition of the shares acquired under the Plan or in the event the participant should die while still owning the purchased shares.

If a participant sells or otherwise disposes of the purchased shares within two years after the first day of the purchase period in which such shares were acquired, or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the closing market price of the shares on the purchase date exceeded the purchase price paid for those shares, and the company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant also will recognize a capital gain to the extent the amount realized upon the sale of the shares exceeds the sum of the aggregate purchase price for those shares and the ordinary income recognized in connection with their acquisition.

If a participant sells or otherwise disposes of the purchased shares more than two years after the first day of the purchase period in which the shares were acquired and more than one year after the actual purchase date of those shares, the participant will recognize ordinary income in the year of sale or disposition equal to the lower of (i) the amount by which the selling price of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) 10% of the closing market price of the shares on the first day of the purchase period in which the shares were acquired (or such purchase price discount provided by the Committee for the purchase period, not to exceed 15%). Any additional gain upon the disposition will be taxed as a long-term capital gain. Resideo will not be entitled to an income tax deduction with respect to such disposition.

If a participant still owns the purchased shares at the time of death, his or her estate will recognize ordinary income in the year of death equal to the lower of (i) the amount by which the closing market price of the shares on the date of death exceeds the purchase price or (ii) 10% of the closing market price of the shares on the first day of the purchase period in which those shares were acquired (or such purchase price discount provided by the Committee for the purchase period, not to exceed 15%).

Plan Benefits

The benefits to be received by our officers and employees under the Plan are not determinable because the amounts of future purchases by participants are based on elective participant contributions.

The Board of Directors unanimously recommends a vote “FOR” Proposal 4 to approve the Employee Stock Purchase Plan.

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Questions and Answers

About the Annual Meeting and Voting

1.	Who is entitled to vote and how many votes do I have?

If you were a holder of record of Resideo common stock at the close of business on the record date, April 15, 2020, you are eligible to vote at the annual meeting. For each matter presented for vote, you have one vote for each share you own.

2.	What is the difference between holding shares as a shareholder of record, a registered shareholder and a beneficial owner of shares?

Shareholder of Record or Registered Shareholder. If your shares of common stock are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered a “shareholder of record” or a “registered shareholder” of those shares.

Beneficial Owner of Shares. If your shares are held in an account at a bank, brokerage firm or other similar organization, then you are a beneficial owner of shares held in “street name.” In that case, you will have received these proxy materials from the bank, brokerage firm or other similar organization holding your account and, as a beneficial owner, you have the right to direct your bank, brokerage firm or similar organization as to how to vote the shares held in your account.

3.	How do I vote if I am a shareholder of record?

By Internet. You may vote your shares by internet at www.proxyvote.com.

By Telephone. All shareholders of record can vote by touchtone telephone within the U.S., U.S. territories and Canada by calling 1-800-690-6903. The telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares and to confirm that their instructions have been recorded properly.

By Written Proxy. All shareholders of record can also vote by written proxy card. If you are a shareholder of record and receive a Notice of Internet Availability of Proxy Materials (“Notice”) received or requested from us, you may request a written proxy card by following the instructions included in the Notice. If you sign and return your proxy card but do not mark any selections giving specific voting instructions, your shares represented by that proxy will be voted as recommended by the Board.

Via the Virtual Meeting Website. You may vote your shares live at the virtual annual meeting. Even if you plan to attend and participate in our virtual annual meeting via www.virtualshareholdermeeting.com/REZI2020, we encourage you to vote by internet at www.proxyvote.com or by calling 1-800-690-6903, or by returning a proxy card. This will ensure that your vote will be counted if you are unable to, or later decide not to, participate in the virtual annual meeting. Whether you are a shareholder of record or hold your shares in street name, you may vote online at the virtual annual meeting. You will need to enter the 16-digit control number provided in your proxy materials to vote your shares at the virtual annual meeting. See Question 5 for further details on accessing and voting at the virtual annual meeting.

Unless you vote live at the virtual annual meeting, we must receive your vote by 11:59 p.m., Eastern Daylight Time, on June 7, 2020, the day before the virtual annual meeting, for your vote by proxy to be counted.

Whether or not you plan to attend the virtual annual meeting, we encourage you to vote by proxy as soon as possible. Your shares will be voted in accordance with your instructions.

4.	How do I vote if I am a beneficial owner of shares?

As a beneficial owner, you have the right to direct your broker, bank or other similar organization on how to vote via the internet or by telephone if the broker, bank or other similar organization offers these options or by

2020 PROXY STATEMENT | 71

signing and returning a voting instruction form. Your broker, bank or other similar organization will send you instructions for voting your shares.

Your broker is not permitted to vote on your behalf on “non-routine” matters unless you provide specific instructions by completing and returning the voting instruction form from your broker, bank or other similar organization or by following the instructions provided to you for voting your shares via telephone or the internet. A “broker non-vote” occurs when a broker submits a proxy for the meeting with respect to a “routine” matter but does not have the authority to vote on non-routine matters because the beneficial owner did not provide voting instructions on those matters. Under NYSE rules, the proposal to ratify the appointment of independent auditors (Proposal 3) is considered a routine item. This means that brokerage firms may vote in their discretion on behalf of clients (beneficial owners) who have not furnished voting instructions at least 15 days before the date of the annual meeting. In contrast, all of the other proposals set forth in this Proxy Statement are “non-routine” items. Brokerage firms that have not received voting instructions from their clients on these matters may not vote on these proposals.

5.	How do I attend the virtual annual meeting?

The annual meeting will be completely virtual and shareholders will be able to access the meeting live by visiting www.virtualshareholdermeeting.com/REZI2020. We are utilizing the virtual meeting format to enhance shareholder access and encourage participation and communication with our management.

We believe a virtual-only meeting provides expanded access, improved communication and cost savings for our shareholders. A virtual meeting will enable increased attendance because shareholders around the world will be able to attend and listen to the annual meeting live, submit questions and vote their shares electronically, at no cost.

Participating in the Virtual Annual Meeting.

•	Instructions on how to attend the virtual annual meeting are posted at www.virtualshareholdermeeting.com/REZI2020.

•	Shareholders will need to use the 16-digit control number provided in their proxy materials to attend the virtual annual meeting and listen live at www.virtualshareholdermeeting.com/REZI2020.

•	Shareholders of record and beneficial owners as of the record date may vote their shares electronically live during the virtual annual meeting.

•	Shareholders with questions regarding how to attend and participate in the virtual meeting may call 800-586-1548 (US) or 303-562-9288 (International) on the date of the annual meeting.

•	Shareholders encountering any difficulties accessing the virtual meeting during the check-in or meeting time can call 800-586-1548 (US) or 303-562-9288 (International).

Additional Information about the Virtual Annual Meeting.

•	Shareholders may submit questions during the live meeting at www.virtualshareholdermeeting.com/REZI2020 or in advance of the meeting at www.proxyvote.com.

•	Management will answer questions on any matters on the agenda before voting is closed.

•	During the live Q&A session of the meeting, management will answer questions as they come in and address those asked in advance, as time permits.

•	In order to allow us to answer questions from as many shareholders as possible, we limit each shareholder to one question.

•

If there are matters of individual concern to a shareholder and not of general concern to all shareholders, or if a question posed was not otherwise answered, shareholders can contact Investor Relations after the meeting at InvestorRelations@resideo.com.

•	The Q&A session will be posted to our Investor Relations website investor.resideo.com as soon as practicable following the conclusion of the virtual annual meeting.

72 | 2020 PROXY STATEMENT

•

Although the live virtual meeting is available only to shareholders at the time of the meeting, a replay of the meeting will be made publicly available on our Investor Relations website investor.resideo.com after the meeting concludes.

6.	What constitutes a “quorum” for the meeting?

A quorum is a majority of the outstanding shares that are entitled to vote as of the record date present at the meeting or represented by proxy. A quorum is necessary to conduct business at the annual meeting. Your shares will be counted as present at the annual meeting if you have properly voted by proxy. Abstentions and broker non-votes count as present at the meeting for purposes of determining a quorum. If you vote to abstain on one or more proposals, your shares will be counted as present for purposes of determining the presence of a quorum.

7.	What is the voting requirement to approve each of the proposals, and how are votes counted?

At the close of business on April 15, 2020, the record date for the meeting, Resideo had 123,140,863 outstanding shares of common stock. Each share of common stock outstanding on the record date is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Resideo is incorporated in the State of Delaware. As a result, the Delaware General Corporation Law (the “DGCL”) and the NYSE listing standards govern the voting standards applicable to actions taken by our shareholders. Under our By-Laws, when a quorum is present, in all matters other than the election of directors and frequency of future advisory votes approving the compensation of our NEOs, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the Company’s shareholders. Under the DGCL and our By-Laws, shares that abstain constitute shares that are present and entitled to vote. Shares abstaining have the practical effect of being voted “against” the matter, other than in the election of directors.

With respect to the election of directors, Proposal 1, in order to be elected, each nominee must receive the affirmative vote of a majority of the votes cast at the meeting in respect of his or her election. Broker non-votes and abstentions will have no impact, as they are not counted as votes cast for this purpose.

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A description of the voting requirements and related effect of abstentions and broker non-votes on each item for shareholder proposal is as follows:

	VOTING OPTIONS	BOARD RECOMMENDATION	VOTE REQUIRED TO ADOPT THE PROPOSAL	EFFECT OF ABSTENTIONS AND BROKER NON-VOTES

Proposal 1—Election of Class II Directors	For, Against or Abstain on each nominee	FOR each nominee	Majority of votes cast for such nominee	None.

Proposal 2—Advisory Vote to Approve Executive Compensation	For, Against or Abstain	FOR	Majority of shares represented at the annual meeting and entitled to vote	Abstentions are treated as votes against. Broker non-votes have no effect.

Proposal 3—Ratification of Appointment of Independent Registered Public Accounting Firm	For, Against or Abstain	FOR	Majority of shares represented at the annual meeting and entitled to vote	Abstentions are treated as votes against. Brokers have discretion to vote on this item.

Proposal 4—Approval of Resideo Employee Stock Purchase Plan	For, Against or Abstain	FOR	Majority of shares represented at the annual meeting and entitled to vote	Abstentions are treated as votes against. Broker non-votes have no effect.

8.	Can I change my vote?

There are several ways in which you may revoke your proxy or change your voting instructions before the time of voting at the meeting (please note that, in order to be counted, the revocation or change must be received by 11:59 p.m. EDT on June 7, 2020):

•	Vote again by telephone or at www.proxyvote.com;

•	Transmit a revised proxy card or voting instruction form that is dated later than the prior one;

•	Shareholders of record and beneficial owners may vote electronically at the virtual annual meeting; or

•	Shareholders of record may notify Resideo’s Corporate Secretary in writing that a prior proxy is revoked.

The latest-dated, timely, properly completed proxy that you submit, whether by mail, telephone or the internet, will count as your vote. If a vote has been recorded for your shares and you subsequently submit a proxy card that is not properly signed and dated, then the previously recorded vote will stand.

9.	Is my vote confidential?

Yes. Proxy cards, ballots and voting tabulations that identify shareholders are kept confidential except:

•	As necessary to meet applicable legal requirements and to assert or defend claims for or against the Company;

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•	In the case of a contested proxy solicitation;

•	If a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or

•	To allow the independent judge of election to certify the results of the vote.

Broadridge, the independent proxy tabulator used by Resideo, counts the votes and acts as the inspector of elections for the meeting.

10.	How will the voting results be disclosed?

We will announce preliminary voting results at the virtual annual meeting and publish them on our website www.resideo.com. Voting results will also be disclosed on a Form 8-K filed with the SEC within four business days after the annual meeting, which will be available on our website.

11.	What does it mean if I receive more than one Notice?

If you are a shareholder of record, you will receive one Notice (or if you are an employee with a Resideo email address, an email proxy form) for all shares of common stock held in or credited to your accounts as of the record date, if the account names are exactly the same. If your shares are registered differently and are in more than one account, you will receive more than one Notice or email proxy form, and in that case, you can and are urged to vote all of your shares, which will require you to vote more than once.

12.	What is “householding”?

Shareholders of record who have the same last name and address and who request paper copies of the proxy materials will receive only one copy unless one or more of them notifies us that they wish to receive individual copies. This method of delivery, known as “householding,” will help ensure that shareholder households do not receive multiple copies of the same document, helping to reduce our printing and postage costs, as well as saving natural resources.

We will deliver promptly upon written or oral request a separate copy of the 2019 Annual Report and Proxy Statement or Notice of Internet Availability of Proxy Materials, as applicable, to a security holder at a shared address to which a single copy of the document was delivered. Please go to www.proxyvote.com to request a copy.

Shareholders of record may request to begin or to discontinue householding in the future by contacting Broadridge, either by calling (866) 540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Shareholders owning their shares through a bank, brokerage firm or other similar organization may request to begin or to discontinue householding by contacting their bank, brokerage firm or other similar organization.

13.	Who pays for the solicitation of proxies?

Resideo is making this solicitation and will pay the cost of soliciting proxies. Proxies will be solicited on behalf of the Board of Directors by mail, telephone other electronic means. We have retained Innisfree M&A Inc., 501 Madison Avenue, New York, NY 10022, to assist with the solicitation for an estimated fee of $10,000, plus expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes. Our employees may also solicit proxies for no additional compensation.

14.	How do I comment on Company business?

You will have the opportunity to comment when you vote using the internet or you may write any comments on the proxy card if you vote by mailing a proxy card. You may also send your comments to us at Resideo Technologies, Inc., 901 E. 6th Street, Austin, TX 78702, Attention: Investor Relations. Although it is not possible to respond to each shareholder, your comments are appreciated and help us to understand your concerns.

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15.	When are the 2021 shareholder proposals due?

To be considered for inclusion in the Company’s 2021 Proxy Statement, shareholder proposals submitted in accordance with SEC Rule 14a-8 must be received in writing at our principal executive offices no later than December 25, 2020. Address all shareholder proposals to Resideo Technologies, Inc., 901 E. 6th Street, Austin, TX 78702, Attention: Corporate Secretary. For any proposal that is not submitted for inclusion in next year’s Proxy Statement, but is instead sought to be presented directly at the 2021 annual meeting, notice of intention to present the proposal, including all information required to be provided by the shareholder in accordance with the Company’s By-Laws, must be received in writing at our principal executive offices by March 10, 2021, and no earlier than February 8, 2021. Address all notices of intention to present proposals at the 2021 annual meeting to Resideo Technologies, Inc., 901 E. 6th Street, Austin, TX 78702, Attention: Corporate Secretary. For information on nominating directors for the 2021 annual meeting, please see the information above under “Advance Notice Director Nominations” and “Proxy Access Director Nominations” on page 23.

16.	How may I obtain a copy of Resideo’s 2019 Annual Report on Form 10-K and proxy materials?

If you would like to receive paper or e-mail copies of our 2019 Annual Report and the Proxy Statement, free of charge, you may request them by internet at www.proxyvote.com, by telephone at 1-800-579-1639 or by e-mail at sendmaterial@proxyvote.com. You will need your 16-digit control number provided in your proxy materials to request paper copies. Requests for materials relating to the 2020 annual meeting may be made by calling 1-800-579-1639, and must be made by May 25, 2020 to facilitate timely delivery. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports, are available free of charge on our Investor Relations website at investor.resideo.com.

17.	How do I contact the Company or the Board of Directors?

Our Investor Relations department is the primary point of contact for shareholder interaction with Resideo. Shareholders can contact our Investor Relations department by email at InvestorRelations@resideo.com, by phone at 512-726-3500, or by writing to Resideo Technologies, Inc., 901 E. 6th Street, Austin, TX 78702, Attention: Investor Relations.

Shareholders, as well as other interested parties, may communicate directly with the Lead Independent Director, the non-employee directors as a group, or individual directors by writing to Resideo Technologies, Inc., 901 E. 6th Street, Austin, TX 78702, Attention: Corporate Secretary. Our Corporate Secretary reviews and promptly forwards communications to the directors as appropriate. Communication involving substantive accounting or auditing matters are forwarded to the Chair of the Audit Committee. Certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded such as junk mail and mass mailings; product complaints and product inquiries; new product or technology suggestions; job inquiries and resumes; advertisements or solicitations; surveys; spam and overly hostile, threatening, potentially illegal or similarly unsuitable communications.

18.	Can other business in addition to the items listed on the agenda be transacted at the meeting?

The Company knows of no other business to be presented for consideration at the meeting. If other matters are properly presented at the meeting, the persons designated as authorized proxies on your proxy card may vote on such matters at their discretion.

By Order of the Board of Directors,

Jeannine Lane

Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

April 24, 2020

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APPENDIX A

RESIDEO EMPLOYEE STOCK PURCHASE PLAN

1.    Purpose of the Plan. The purpose of this Resideo Employee Stock Purchase Plan (the “Plan”) is to provide the employees of Resideo Technologies, Inc. (“Resideo”) and its participating subsidiaries with a convenient means of purchasing shares of Resideo common stock from time to time at a discount to market prices through the use of payroll deductions. Resideo intends that the Plan shall qualify as an “employee stock purchase plan” under Code § 423. Accordingly, the Plan will be construed so as to extend and limit Plan participation in any Offering subject to Code § 423 in a uniform and nondiscriminatory basis consistent with the requirements of Code § 423.

2.    Definitions. The terms defined in this section are used (and capitalized) elsewhere in this Plan.

2.1.    “Affiliate” means each domestic or foreign entity that is a “parent corporation” or “subsidiary corporation” of Resideo, as defined in Code §§ 424(e) and 424(f) or any successor provisions.

2.2.    “Board” means the Board of Directors of Resideo.

2.3.    “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. For purposes of the Plan, references to sections of the Code shall be deemed to include any applicable regulations thereunder and any successor or similar statutory provisions.

2.4.    “Committee” means the Compensation Committee of the Board (or such successor committee responsible for executive compensation matters).

2.5.    “Common Stock” means the common stock, par value $0.001 per share, of Resideo.

2.6.    “Corporate Transaction” means (i) a merger, consolidation or other reorganization of Resideo with or into another corporation, or (ii) the sale of all or substantially all of the assets of Resideo.

2.7.    “Designated Affiliate” means any Affiliate which has been expressly designated by the Committee as a corporation whose Eligible Employees may participate in the Plan.

2.8.    “Eligible Compensation” shall be defined from time to time by the Committee in its sole discretion with respect to any Offering and Purchase Period. Except as otherwise defined by the Committee from time to time in its sole discretion, (i) Eligible Compensation means the cash compensation (including wages, salary, commissions, and overtime earnings) paid by Resideo or any Designated Affiliate to a Participant in accordance with the Participant’s terms of employment, (ii) Eligible Compensation includes contributions made by the Participant by payroll deduction to any qualified cash or deferred arrangement that forms part of a plan maintained by Resideo or an Affiliate (while it is an Affiliate), or to a cafeteria plan maintained by Resideo or an Affiliate (while it is an Affiliate), or under any qualified transportation fringe benefit plan, and (iii) Eligible Compensation shall not include any bonuses, employer contributions to a 401(k) or other retirement plan, amounts deferred to a non-qualified deferred compensation plan, any expense reimbursements or allowances, vacation pay in lieu of time off, coverage provided or amounts paid under any welfare benefit plan (unless provided above), amounts paid by an insurance company, amounts paid in a form other than cash and other fringe benefits, or any income (whether paid in Shares or cash) realized by the Participant as a result of participation in any equity-based compensation plan of Resideo or an Affiliate.

2.9.    “Eligible Employee” means any employee of Resideo or a Designated Affiliate, except for any employee who, immediately after a right to purchase is granted under the Plan, would be deemed, for purposes of Code § 423(b)(3), to own stock possessing 5% or more of the total combined voting power or value of all classes

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of stock of Resideo or any Affiliate. Notwithstanding the foregoing, with respect to any Offering, the Committee may provide for the exclusion of certain employees within the limitations described in Treasury Regulations §1.423-2(e)(1), (2) and (3).

2.10.    “Enrollment Period” means the period of time prior to a Purchase Period during which Eligible Employees may elect to participate in the Plan as determined by the Committee for an Offering.

2.11.    “Fair Market Value” of a Share of Common Stock as of any date means the closing sale price for a Share on the principal securities market on which the Shares trade on the last preceding day on which any sale shall have been made.

2.12.    “Offering” means the right provided to Participants to purchase Shares under the Plan with respect to a Purchase Period.

2.13.    “Offering Date” means the first Trading Day of a Purchase Period.

2.14.    “Participant” means an Eligible Employee who has elected to participate in the Plan in the manner set forth in Section 4 and whose participation has not ended pursuant to Section 8.1 or Section 9.

2.15.    “Plan” means this Resideo Employee Stock Purchase Plan, as it may be amended from time to time.

2.16.    “Purchase Date” means the last Trading Day of a Purchase Period.

2.17.    “Purchase Period” means a period of time during which offers to purchase Common Stock are outstanding under the Plan. The Committee shall determine the length of each Purchase Period, which need not be uniform; provided that no Purchase Period shall exceed twenty-seven (27) months in length. A Purchase Period shall commence on such date as may be established by the Committee. Unless the Committee determines otherwise, the Purchase Period will be a period of six months beginning either (i) on February 15 of each calendar year and ending on the next August 14, or (ii) on August 15 in each calendar year and ending on the next February 14.

2.18.    “Recordkeeping Account” means the account maintained in the books and records of Resideo (or its agent) recording the amount contributed to the Plan by each Participant through payroll deductions.

2.19.    “Resideo” means Resideo Technologies, Inc., a Delaware corporation, or any successor corporation.

2.20.    “Shares” means shares of Common Stock.

2.21.    “Trading Day” means a day on which the national stock exchanges in the United States are open for trading.

3.    Shares Available. Subject to adjustment as provided in Section 14.1, the maximum number of Shares that may be sold by Resideo to Eligible Employees under the Plan shall be 3,000,000 Shares. If the purchases by all Participants in an Offering would otherwise cause the aggregate number of Shares to be sold under the Plan to exceed the number specified in this Section 3, Resideo shall make to each Participant in that Offering a pro rata allocation in a uniform and nondiscriminatory manner of the remaining number of Shares which may be sold under the Plan.

4.    Eligibility and Participation. To be eligible to participate in the Plan for a given Purchase Period, an employee must be an Eligible Employee on the first day of such Purchase Period. An Eligible Employee may elect to participate in the Plan by filing an election form with Resideo (or its agent) before the Offering Date for a Purchase Period that authorizes regular payroll deductions from Eligible Compensation beginning with the first payday in such Purchase Period and continuing until the Plan is terminated or the Eligible Employee withdraws from the Plan, modifies his or her authorization, or ceases to be an Eligible Employee, as hereinafter provided.

5.    Amount of Common Stock Each Eligible Employee May Purchase.

5.1.    Purchase Amounts and Limitations. Subject to the provisions of this Plan, each Participant shall be offered the right to purchase on the Purchase Date the maximum number of whole Shares that can be purchased

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with the balance in the Participant’s Recordkeeping Account at the per Share price specified in Section 5.2. Notwithstanding the foregoing, no Participant shall be entitled to:

(a)    the right to purchase Shares under this Plan and all other employee stock purchase plans (within the meaning of Code § 423(b)), if any, of Resideo and its Affiliates that accrues at a rate which in the aggregate exceeds $25,000 of Fair Market Value (determined on the Offering Date of a Purchase Period when the right is granted) for each calendar year in which such right is outstanding at any time; or

(b)    purchase Shares in excess of 5,000 Shares per Offering (or such other maximum Share limit as established by the Committee in its sole discretion), with such limit subject to adjustment from time to time as provided in Section 14.1.

5.2.    Purchase Price. Unless a different purchase price is established by the Committee for an Offering prior to the commencement of the applicable Purchase Period, the purchase price of each Share sold pursuant to this Plan will be the lesser of (i) 90% of the Fair Market Value of such Share on the Offering Date of the applicable Purchase Period, or (ii) 90% of the Fair Market Value of such Share on the Purchase Date. In no event shall the purchase price be less than the lesser of (i) 85% of the Fair Market Value of such Share on the Offering Date of the applicable Purchase Period, or (ii) 85% of the Fair Market Value of such Share on the Purchase Date.

6.    Method of Participation.

6.1.    Notice and Date of Grant. Resideo shall give notice to each Eligible Employee of the opportunity to purchase Shares pursuant to this Plan and the terms and conditions of such Offering. Resideo contemplates that for tax purposes the Offering Date for a Purchase Period will be considered the date of the grant of the right to purchase such Shares.

6.2.    Contribution Elections. Each Eligible Employee who desires to participate in the Plan for a Purchase Period shall signify his or her election to do so by completing an election with Resideo (or its agent) in a manner approved by the Committee. An Eligible Employee may elect to have any whole percent of Eligible Compensation (that is, 1%, 2%, 3%, etc.) withheld as a payroll deduction, but not exceeding 10% per pay period (or such other maximum percentage as the Committee may establish from time to time prior to the commencement of an Offering). An election to participate in the Plan and to authorize payroll deductions as described herein must be made prior to the Offering Date of a Purchase Period in accordance with the rules set by the Committee for the Purchase Period, and shall be effective beginning with the first payday in the Purchase Period immediately following the filing of such election. Any election submitted shall remain in effect until the Plan is terminated or such Participant withdraws from the Plan, modifies his or her authorization, or ceases to be an Eligible Employee, as hereinafter provided.

6.3    Additional Contributions. If specifically provided by the Committee in connection with an Offering (including for purposes of complying with applicable local law), in addition to or instead of making contributions by payroll deductions, a Participant may make additional contributions to his or her Recordkeeping Account through the payment by cash or check prior to a Purchase Date. A Participant may make such additional contributions into his or her Recordkeeping Account only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions, subject to the limitations set forth in Section 5.1.

6.4.    Offering Terms and Conditions. Each Offering shall consist of a single Purchase Period and shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate, consistent with the terms of the Plan. The Committee may provide for separate Offerings for different Designated Affiliates, and the terms and conditions of the separate Offerings, including the applicable Purchase Period, need not be consistent. Any Offering shall comply with the requirement of Code § 423 that all Participants shall have the same rights and privileges for such Offering. The terms and conditions of any Offering shall be incorporated by reference into the Plan and treated as part of the Plan.

7.    Recordkeeping Accounts.

7.1.    Crediting Payroll Deduction Contributions. Resideo (or its agent) shall maintain a Recordkeeping Account for each Participant. Payroll deductions pursuant to Section 6 will be credited to such Recordkeeping Accounts on or within a reasonable amount of time following each payday.

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7.2.    No Interest Payable. No interest will be credited to a Participant’s Recordkeeping Account (unless required under local law).

7.3.    No Segregation of Accounts. The Recordkeeping Account is established solely for accounting purposes, and all amounts credited to the Recordkeeping Account will remain part of the general assets of Resideo and need not be segregated from other corporate funds (unless required under local law).

7.4.    Additional Contributions. A Participant may not make any separate cash payment into a Recordkeeping Account, except as may be permitted in accordance with Section 6.3, and any such additional contributions will be credited to the Recordkeeping Accounts within a reasonable amount of time following receipt by Resideo.

8.    Right to Adjust Participation; Withdrawals from Recordkeeping Account.

8.1.    Withdrawal from Plan. A Participant may at any time withdraw from the Plan by complying with the rules set by the Committee. If a Participant withdraws from the Plan, Resideo will pay to the Participant in cash the entire balance in such Participant’s Recordkeeping Account and no further deductions will be made from the Participant’s Eligible Compensation during such Purchase Period. A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the next succeeding Purchase Period, and any such reentry shall be through the enrollment process described in Section 6.2.

8.2.    Adjusting Level of Participation. A Participant may adjust his or her rate of payroll deduction contributions to the Plan as follows:

(a)    A Participant may, by written notice during an Enrollment Period, direct Resideo to increase or decrease his or her rate of payroll deduction contributions, with such change to be effective as of the first day of the next Purchase Period.

(b)    A Participant may, by written notice that complies with the rules set by the Committee, direct Resideo to decrease his or her rate of payroll deduction contributions during a Purchase Period to 0%, which shall be considered a suspension of contributions and shall become effective as soon as reasonably practicable. Any Participant who has decreased his or her rate of payroll deductions to 0% and does not increase such rate of payroll deductions from 0% to at least 1% in accordance with Section 8.2(a) during the next Enrollment Period will be withdrawn from the Plan effective as of the first day of that next Purchase Period.

8.3.    Submission of Notices. Notification of a Participant’s election to withdraw from the Plan as provided in Section 8.1 or to change his or her rate of payroll deductions as provided in Section 8.2 shall be made by completing an updated election or notice with Resideo (or its agent) in a manner approved by the Committee. The Committee may promulgate rules regarding the time and manner for submitting any such updated election or notice, which may include a requirement that the election or notice be on file for a reasonable period before it will be effective.

8.4.    Adjustments by Resideo. To the extent necessary to comply with Code § 423(b)(8) or Section 5.1, a Participant’s payroll deduction contributions to the Plan may be decreased by Resideo to 0% at any time during a Purchase Period.

9.    Termination of Employment.

9.1.    Refund of Recordkeeping Account. If the employment of a Participant is terminated for any reason, including death, disability, or retirement, the entire balance in the Participant’s Recordkeeping Account will be refunded in cash to the Participant within 30 days after the date of termination of employment. For purposes of the Plan, a Participant will not be deemed to have terminated employment while the Participant is on sick leave, military leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the Participant’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first day of such leave. Unless determined otherwise by the Committee in a manner that is permitted by, and in compliance with Code § 423, a Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by Resideo or a Designated Affiliate shall not be treated as a termination under the Plan.

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9.2.    Designation of Beneficiary. If permitted by the Committee, a Participant may file a beneficiary designation for who is to receive the Participant’s Recordkeeping Account or Share subaccount, if any, following the death of a Participant. If no beneficiary is named, the beneficiary shall be the Participant’s spouse, or if none, the Participant’s estate. All beneficiary designations will be in such form and manner as the Committee may designate from time to time.

10.    Purchase of Shares.

10.1.    Number of Shares Purchased. As of each Purchase Date, the balance in each Participant’s Recordkeeping Account will be used to purchase the maximum number of whole Shares (subject to the limitations of Section 5.1) at the purchase price determined in accordance with Section 5.2, unless the Participant has filed an appropriate form with Resideo in advance of that date to withdraw from the Plan in accordance with Section 8.1. Any amount remaining in a Participant’s Recordkeeping Account that represents the purchase price for any fractional share will be carried over in the Participant’s Recordkeeping Account to the next Purchase Period. Any amount remaining in a Participant’s Recordkeeping Account that represents the purchase price for any whole Shares that could not be purchased by reason of the limitations of Section 5.1 or under the circumstances described in Section 3 will be refunded to the Participant.

10.2.    Conversion of Foreign Currency. In circumstances where payroll deductions have been taken from a Participant’s Eligible Compensation in a currency other than United States dollars, Shares shall be purchased by converting the balance in the Participant’s Recordkeeping Account to United States dollars at the exchange rate in effect for payroll purposes for the month in which the Purchase Date occurs as determined by Resideo’s finance department or at such other exchange rate determined by the Committee or its delegate for this purpose, and such dollar amount shall be used to purchase Shares as of the Purchase Date.

10.3.    Crediting of Shares. Promptly after the end of each Purchase Period, the number of Shares purchased by all Participants as of the applicable Purchase Date shall be issued and delivered to an agent selected by Resideo. Delivery of the shares to the agent shall be effected by an appropriate book-entry in the stock register maintained by Resideo’s transfer agent or delivery of a certificate. The agent will hold the Shares for the benefit of all Participants who have purchased Shares and will maintain a Share subaccount for each Participant reflecting the number of Shares credited to each Participant. Each Participant will be entitled to direct the voting by the agent of all Shares credited to such Participant’s Share subaccount, and the agent may reinvest any dividends paid on Shares credited to a Participant’s Share subaccount in additional Shares in accordance with such rules as the Committee may prescribe. Each Participant may also direct the agent to sell any or all of the Shares credited to the Participant’s Share subaccount and distribute the net proceeds of such sale to the Participant.

10.4    Withdrawal of Shares From Share Subaccount. Except for sales through the agent as provided in Section 10.3, a Participant may not withdraw Shares or otherwise transfer Shares from the Participant’s Share subaccount.

11.    Rights as a Shareholder. A Participant shall not be entitled to any of the rights or privileges of a shareholder of Resideo with respect to Shares offered for purchase under the Plan, including the right to vote or direct the voting or to receive any dividends that may be declared by Resideo, until (i) the Participant actually has paid the purchase price for such Shares and (ii) such Shares have been issued and delivered, as provided in Section 10.3.

12.    Rights Not Transferable. A Participant’s rights under this Plan are exercisable only by the Participant during his or her lifetime, and may not be sold, pledged, assigned, transferred or disposed of in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign, transfer or dispose of the same shall be void and without effect. The amounts credited to a Recordkeeping Account may not be sold, pledged, assigned, transferred or disposed of in any way, and any attempted sale, pledge, assignment, transfer or other disposition of such amounts will be void and without effect.

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13.    Administration of the Plan.

13.1.    Authority of the Committee. This Plan shall be administered by the Committee. Subject to the express provisions of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:

(a)    Determine when each Purchase Period under this Plan shall occur, and the terms and conditions of each related Offering (which need not be identical);

(b)    Designate from time to time which Affiliates of Resideo shall be eligible to participate in the Plan;

(c)    Construe and interpret the Plan and establish, amend and revoke rules, regulations and procedures for the administration of the Plan. The Committee may, in the exercise of this power, correct any defect, omission or inconsistency in the Plan, in such manner and to the extent it may deem necessary, desirable or appropriate to make the Plan fully effective;

(d)    Exercise such powers and perform such acts as the Committee may deem necessary, desirable or appropriate to promote the best interests of Resideo and its Designated Affiliates and to carry out the intent that the Offerings made under the Plan are treated as qualifying under Code § 423(b);

(e)    As more fully described in Section 18, to adopt such rules, procedures and sub-plans as may be necessary, desirable or appropriate to permit participation in the Plan by employees who are foreign nationals or employed outside the United States by a non-U.S. Designated Affiliate, and to achieve tax, securities law and other compliance objectives in particular locations outside the United States; and

(f)    Adopt and amend, as the Committee deems appropriate, a Plan rule specifying that Shares purchased by a Participant during a Purchase Period may not be sold by the Participant for a specified period of time after the Purchase Date on which the Shares were purchased by the Participant, and establish such procedures as the Committee may deem necessary to implement such rule.

13.2.    Interpretations and Decisions by the Committee. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all persons, including Resideo, any Affiliate, any Participant and any Eligible Employee.

13.3.    Delegation by the Committee. Subject to the terms of the Plan and applicable law, the Committee may delegate ministerial duties associated with the administration of the Plan to such of Resideo’s officers, employees or agents as the Committee may determine.

13.4.    Indemnification. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan. In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of Resideo or a Designated Affiliate, members of the Board and Committee and any officers or employees of the Resideo or Designated Affiliate to whom authority to act for the Committee is delegated shall be indemnified by Resideo from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan if such person has acted in good faith and in a manner that he or she reasonably believes to be in, or not opposed to, the best interests of Resideo.

14.    Changes in Capitalization and Corporate Transactions.

14.1.    Adjustments. In the event of any change in the Common Stock of Resideo by reason of a stock dividend, stock split, reverse stock split, corporate separation, recapitalization, merger, consolidation, combination, exchange of shares and the like, the Committee shall make such equitable adjustments as it deems appropriate in the aggregate number and class of Shares or other securities available under this Plan, the Share limitation referred to in Section 5.1(b) of the Plan, and the number, class and purchase price of Shares or other securities subject to purchase under any pending Offering.

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14.2.    Corporate Transactions. In the event of a Corporate Transaction, each right to acquire Shares on any Purchase Date that is scheduled to occur after the date of the consummation of the Corporate Transaction may be continued or assumed or an equivalent right may be substituted by the surviving or successor corporation or a parent or subsidiary of such corporation. If such surviving or successor corporation or parent or subsidiary thereof refuses to continue, assume or substitute for such outstanding rights, then the Board may, in its discretion, either terminate the Plan or shorten the Purchase Period then in progress by setting a new Purchase Date for a specified date before the date of the consummation of the Corporate Transaction. Each Participant shall be notified in writing, prior to any new Purchase Date, that the Purchase Date for the existing Offering has been changed to the new Purchase Date and that the Participant’s right to acquire Shares will be exercised automatically on the new Purchase Date unless prior to such date the Participant’s employment has been terminated or the Participant has withdrawn from the Plan. In the event of a dissolution or liquidation of Resideo, any Offering and Purchase Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board.

15.    Amendment or Suspension of Plan. The Committee, in its sole discretion, may at any time suspend this Plan or amend it in any respect, but no such amendment may, without shareholder approval, increase the number of shares reserved under this Plan, or effect any other change in the Plan that would require shareholder approval under applicable law or regulations or the rules of any securities exchange on which the Shares may then be listed, or to maintain compliance with Code § 423. No such amendment or suspension shall adversely affect the rights of Participants pursuant to Shares previously acquired under the Plan. During any suspension of the Plan, no new Offering or Purchase Period shall begin and no Eligible Employee shall be offered any new right to purchase Shares under the Plan or any opportunity to elect to participate in the Plan, and any existing payroll deduction authorizations shall be suspended, but any such right to purchase Shares previously granted for a Purchase Period that began prior to the Plan suspension shall remain subject to the other provisions of this Plan and the discretion of the Board and the Committee with respect thereto.

16.    Effective Date and Term of Plan. The Plan will become effective on the date it is approved by the shareholders of Resideo, which approval must be within 12 months of the date the Plan is adopted by the Board. The Plan and all rights of Participants hereunder shall terminate (i) at any time, at the discretion of the Committee, or (ii) upon the completion of any Offering under which the limitation on the total number of Shares to be issued during the entire term of the Plan, as determined in accordance with Section 3, has been reached. Except as otherwise determined by the Board, upon termination of this Plan, Resideo shall pay to each Participant cash in an amount equal to the entire remaining balance in such Participant’s Recordkeeping Account.

17.    Governmental Regulations and Listing. All rights granted or to be granted to Eligible Employees under this Plan are expressly subject to all applicable laws and regulations and to the approval of all governmental authorities required in connection with the authorization, issuance, sale or transfer of the Shares reserved for this Plan, including, without limitation, there being a current registration statement of Resideo under the Securities Act of 1933, as amended, covering the Shares purchasable on the Purchase Date applicable to such Shares. If applicable, all such rights hereunder are also similarly subject to effectiveness of an appropriate listing application to a national securities exchange covering the Shares issuable under the Plan upon official notice of issuance.

18.    Rules for Foreign Jurisdictions. The Committee may adopt rules, procedures or subplans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, the definition of Eligible Compensation, withholding procedures and handling of stock certificates that vary with local requirements.

19.    Miscellaneous.

19.1.    Effect on Employment Status. This Plan shall not be deemed to constitute a contract of employment between Resideo or any Designated Affiliate and any Participant, nor shall it interfere with the right of Resideo (or any Affiliate) to terminate the employment of any Participant and treat him or her without regard to the effect that such treatment might have upon him or her under this Plan.

19.2.    Governing Law. This Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

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19.3.    Electronic Documentation and Signatures. Any reference in the Plan to election or enrollment forms, notices, authorizations or any other document to be provided in writing shall include the provision of any such form, notice, authorization or document by electronic means, including through Resideo’s intranet or with Resideo’s agent, and any reference in the Plan to the signing of any document shall include the authentication of any such document provided in electronic form, in each case in accordance with procedures established by the Committee.

19.4.    Book-Entry and Electronic Transfer of Shares. Any reference in this Plan to the issuance or transfer of a stock certificate evidencing Shares shall be deemed to include, in the Committee’s discretion, the issuance or transfer of such Shares in book-entry or electronic form. Uncertificated Shares shall be deemed delivered for all purposes of this Plan when Resideo or its agent shall have provided to the recipient of the Shares a notice of issuance or transfer by electronic mail (with proof of receipt) or by United States mail, and have recorded the issuance or transfer in its records.

19.5.    Registration of Share Accounts and Certificates. Any Share account contemplated by Section 10.3 and certificate to be issued to a Participant shall be registered in the name of the Participant, or jointly in the name of the Participant and another person, as the Participant may direct on an appropriate form filed with Resideo or the agent.

19.6.    Code § 409A. The Plan is exempt from the application of Code § 409A and any ambiguities herein will be interpreted to so be exempt from Code § 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Committee determines that an option granted under the Plan may be subject to Code § 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code § 409A, the Committee may amend the terms of the Plan and/or of an outstanding Offering under the Plan, or take such other action as the Committee determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code § 409A, but only to the extent any such amendments or actions by the Committee would not violate Code § 409A. Notwithstanding the foregoing, Resideo and the Committee shall have no liability to a Participant or any other party if the option to purchase Shares under the Plan that is intended to be exempt from or compliant with Code § 409A is not exempt or compliant or for any action taken by the Committee with respect thereto. Resideo makes no representations that the option to purchase Shares under the Plan is compliant with Code § 409A.

19.7.    Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

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VOTE BY INTERNET                Before The Meeting—Go to www.proxyvote.com                Use the Internet to transmit your voting instructions and for electronic delivery    RESIDEO TECHNOLOGIES, INC.    of information. Vote by 11:59 p.m. Eastern Daylight Time on June 7, 2020. Have    901 E. 6TH STREET    your proxy card in hand when you access the web site and follow the instructions    AUSTIN, TEXAS 78702    to obtain your records and to create an electronic voting instruction form.                During The Meeting—Go to www.virtualshareholdermeeting.com/REZI2020                You may attend the meeting via the Internet and vote during the meeting. Have                the information that is printed in the box marked by the arrow available and                follow the instructions.                VOTE BY PHONE—1-800-690-6903                Use any touch-tone telephone to transmit your voting instructions. Vote by                11:59 p.m. Eastern Daylight Time on June 7, 2020. Have your proxy card in                hand when you call and then follow the instructions.                VOTE BY MAIL                Mark, sign and date your proxy card and return it in the postage-paid                envelope we have provided or return it to Vote Processing, c/o Broadridge,                51 Mercedes Way, Edgewood, NY 11717.    TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                D11012-P37895 KEEP THIS PORTION FOR YOUR RECORDS    THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY RESIDEO TECHNOLOGIES, INC.                The Board of Directors recommends you vote FOR the                following nominees:                1. Election of Class II Directors For Against Abstain    Nominees:                1a. Cynthia Hostetler ! ! !    1b. Brian Kushner ! ! !    1c. Jack Lazar ! ! !    The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. Advisory Vote to Approve Executive Compensation    ! ! ! 3. Ratification of the Appointment of Independent Registered Public Accounting Firm ! ! ! 4. Approval of the Resideo Employee Stock Purchase Plan    ! ! ! NOTE: Such other business as may properly come before the meeting or any adjournment thereof.    For address changes and/or comments, please check this box    !    and write them on the back where indicated.                Please indicate if you plan to attend this meeting. ! !                Yes No    Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,    administrator, or other fiduciary, please give full title as such. Joint owners should each sign    personally. All holders must sign. If a corporation or partnership, please sign in full corporate    or partnership name by authorized officer.                Signature [PLEASE SIGN WITHIN BOX] Date    Signature (Joint Owners) Date

Important Notice Regarding Availability of Proxy Materials: The 2020 Notice and Proxy Statement and 2019 Annual Report are available at www.proxyvote.com. D11013-P37895 PROXY RESIDEO TECHNOLOGIES, INC. This Proxy is Solicited on Behalf of the Board of Directors of Resideo Technologies, Inc. Annual Meeting of Shareholders—June 8, 2020 The undersigned hereby appoints Roger Fradin and Jeannine Lane as proxies (each with the power to act alone and with full power of substitution) to vote, as designated herein, all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Resideo Technologies, Inc. to be held on June 8, 2020, live via the Internet at www.virtualshareholdermeeting.com/REZI2020, and at any and all adjournments thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting and any and all adjournments thereof. Your vote on the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. IF PROPERLY SIGNED, DATED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND “FOR” PROPOSALS 2, 3 AND 4. PLEASE NOTE: PHONE AND INTERNET VOTING CUTOFF IS 11:59 PM EDT ON JUNE 7, 2020 Please date and sign your Proxy on the reverse side and return it promptly. Address Changes/Comments (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)